Exhibit 10.15

CREDIT AGREEMENT

Dated as of January 16, 2009

among

THE PEP BOYS — MANNY, MOE & JACK,
as the Lead Borrower

For

The Borrowers Named Herein

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, Swing Line Lender
and L/C Issuer,

and

The Other Lenders Party Hereto

WELLS FARGO RETAIL FINANCE, LLC and
REGIONS BANK
as
Co-Syndication Agents

BANC OF AMERICA SECURITIES LLC,
WELLS FARGO RETAIL FINANCE, LLC and
REGIONS BANK
as
Joint Lead Arrangers and Joint Bookrunners

5.14	Margin Regulations; Investment Company Act	82
5.15	Disclosure	82
5.16	Compliance with Laws	83
5.17	Intellectual Property; Licenses, Etc	83
5.18	Labor Matters	83
5.19	Security Documents	84
5.20	Solvency	84
5.21	Deposit Accounts; Credit Card Arrangements	84
5.22	Brokers	84
5.23	Customer and Trade Relations	85
5.24	Material Contracts	85
5.25	Casualty	85
ARTICLE VI AFFIRMATIVE COVENANTS		85
6.01	Financial Statements	85
6.02	Certificates; Other Information	86
6.03	Notices	88
6.04	Payment of Obligations	89
6.05	Preservation of Existence, Etc	89
6.06	Maintenance of Properties	89
0.07	Maintenance of Insurance	89
6.08	Compliance with Laws	90
6.09	Books and Records; Accountants	90
6.10	Inspection Rights	91
6.11	Use of Proceeds	91
6.12	Additional Loan Parties	91
6.13	Cash Management	92
6.14	Information Regarding the Collateral	93
6.15	Physical Inventories	93
6.16	Environmental Laws	94
6.17	Further Assurances	94
6.18	Compliance with Terms of Leaseholds	94
6.19	Material Contracts	95
6.20	Term Loan Indebtedness	95
ARTICLE VII NEGATIVE COVENANTS		95
7.01	Liens	95
7.02	Investments	95
7.03	Indebtedness; Disqualified Stock	95
7.04	Fundamental Changes	95
7.05	Dispositions	96
7.06	Restricted Payments	96
7.07	Prepayments of Indebtedness	96
7.08	Change in Nature of Business	97
7.09	Transactions with Affiliates	97
7.10	Burdensome Agreements	97
7.11	Use of Proceeds	97
7.12	Amendment of Material Documents	97
7.13	Corporate Name; Fiscal Year	97
7.14	Deposit Accounts; Credit Card Processors	98
7.15	Consolidated Fixed Charge Coverage Ratio	98
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		98
8.01	Events of Default	98
8.02	Remedies Upon Event of Default	101
8.03	Application of Funds	102

ARTICLE IX ADMINISTRATIVE AGENT		103
9.01	Appointment and Authority	103
9.02	Rights as a Lender	103
9.03	Exculpatory Provisions	104
9.04	Reliance by Agents	105
9.05	Delegation of Duties	105
9.06	Resignation of Agents	105
9.07	Non-Reliance on Administrative Agent and Other Lenders	106
9.08	No Other Duties, Etc	106
9.09	Administrative Agent May File Proofs of Claim	106
9.10	Collateral and Guaranty Matters	107
9.11	Notice of Transfer	108
9.12	Reports and Financial Statements	108
9.13	Agency for Perfection	108
9.14	Indemnification of Agents	109
9.15	Relation among Lenders	109
9.16	Defaulting Lender	109
ARTICLE X MISCELLANEOUS		110
10.01	Amendments, Etc	110
10.02	Notices; Effectiveness; Electronic Communications	112
10.03	No Waiver; Cumulative Remedies	113
10.04	Expenses; Indemnity; Damage Waiver	114
10.05	Payments Set Aside	115
10.06	Successors and Assigns	115
10.07	Treatment of Certain Information; Confidentiality	119
10.08	Right of Setoff	119
10.09	Interest Rate Limitation	120
10.10	Counterparts; Integration; Effectiveness	120
10.11	Survival	120
10.12	Severability	121
10.13	Replacement of Lenders	121
10.14	Governing Law; Jurisdiction; Etc	121
10.15	Waiver of Jury Trial	123
10.16	No Advisory or Fiduciary Responsibility	123
10.17	USA PATRIOT Act Notice	123
10.18	Foreign Assets Control Regulations	124
10.19	Time of the Essence	124
10.20	Press Releases	124
10.21	Additional Waivers	124
10.22	No Strict Construction	126
10.23	Attachments	126
10.24	Copies and Facsimiles	126

	SIGNATURES	S-1

SCHEDULES

1.01	Borrowers
1.02	Guarantors
1.03	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.05	Internal Control Event Disclosure
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Equity Interests
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts

6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B	Swing Line Loan Notice
C-1	Committed Loan Note
C-2	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Borrowing Base Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of January 16, 2009, among:

THE PEP BOYS — MANNY, MOE & JACK, a Pennsylvania corporation (the “Lead Borrower”);

the Persons named on Schedule 1.01 hereto (each a “Borrower” and collectively, the “Borrowers”);

the Guarantors named on Schedule 1.02 hereto;

each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”);

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer; and

WELLS FARGO RETAIL FINANCE, LLC and REGIONS BANK, as Co-Syndication Agents.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“34 Act Reports” means the reports filed by the Lead Borrower with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“ACH” means automated clearing house transfers.

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain (at any time) Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) at least equal to seventeen and one-half percent (17.5%) of the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base.  For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing (A) so long as such Event of Default has not been waived, or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) has exceeded seventeen and one-half percent (17.5%) of the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base for sixty consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing.

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, (a) for Inventory and other Collateral (including the proceeds thereof) that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.18.

“Additional Commitment Lender” shall have the meaning provided in Section 2.15.

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.  The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” means the first day of each Fiscal Quarter of the Lead Borrower commencing with the third full Fiscal Quarter after the Closing Date.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.  The Aggregate Commitments as of the Closing Date total $300,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Commitment Fee Percentage” means the applicable percentage set forth in the grid below:

Average daily balance of the Credit Extensions in any Fiscal Quarter	Applicable Commitment Fee Percentage

Less than 33% of the Total Commitments	0.75%

Equal to or greater than 33% but less than 66% of the Total Commitments	0.50%

Equal to or greater than 66% of the Total Commitments	0.375%

“Applicable Margin” means (a) from and after the Closing Date until the first Adjustment Date, the Applicable Margin shall be no less than the percentages set forth in Level II of the pricing grid below (even if the Average Daily Availability requirements for Level I have been met prior to the first Adjustment Date); and (b) from and after the first Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability for the three months ending the day immediately preceding such Adjustment Date; provided, however, that (i) if the Loan Parties’ financial statements or any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or (ii) if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBO Rate Margin	Prime Rate Margin

I	Greater than $225,000,000	2.75%	2.75%

II	Greater than $75,000,000 but less than or equal to $225,000,000	3.00%	3.00%

III	Less than or equal to $75,000,000	3.25%	3.25%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the

Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraisal Percentage” means eighty-five percent (85%).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC, Wells Fargo Retail Finance, LLC and Regions Bank, in their capacity as Joint Lead Arrangers and Joint Book Managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the fiscal year ended February 2, 2008, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a)           The lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base,

Minus

(b)           The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Administrative Agent may establish a Reserve therefor).

“Availability Block” means, as of any date of determination thereof by the Administrative Agent, an amount equal to five percent (5%) of the Borrowing Base (without giving effect to clause (f) or clause (g) in the definition of the term Borrowing Base).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of the Loan Parties taken as a whole, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral, (vii) Cash Management Reserves, and (viii) Bank Products Reserves.

“Average Daily Availability” means, as of any date of determination, the average daily Availability for the immediately preceding Fiscal Quarter.

“Balance Sheet Date” means November 1, 2008.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Products” means any services of facilities provided to any Loan Party by a Lender or any of its Affiliates, including, without limitation, on account of (a) Swap Contracts, (b) purchase cards, and (c) leasing, but excluding Cash Management Services.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

 “Blocked Account” has the meaning provided in Section 6.13(a)(iii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Liquidity Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the face amount of Eligible Credit Card Receivables multiplied by eighty-five percent (85%);

plus

(b)           the lesser of (i) the Cost of the Borrower’s Eligible Inventory (other than Eligible Display Unit Inventory and Eligible Pepsi Inventory), net of Inventory Reserves, multiplied by the Appraisal Percentage multiplied by the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory (other than Eligible Display Unit Inventory and Eligible Pepsi Inventory), or (ii) the Cost of the Borrower’s Eligible Inventory (other than Eligible Display Unit Inventory and Eligible Pepsi Inventory), net of Inventory Reserves, multiplied by seventy-five percent (75%);

plus

(c)           the lesser of (i) the Cost of the Borrower’s Eligible Display Unit Inventory, net of Inventory Reserves, multiplied by the Display Unit Appraisal Percentage multiplied by the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory, or (ii) the Cost of the Borrower’s Eligible Display Unit Inventory, net of Inventory Reserves, multiplied by seventy-five percent (75%);

plus

(d)           the lesser of (i) the Cost of the Borrower’s Eligible Pepsi Inventory, net of Inventory Reserves, multiplied by fifty percent (50%), multiplied by the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory, or (ii) the Cost of the Borrower’s Eligible Pepsi Inventory, net of Inventory Reserves, multiplied by seventy-five percent (75%);

plus

(e)           the face amount of Eligible Accounts Receivables (net of Receivables Reserves applicable thereto) multiplied by eighty-five percent (85%);

minus

(f)            the then amount of the Availability Block;

minus

(g)           the then amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business” means the retail and wholesale sale of (i) automotive parts, tires, accessories and equipment, (ii) automotive repair and maintenance services and (iii) complimentary products and services that relate to the foregoing or otherwise appeal to the Lead Borrower’s customer base.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of the Lead Borrower (as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(g) or Section 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Management Reserves”  means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

 “Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by a Lender or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, and (d) credit or debit cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)           during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           any “change in control” or similar event as defined in any Organizational Document of any Loan Party or in any Material Contract, or any document governing Material Indebtedness of any Loan Party; or

(d)           the Lead Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, in each case, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate, and (iv) makes such other agreements with the Collateral Agent as the Agents may reasonably require.

“Collateral Agent” means Bank of America, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties.

“Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, bankers’ acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Termination Event” means any termination or reduction of the Aggregate Commitments in whole or in part, for any reason (whether voluntarily or as a result of acceleration of the Obligations), prior to the Maturity Date.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to Section 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning provided in Section 6.13(b).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) non-cash stock compensation expenses and (v) other non-recurring expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded

(a) extraordinary gains for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of LIBO Rate Loans, pursuant to Section 2.02(c), which, if in writing, shall be substantially in the form of Exhibit A-2.

 “Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers and reported on the Borrowers’ stock ledger or, solely with respect to Inventory consisting of “FOB inventory,” “store in-transit to DC”, “display units”, “DC in-transit to Puerto Rico” and “Pepsi inventory” (each as described on the Borrowers general ledger), as reported on the Borrowers’ general ledger.  “Cost” does not include inventory capitalization costs, other non-purchase price charges (such as freight) or the costs associated with “cores” included in Inventory, used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain (at any time) Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) at least equal to the greater of (A) $50,000,000 or (B) seventeen and one-half percent (17.5%) of the Borrowing Base.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) has exceeded the greater of (A) $50,000,000 or (B) seventeen and one-half percent (17.5%) of the Borrowing Base, for sixty (60) consecutive Business Days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

 “Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit card issuer (including, but not limited to, Visa, MasterCard, Discovercard and American Express and such other issuers approved by the

Administrative Agent) or, with respect to Lead Borrower’s private label credit card, General Electric Financial Services, to a Loan Party resulting from charges by a customer of a Loan Party on credit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) each L/C Issuer, (iv) the Arranger, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Administrative Agent and the Collateral Agent, (B) outside consultants for the Administrative Agent and the Collateral Agent, (C) appraisers, (D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the administration and management of this Agreement and the other Loan Documents or the preparation, negotiation, execution and delivery the Loan Documents or of any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Administrative Agent or the Collateral Agent, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding merchandise credits, gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the credit, certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding customer deposits of the Borrowers.

“Customs Broker Agreement” means an agreement in form and substance satisfactory to the Agents among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker, freight forwarder or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties, other than any such account which does not include Collateral or the proceeds thereof and identified to the Agents as such by the Lead Borrower.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(a)(i).

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin, if any, applicable to Prime Rate Loans, plus (iii) two percent ( 2%) per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent ( 2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Letters of Credit, plus two percent ( 2%) per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

“Display Unit Appraisal Percentage” means (a) prior to the inclusion of Inventory consisting of “display units” in the appraisal received by the Administrative Agent from an independent appraiser engaged by the Administrative Agent, sixty percent (60%) and (b) following the Administrative Agent’s receipt of the appraisal referred to in the foregoing clause (a), eighty-five percent (85%).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith .

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest  shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest  of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest  upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Early Termination Fee” has the meaning set forth in Section 2.09(b).

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000.00; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Accounts Receivables” means Accounts arising from the sale of a Borrower’s Inventory (other than those consisting of Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Borrower from an account debtor, and in each case originated in the ordinary course of business of such Borrower, and (ii) in each case is acceptable to the Administrative Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (u) below.  Without limiting the foregoing, to qualify as an Eligible Accounts Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Eligible Accounts Receivable.  Any Accounts meeting the foregoing criteria shall be deemed Eligible Accounts Receivables but only as long as such Account is not included within any of the following categories, in which case such Account shall not constitute an Eligible Accounts Receivable:

(a)           Accounts that are not evidenced by an invoice;

(b)           Accounts that have been outstanding for more than ninety (90) days from the date of sale or more than sixty (60) days past the due date;

(c)           Accounts due from any account debtor, fifty percent (50%) or more of whose Accounts are ineligible under the provisions of clause (b), above.

(d)           Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent pursuant to the Security Documents);

(e)           Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(f)            Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of the Borrowers or are not payable in Dollars;

(g)           Accounts which are owed by any account debtor whose principal place of business is not within the continental United States;

(h)           Accounts which are owed by any Affiliate or any employee of a Loan Party;

(i)            Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agents have been duly obtained, effected or given and are in full force and effect;

(j)            Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(k)           Accounts due from any Governmental Authority except to the extent that the subject account debtor is the United States of America or any State or political subdivision thereof, and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation (if any);

(l)            Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

(m)          Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;

(n)           Accounts arising out of sales to account debtors outside the United States unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent;

(o)           Accounts payable other than in Dollars or that are otherwise on terms other than those normal and customary in the Borrowers’ business;

(p)           Accounts evidenced by a promissory note or other instrument;

(q)           Accounts consisting of amounts due from vendors as rebates or allowances;

(r)            Accounts which are in excess of the credit limit for such account debtor established by the Loan Parties in the ordinary course of business and consistent with past practices;

(s)           Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business;

(t)            Accounts that are not subject to a first priority security interest in favor of the Collateral Agent; or

(u)           Accounts which the Administrative Agent determines in its Permitted Discretion to be unacceptable for borrowing.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrower from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Borrower, and (ii) in each case is acceptable to the Administrative Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a)           Credit Card Receivables which do not constitute an “Account” (as defined in the UCC);

(b)           Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)           Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent);

(d)           Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e)           Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f)            Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(g)           Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy, insolvency or similar proceedings;

(h)           Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i)            Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(j)            Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

(k)           Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Display Unit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)           Which is reflected as “display units” on Borrower’s general ledger (consistent with practices existing on the Closing Date); and

(b)           Which otherwise would constitute Eligible Inventory.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)           Which has been shipped from a foreign location for receipt by a Borrower within sixty (60) days of the date of determination, but which has not yet been delivered to such Borrower;

(b)           For which the purchase order is in the name of a Borrower and title has passed to such Borrower;

(c)           For which the document of title reflects a Borrower as consignee or, if requested by the Collateral Agent, names the Collateral Agent as consignee, and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a Customs Broker Agreement);

(d)           Which is insured to the reasonable satisfaction of the Collateral Agent; and

(e)           Which otherwise would constitute Eligible Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below.  Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a)           Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b)           Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person that is not a Loan Party;

(c)           Inventory (other than Eligible In Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States);

(d)           Inventory at a location that is not owned or leased by a Borrower, except to the extent that the Borrowers have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning or operating any such location on terms reasonably acceptable to the Administrative Agent;

(e)           Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(f)            Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent;

(g)           Inventory that consists of samples (other than Eligible Display Unit Inventory), labels, bags, packaging, and other similar non-merchandise categories;

(h)           Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(i)            Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(j)            Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement;

(k)           Inventory consisting of (i) recyclable parts or “cores” held for sale, (ii) “loaner tools” and (iii) EPA Settlement Inventory (until such time as the inquiry from the EPA has been resolved to the reasonable satisfaction of the Administrative Agent); or

(l)            Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes an advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

“Eligible Pepsi Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)           Which is reflected as “Pepsi inventory” on Borrower’s general ledger (consistent with practices existing on the Closing Date); and

(b)           Which otherwise would constitute Eligible Inventory.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other

Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPA Settlement Inventory” means all Inventory of Borrowers which, at the time of determination, is suspended for resale as a result of the inquiry made by the Environmental Protection Agency identified on Schedule 5.06 hereto.

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to a Loan Party that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.  An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

“Executive Order” has the meaning set forth in Section 10.18.

“Existing Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated as of June 29, 2007 among the Borrowers, the Guarantors, Wachovia Bank, National Association, as agent, and a syndicate of lenders.

“Existing Letters of Credit” means each of the Letters of Credit listed on Schedule 1.03.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agents and the Lenders, in form reasonably satisfactory to the Administrative Agent.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated October 17, 2008, among the Lead Borrower, the Administrative Agent and the Arranger.

“Fiscal Month”  means any fiscal month of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of twelve consecutive months ending on the Saturday that is closest to January 31st of any calendar.

“Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each wholly-owned Subsidiary of the Lead Borrower (other than any Borrower (without limiting the joint and several liability of each Borrower for all Obligations), any CFC and Colchester Insurance Corporation) and each other Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” shall have the meaning provided therefor in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and, in each case, paid in accordance with the payment terms thereof and otherwise not past due for more than thirty (30) days, but excluding those being contested in good faith for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP

 (e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness of such Person;

(g)           all Disqualified Stock and all other obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture” means that certain Indenture between the Lead Borrower as issuer and Wachovia Bank National Association, as trustee dated as of December 14, 2004.

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any Loan other than a Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Prime Rate Loan (including a Swing Line Loan), the first Business Day of each month and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)          no Interest Period shall extend beyond the Maturity Date; and

(iv)          notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or actual fraud that involves management or other employees who have a significant role in, the Lead Borrower’s internal controls over financial reporting.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

 “Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a)           Obsolescence;

(b)           Seasonality;

(c)           Shrink;

(d)           Imbalance;

(e)           Change in Inventory character;

(f)            Change in Inventory composition;

(g)           Change in Inventory mix;

(h)           Mark-downs (both permanent and point of sale);

(i)            Retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events;

(j)            reasonably anticipated changes in appraised value of Inventory between appraisals; and

(k)           Out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its discretion), (b) Wells Fargo Retail Finance, LLC in its capacity as issuer of Letters of Credit hereunder, (c) with respect to the Existing Letters of Credit and until such Existing Letters of Credit expire or are return undrawn, Wachovia Bank, National Association and (d) any other Lender reasonably acceptable to the Administrative Agent.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being understood that Wachovia Bank, National Association is an Affiliate of Wells Fargo Retail Finance, LLC).

“L/C Obligations” mean, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed

Amounts, including all L/C Borrowings.  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit and bankers’ acceptances.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $125,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.  A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Liquidity Event” means either (a) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain (at any time) Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) equal to or greater than seventeen and one-half percent (17.5%) of the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base.  For purposes of this Agreement, the occurrence of a Liquidity Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Liquidity Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability (calculated, for purposes of this definition, without giving effect to the Availability Block) has exceeded seventeen and one-half percent (17.5%) of the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base for sixty (60) consecutive calendar days, in which case an Liquidity Event shall no longer be deemed to be continuing for purposes of this Agreement; provided, that a Liquidity Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive Business Days) at all times after a Liquidity Event has occurred and been discontinued on two (2) occasions in any consecutive twelve (12) month period.

 “Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products, each as amended and in effect from time to time.

“Loan Party” means the Borrowers and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or condition (financial or otherwise) of the Loan Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their respective obligations under any Loan Document; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party to which the breach, cancellation or failure to renew, or any adverse material change thereto, would result in a Material Adverse Affect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $20,000,000.  Without limitation of the foregoing, the Term Loan and the obligations under the Indenture, each as amended and in effect on the Closing Date, shall be deemed Material Indebtedness. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

“Maturity Date” means January 16, 2014.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Orderly Liquidation Value” means the appraised orderly liquidation value of the Borrowers’ Eligible Inventory, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Eligible Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction

(other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

(b)           with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means (a) a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services and/or (b) any Bank Product.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment and (b) after giving effect to such transaction or payment, either (i) the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, on a pro-forma basis for the Measurement Period immediately prior to such transaction or payment, will be equal to or greater than 1.1:1.0, or (ii) the Pro Forma Availability Condition has been satisfied and the Loan Parties shall have provided the Administrative Agent with a solvency opinion (including an analysis of future Availability demonstrating that the Pro Forma Availability Condition will be satisfied) from an unaffiliated third party valuation firm reasonably acceptable to the Administrative Agent.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)           No Default then exists or would arise from the consummation of such Acquisition;

(b)           Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)           With respect to any such Acquisition (in a single or series of related transactions)  involving aggregate consideration (whether in cash, tangible property, notes or other property) equal to or greater than the aggregate sum of $50,000,000, the Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the documents, agreements and instruments contemplated to be executed in connection therewith (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(d)           After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(e)           Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(f)            If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security interest in such Subsidiary’s Equity Interests, Inventory, Accounts, and other property of the same nature as constitutes Collateral under the Security Documents; and

(g)           Either (i) the aggregate consideration (whether in cash, tangible property, notes or other property) paid by any Loan Party for all Acquisitions during any Fiscal Year is not more than $100,000,000 and, following and after giving effect to each such transaction, Pro Forma Availability Condition will be satisfied, or (ii) the Loan Parties shall have satisfied the Payment Conditions, or (iii) the aggregate consideration (whether in cash, tangible property, notes or other property) paid by any Loan Party for such Acquisition is either (A) funded entirely through the use of Net Proceeds from the sales of Real Estate in accordance with clause (h) of the definition of Permitted Dispositions or (B) consists entirely of Equity Interests in the Lead Borrower.

“Permitted Discretion” means the Administrative Agent’s good faith credit judgment based upon any factor or circumstance which it reasonably believes in good faith: (i) will or could reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent’s Liens thereon in favor of the Credit Parties or the amount which the Collateral Agent and the Credit Parties would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by or on behalf of the Loan Parties is incomplete, inaccurate or misleading in any material respect; (iii) could reasonably be expected to materially increase the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party;

or (iv) creates or reasonably could be expected to create a Default or Event of Default.  In exercising such judgment, the Administrative Agent may consider, without limitation, such factors or circumstances already addressed in or tested by the definition of Eligible in-Transit Inventory, Eligible Inventory, or Eligible L/C Inventory, as well as any of the following: (A) the financial and business climate and prospects of any Loan Party’s industry and general macroeconomic conditions; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect or the occurrence of any Material Adverse Effect; (E) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (F) any other factors that change or could reasonably be expected to change the credit risk of lending to the Borrowers on the security of the Collateral.  Notwithstanding the foregoing, it shall not be within Permitted Discretion for the Administrative Agent to establish Reserves which are duplicative of each other regardless of whether such Reserves fall under more than one Reserve category.

“Permitted Disposition” means any of the following:

(a)           dispositions of inventory in the ordinary course of business;

(b)           bulk sales or other dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, fifteen percent (15%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, twenty-five percent (25%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided that, in all events, all sales of Inventory in connection with any Store closings (in a single or series of related transactions) of five percent (5%) or more of the number of the Loan Parties’ Stores then in existence, shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; provided further, that all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof;

(c)           to the extent not made in conjunction with any Store closings, bulk sales or other dispositions not in the ordinary course of business of Inventory of a Loan Party which has been discontinued or, in the judgment of such Loan Party, is no longer attractive to such Loan Party’s customer base, provided that, if the aggregate Cost of such Inventory included in any sale or group of related sales in any Fiscal Year is in excess of five percent (5%) of the Cost of Eligible Inventory (measured as of the beginning of any applicable Fiscal Year), all sales of such Inventory shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; provided further, that all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof;

(d)           non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(e)           dispositions of Equipment or other assets not constituting Collateral in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value;

(f)            Sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)           Sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)           as long as no Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (i) such sale is made for fair market value, (ii) the Net Proceeds of such sale are utilized to either (A) within 180 days from any such transaction, repay Permitted Indebtedness, acquire replacement assets or make a Permitted Acquisition, or (B) repay the Obligations (but, except as provided for in Section 2.06, such repayments shall not reduce the Aggregate Commitments), and (iii) in the case of any sale-leaseback transaction permitted hereunder, the Loan Parties shall have used commercially reasonable efforts to obtain a Collateral Access Agreement from each such purchaser or transferee in favor of, and on terms and conditions reasonably satisfactory to, the Agents.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)           Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

(c)           Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)           Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)            Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)           Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

(h)           Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)            Liens in favor of the Collateral Agent;

(j)            Landlords’ and lessors’ Liens in respect of rent not in default;

(k)           Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)           voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)           Liens on Real Estate and other assets to secure Permitted Indebtedness, solely to the extent that (i) such assets do not constitute Collateral and (ii) the Loan Parties shall have used commercially reasonable efforts to obtain a Collateral Access Agreement with respect to all Real Estate subject to such Liens.

(p)           Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

(a)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(b)           Indebtedness of any Loan Party to any other Loan Party;

(c)           Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding and provided, further, that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(d)           obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $20,000,000 at any time outstanding;

(e)           Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f)            Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal

(other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(h)           Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i)            The Obligations; and

(j)            Other Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any time outstanding.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)           Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)                                    Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)                                 (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties;

(h)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)                                     Guarantees constituting Permitted Indebtedness;

(j)                                     Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)                                  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

(l)                                     Investments constituting Permitted Acquisitions,

provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Liquidity Event, no such Investments specified in clauses (a) through (e) shall be permitted unless either (A) no Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) all such Investments shall be  pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)                                  Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b)                                 Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)                                  Is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)                                 Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at any time and (ii) unless a Liquidation is occurring, remain outstanding for more than thirty (30) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the

Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Event” means:

(a)                                  Any Disposition of any property or asset of a Loan Party; other than, prior to the occurrence of a Liquidity Event, sales of Inventory in the ordinary course of business, and other than as provided in clause (h) of the definition of Permitted Disposition;

(b)                                 Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless (x) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or (y) prior to the occurrence of a Liquidity Event, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within 180 days of the occurrence of the damage to or loss of the assets being repaired or replaced;

(c)                                  The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(d)                                 The receipt by any Loan Party of any Extraordinary Receipts.

“Prime Rate”  means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Adjusted LIBO Rate for an Interest Period of one month, plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prime Rate Loan” means a Loan that bears interest based on the Prime Rate.

“Pro Forma Availability Condition” means, for any date of calculation with respect to any transaction or payment, Pro Forma Excess Availability following and after giving effect to such transaction or payment will be equal to or greater than twenty-five percent (25%) of the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base.

“Pro Forma Excess Availability” means, for any date of calculation, the projected average Availability for each Fiscal Month during any projected twelve (12) Fiscal Months.

“Public Lender” has the meaning specified in Section 6.02.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights of a Loan Party or in favor of a Loan Party relating thereto and all leases, tenancies, and occupancies thereof.

“Receivables Advance Rate” means 85%.

“Receivables Reserves” mean such Reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion with respect to the determination of the collectability in the ordinary course of Eligible Accounts Receivables, including, without limitation, Reserves for dilution.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.12(a).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that, in no event shall Required Lenders be less than two (2) Lenders.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves and Receivables Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Settlement Date” has the meaning provided in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and

(e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business, excluding any Inventory covered by a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Super-Majority Required Lenders” means, as of any date of determination, Lenders holding more than 66.67% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66.67% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Required Lenders; provided further that, in no event shall Super-Majority Required Lenders be less than two (2) Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan in the original principal amount of $320,000,000 made pursuant to that certain Amended and Restated Credit Agreement dated October 27, 2006 among the Lead Borrower, certain domestic subsidiaries of the Lead Borrower as guarantors, the lenders party thereto and the Term Loan Agent.

“Term Loan Agent” means Wachovia Bank, National Association, in its capacity as Administrative Agent under the Term Loan.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, or (iii) the termination of the Commitments in accordance with Section 2.06 hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“Type” means, with respect to a Committed Loan, its character as a Prime Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

1.02                                                Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                                                Accounting Terms

(a)                            Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                                                Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                                                Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                                                Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or by the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                                                Committed Loans; Reserves.  (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i)                                     after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments and (B) the Borrowing Base,

(ii)                                  after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,

(iii)                               The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Committed Loans may be Prime Rate Loans or LIBO Rate Loans, as further provided herein.

(b)                                 The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i)                                     Shrink (an Inventory Reserve): An amount equal to the amount accrued for shrink as reflected on the Lead Borrower’s general ledger at any time of determination;

(ii)                                  “QOH Adjustment” (an Inventory Reserve): An amount equal to the amount accrued for such adjustment, as reflected on the Lead Borrower’s general ledger at any time of determination, to the extent such amount represents a reduction to Inventory;

(iii)                               Customer Credit Liabilities (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities as reflected in the Borrowers’ books and records; and

(iv)                              Dilution (a Receivables Reserve): An amount equal to twenty percent (20%) of all Eligible Accounts Receivables.

(c)                                  The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves.  Without limiting the generality of the foregoing, the Loan Parties acknowledge that it shall be within the Administrative Agent’s Permitted Discretion to establish an Availability Reserve in an amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent, upon the earlier to occur of (A) any failure by a Loan Party to pay any rent as and when due, (B) any Default or Event of Default and (C) the first occurrence of an Accelerated Borrowing Base Delivery Event.

2.02                                                Borrowings, Conversions and Continuations of Committed Loans.

(a)                                  Committed Loans (other than Swing Line Loans) shall be either Prime Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02.  All Swing Line Loans shall be only Prime Rate Loans.  Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b)                                 Each Committed Borrowing shall be made upon the Lead Borrower’s irrevocable (except as otherwise provided in Section 3.03) notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Prime Rate Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of LIBO Rate Loans shall be in a principal amount of $5,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of Prime Rate Loans shall be in a principal amount of not less than $100,000.00.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Committed Loans to be borrowed, (iii) the Type of Committed Loans to be borrowed, and (iv) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall be made as Prime Rate Loans.  If the Lead Borrower requests a Borrowing of LIBO Rate Loans in any such

Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)                                  Each conversion of Committed Loans from one Type to the other and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Prime Rate Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(c) must be confirmed promptly by delivery to the Administrative Agent of a written Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $5,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each conversion to Prime Rate Loans shall be in a principal amount of not less than $100,000.00.  Each Conversion/Continuation Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a conversion of Committed Loans from one Type to the other or a continuation of LIBO Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be converted or continued, (iv) the Type of Committed Loans to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to give a timely notice of a conversion or continuation in a Conversion/Continuation Notice, then the applicable Committed Loans shall be converted to Prime Rate Loans.  Any such automatic conversion to Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans.  If the Lead Borrower requests a conversion to or continuation of LIBO Rate Loans in a Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.  If no timely notice of a conversion or continuation in a Conversion/Continuation Notice is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Prime Rate Loans described in this Section 2.02(c).

(d)                                 The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.

Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Sections 2.05(c), 2.05(d) or 2.05(e).  Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(b) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

(e)                                  Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the consent of the Required Lenders.

(f)                                    The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate.  At any time that Prime Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Prime Rate promptly following the public announcement of such change.

(g)                                 After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Committed Loans.

(h)                                 The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby.  Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Sections 2.05(c), 2.05(d) and 2.05(e).  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans.  The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

2.03                                                Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of (1) the Aggregate Commitments and (2) the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Any L/C Issuer (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (A) until the Administrative Agent advises any such Issuing Bank that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the L/C Issuer, such L/C Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such L/C Issuer may agree.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit, if:

(A)                              subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Issuing Bank and the Administrative Agent each consent, in their sole discretion, to a later expiry date; or

(B)                                subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 180 days after the date of issuance or last extension, unless the Issuing Bank and the Administrative Agent each consent, in their sole discretion, to a later expiry date; or

(C)                                the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.

(iii)                               The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                                the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)                                such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(D)                               such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(E)                                 a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)                                 The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.  Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

(iii)                               If the Lead Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment.  Not later than 11:00 a.m. on the Business Day following the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Prime Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Prime Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Prime Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Prime Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including

(A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  Subject to the provisions of subsection (f) below, the obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi)                              the fact that any Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                    Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit).

(g)                                 Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 103% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America except that Permitted Investments of the type listed in clauses (a) through (f) of the definition thereof may be made at the request of the Lead Borrower at the option and in the sole discretion of the Collateral Agent (and at the Borrowers’ risk and expense); interest or profits, if any, on such investments shall accumulate in such account.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Laws.

(j)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears.  Such fronting fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.   For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                  Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04                                                Swing Line Loans.

(a)                                  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Lead Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Prime Rate.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the

Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may in its discretion, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Lead Borrower at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     Subject to the provisions of Section 2.14, the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Prime Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Prime Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Prime Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Prime Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.   A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Lender funds its Prime Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                    Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                                                Prepayments.

(a)                                  The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Prime Rate Loans; and (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)                                  If for any reason the Total Outstandings at any time exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the lesser of the Aggregate Commitments or the Borrowing Base, each as then in effect.  Nothing in this clause (c) shall limit the ability of the Administrative Agent to make Permitted Overadvances as set forth elsewhere in this Agreement.

(d)                                 The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

(e)                                  The Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event, irrespective of whether a Liquidity Event then exists and is continuing; provided that, except as provided for in Section 2.06 below, such prepayments shall not reduce the Aggregate Commitments.

(f)                                    Prepayments made pursuant to this Section 2.05, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Permitted Overadvances, third, shall be applied ratably to the outstanding Committed Loans that are Prime Rate Loans, fourth, shall be applied ratably to the outstanding Committed Loans that are LIBO Rate Loans, fifth, shall be used to Cash Collateralize the remaining L/C Obligations; and sixth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.06                                                            Termination or Reduction of Commitments.

(a)                                  The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b)                                 If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)                                  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06.  Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees (including, without limitation, commitment fees, Early Termination Fees and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07                                                Repayment of Loans.

(a)                                  The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)                                 To the extent not previously paid, the Borrower shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

2.08                                                Interest.

(a)                                  Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin.

(b)                                 (i)                                     If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                                                Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)                                  Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Lender, in accordance with its Applicable Percentage, a commitment fee, payable quarterly in arrears on the first Business Day of each Fiscal Quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period equal to the Applicable Commitment Fee Percentage times the average daily amount by which the Aggregate Commitments exceeded the sum of the Total Outstandings, in each case calculated on a per annum basis for the actual number of days elapsed in the Fiscal Quarter ending on the day immediately preceding the related payment date (or, if applicable, the actual number of days in the Fiscal Quarter to and including last day of the Availability Period).  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.

(b)                                 Early Termination Fee.  In the event that any Commitment Termination Event occurs, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee  (the “Early Termination Fee”), equal to the amount of any such termination or reduction of the Aggregate Commitments multiplied by (i) 1.0% if such Commitment Termination Event occurs prior to the second anniversary of the Closing Date and (ii) 0.5% if such Commitment Termination Event occurs on or after the second but prior to the third anniversary of the Closing Date.  All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination or reduction of the Aggregate Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

(c)                                  Other Fees.  The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                                                Computation of Interest and Fees. All computations of interest for Prime Rate Loans when the Prime Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11                                                Evidence of Debt.

(a)                                  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business.  In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)                                 In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                                                Payments Generally; Administrative Agent’s Clawback.

(a)                                  General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:30 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:30 p.m. shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Prime Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13                                                Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                                                Settlement Amongst Lenders.

(a)                                  The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans, shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b)                                 The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15                                                Increase in Commitments.

(a)                                  Request for Increase.  Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000 in the aggregate; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Lead Borrower may make a maximum of four such requests.  At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made in this Section 2.15.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent or its Affiliates, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders) (each such Eligible Assignee issuing a commitment and becoming a Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $10,000,000.

(d)                                 Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Lead Borrower shall determine the effective date (the “Increase Effective Date”) of such increase (such increase, a “Commitment Increase”).  The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such Commitment Increase and the Increase Effective Date and on the Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions, if necessary, adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Administrative Agent, the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent (or one or more of its Affiliates, as applicable) as the Lead Borrower and the Administrative Agent or such Affiliate may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date with respect to the Loan Documents and the other documents, agreements and instruments then executed and the transactions contemplated thereby; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default or Event of Default exists.  The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.15.

(f)                                    Terms of Commitment Increase.  Any Commitment Increase contemplated by the provisions of this Section 2.15 shall, except as provided in Section 2.15(e)(iii) and (e)(iv), bear interest and be entitled to fees and other compensation on the same basis as all other Commitments.

(g)                                 Conflicting Provisions.  This Section 2.15 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

3.01                                                Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)                                  Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, upon  demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)                              any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f)                                    Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02                                                Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Prime Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Prime Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03                                                Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Prime Rate Loans in the amount specified therein.

3.04                                                Increased Costs; Reserves on LIBO Rate Loans.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the L/C Issuer;

(ii)                                  subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by

Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)                               impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Lead Borrower shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on LIBO Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                                                Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                            any continuation, conversion, payment or prepayment of any Loan other than a Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                           any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Prime Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c)                            any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06                                                Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07                                                Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

3.08                                                Designation of Lead Borrower as Borrowers’ Agent.

(a)                                  Each Borrower hereby irrevocably designates and appoints the Lead  Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower.  In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead  Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)                                 Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)                                  The Lead  Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension.  Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                                                Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i)                         executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii)                      a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)                   such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)                  copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                     a favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request (including, without limitation, with respect to enforceability, due authorization, perfection of the Liens in favor of the Collateral Agent and no lien creation as a result of the financing);

(vi)                  a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the Balance Sheet Date that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)               evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(viii)            a payoff letter from Wachovia Bank, National Association, as agent for the lenders under the Existing Credit Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(ix)                    a certificate from the chief financial officer of the Lead Borrower, satisfactory in form and substance to the Administrative Agent, attesting to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby;

(x)                       the Security Documents, each duly executed by the applicable Loan Parties;

(xi)                    all other Loan Documents, each duly executed by the applicable Loan Parties;

(xii)                 (A) an appraisal (based on net liquidation value) by a third party appraiser acceptable to the Collateral Agent of all Inventory of the Borrowers, the results of which are satisfactory to the Collateral Agent, it being acknowledged that this condition has been satisfied, (B) a written report prepared for the Collateral Agent regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Collateral Agent and (C) other due diligence materials (including, without limitation, with respect to the Loan Parties’ and certain of their Affiliates’ organizational structure) reasonably requested by the Administrative Agent;

(xiii)              results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xiv)             duly executed Customs Broker Agreements with each of the Loan Parties’ customs brokers, freight forwarders or carriers;

(xv)                (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts;

(xvi)             such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

(b)                           After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $150,000,000.

(c)                            The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on November 2008, and executed by a Responsible Officer of the Lead Borrower.

(d)                           The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(e)                            The Administrative Agent shall have received and be satisfied with (i) a detailed forecast prepared on a quarterly basis for the period commencing on the Closing Date and ending in January, 2010, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by quarter, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices, (ii) a detailed forecast prepared on annual basis for the period from January, 2010 to the Maturity Date, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by year, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (iii) such other information (financial or otherwise) reasonably requested by the Administrative Agent; it being acknowledged that the conditions in clauses (i) and (ii) above have been satisfied.

(f)                              There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth on Schedule 5.06.

(g)                           There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(h)                           The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(i)                               All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Administrative Agent, other than those which, individually or in the aggregate, could not have, and could not be expected to have, a Material Adverse Effect.

(j)                               After giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made or Letters of Credit issued hereunder), no Default or Event of Default shall exist.

(k)                            All fees required to be paid to the Agents or the Arranger on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(l)                               The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(m)                         The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

(n)                           No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(o)                           The Closing Date shall have occurred on or before January 31, 2009.  The Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                                                Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Conversion/Continuation Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a)                            The representations and warranties of the Lead Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                           No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                            The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                           No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

Each Request for Credit Extension (other than a Conversion/Continuation Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01                                                Existence, Qualification and Power.  Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02                                                Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03                                                Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04                                                Binding Effect.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05                                                Financial Statements; No Material Adverse Effect.

(a)                                  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)                                 The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated as of the Balance Sheet Date, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to normal year-end audit adjustments.

(c)                                  Since the Balance Sheet Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 To the best knowledge of the Lead Borrower, except as disclosed on Schedule 5.05, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e)                                  The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 4.01(e) and Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06                                                Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07                                                No Default.  No Loan Party or any Subsidiary is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                                                Ownership of Property; Liens.

(a)                                  Each of the Loan Parties and each Subsidiary thereof has good fee simple title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, subject to any Permitted Encumbrances and except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business, subject to any Permitted Encumbrances and except, as individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Schedule 5.08(b)(1) sets forth, as of the Closing Date, the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage Lien thereon, the maximum principal amount secured thereby, and the maturity date thereof.  Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of Real Estate of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date.  Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)                                  Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01.

(d)                                 Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(e)                                  Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party (other than intercompany Indebtedness) on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity thereof.

5.09                                                Environmental Compliance.

(a)                            No Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                           Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) none of the real properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or Subsidiary thereof; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c)                            Except as otherwise set forth on Schedule 5,09, no Loan Party or any Subsidiary thereof is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10                                                Insurance.  The properties (including, without limitation, all Collateral) of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties (other than Colchester Insurance Company), in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates.  Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11                                                Taxes.  The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12                                                ERISA Compliance.

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code is pending or in effect with respect to any Plan.  No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b)                                 There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i)                                     No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13                                                Subsidiaries; Equity Interests.  The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  There are no outstanding rights to purchase any Equity Interests in any Subsidiary.  The Loan Parties have no equity investments in any other corporation or entity other than Colchester Insurance Company.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14                                                Margin Regulations; Investment Company Act.

(a)                                  No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)                                 None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                                                Disclosure.  Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan

Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16                                                Compliance with Laws.  Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                                                Intellectual Property; Licenses, Etc.  The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Lead Borrower, (i) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person, and (ii)  no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18                                                Labor Matters.

There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened.  Except as disclosed in Schedule 5.06, the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party.  No Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. Except as disclosed in Schedule 5.06, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries, except to the extent such complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints would not reasonably be expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19                                                Security Documents.

(a)                                  The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate.  Upon such filings and/or the obtaining of “control,” the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person.

(b)                                 When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified on the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

5.20                                                Solvency

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are, and will be, Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21                                                Deposit Accounts; Credit Card Arrangements.

(a)                                  Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository; and (iv) the identification of each Blocked Account Bank.

(b)                                 Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

5.22                                                Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate

thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23                                                Customer and Trade Relations.  There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24                                                Material Contracts.  Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.  The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25                                                Casualty.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall cause each Subsidiary to:

6.01                                                Financial Statements.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a)                            (i)   a copy of each of the Lead Borrower’s Annual Reports on Form 10-K, as and when filed with the SEC, or (ii) if the Lead Borrower is at such time no longer obligated to file 34 Act Reports, as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (A) a report and opinion of a Registered Public Accounting Firm of recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and (B) a copy of management’s discussion and analysis with respect to such financial statements;

(b)                           (i)   a copy of each of the Lead Borrower’s Quarterly Reports on Form 10-Q, as and when filed with the SEC, or (ii) if the Lead Borrower is at such time no longer obligated to file 34 Act Reports, as soon as available, but in any event within 45 days after the end of each of the Fiscal Quarters of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and accompanied by a copy of management’s discussion and analysis with respect to such financial statements;

(c)                            as soon as available, but in any event within 30 days after the end of each of the Fiscal Months of each Fiscal Year (excluding the end of any Fiscal Month which is also the end of a Fiscal Quarter), a consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Month of the previous Fiscal Year and (B) the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)                           as soon as available, but in any event at least 15 days after the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02                                                Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                            concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower which (among other things) includes (i) a detailed calculation of the Consolidated Fixed Charge Coverage Ratio, provided that, unless (x) a Covenant Compliance Event has occurred or (y) Availability (calculated, for purposes of this clause (i), without giving effect to the Availability Block) is greater than or equal to twenty percent (20%) of the lesser of (1) the Aggregate Commitments and (2) the Borrowing Base, such calculation shall be required only with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (ii) an explanation of any change in generally accepted accounting principles used in the preparation of such financial statements and (iii) a certification that no Default or Event of Default exists or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)                           on the 15th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit F (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered no later than the third Business Day of each week;

(c)                            promptly after the same are available, copies of each proxy or other communication sent to the stockholders of the Loan Parties, and copies of all reports and registration statements, which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                           The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(e)                            promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)                              as soon as available, but in any event within 30 days after the end of each fiscal year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)                           promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

(h)                           promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders (all documents filed with the SEC shall be deemed PUBLIC) and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03                                                Notices.  Promptly notify the Administrative Agent:

(a)                            of the occurrence of any Default;

(b)                           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)                            of the occurrence of any ERISA Event;

(d)                           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)                            of any change in any Loan Party’s senior executive officers;

(f)                              of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g)                           of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h)                           of the filing of any Lien for unpaid Taxes against any Loan Party in an amount in excess of $1,000,000; and

(i)                               of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

provided that, the failure to deliver any notice required pursuant to clauses (d), (e) and (f) above shall not constitute an Event of Default to the extent such notice was included in any 34 Act Reports filed promptly after the occurrence of the event requiring the delivery of such notice.  Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                                                Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) such obligation is being disputed in good faith, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) no Lien has been filed with respect thereto (other than Permitted Encumbrances under clause (a) of the definition thereof) and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.  Nothing contained herein shall be deemed to limit the rights of the Administrative Agent with respect to establishing Reserves pursuant to this Agreement.

6.05                                                Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06                                                Maintenance of Properties  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                                                Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent not Affiliates of the Loan Parties (other than Colchester Insurance Company), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(a)                                  Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which provides that the insurer shall pay all proceeds attributable to any Collateral (which proceeds are not used by the Loan Parties as provided for in the definition of Prepayment Event) otherwise payable to the Loan Parties under the policies directly to the Collateral Agent and (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer.  Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured.  Each such policy referred to in this Section 6.07(a) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent.  The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

(b)                                 None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(c)                                  Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(d)                                 Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby, all at the Loan Parties’ expense.

6.08                                                Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                                                Books and Records; Accountants.

(a)                                  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)                                 At all times, retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

6.10                                                Inspection Rights.

(a)                                  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing, and may be accompanied by the Arrangers, all at the expense (including any expenses incurred by the Arrangers) of the Loan Parties at any time during normal business hours and without advance notice.

(b)                                 The Loan Parties acknowledge that (A) subject to clause (B) below, the Administrative Agent shall undertake at the Loan Parties’ expense up to two (2) inventory appraisals and two (2) commercial finance examinations each Fiscal Year and (B) if Availability (calculated, for purposes of this Section 6.10(b), without giving effect to the Availability Block) is at any time less than or equal to twenty-five percent (25%) of the lesser of (x) the Aggregate Commitments and (y) the Borrowing Base, the Administrative Agent shall undertake at the Loan Parties’ expense up to three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year.  Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals and commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by applicable Law or if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

6.11                                                Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance the Indebtedness of the Lead Borrower and its Subsidiaries under the Existing Credit Agreement, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, and (d) for general corporate purposes of the Loan Parties, in each case to the extent permitted under applicable Law and the Loan Documents.

6.12                                                Additional Loan Parties.  Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) to become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.12, and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of a Loan Party, to pledge such Equity

Interests and promissory notes evidencing such Indebtedness, in each case, in form, content and scope reasonably satisfactory to the Administrative Agent.  In no event shall compliance with this Section 6.12 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13                                                Cash Management.

(a)                                  On or prior to the Closing Date (or such later date as the Administrative Agent, in its sole discretion, may agree in writing prior to the Closing Date):

(i)                                     deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit I which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a);

(ii)                                  deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit J which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(iii)                               enter into a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)                                 The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA and all payments due from credit card processors.

(c)                                  Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Liquidity Event, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i)                                     all available cash receipts from the sale of Inventory and other assets;

(ii)                                  all proceeds of collections of Accounts;

(iii)                               all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv)                              the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v)                                 the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the applicable Blocked Account Bank); and

(vi)                              the proceeds of all credit card charges.

(d)                                 The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(e)                                  Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14                                                Information Regarding the Collateral.

(a)                                  Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

(b)                                 Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, unless such changes are included in 34 Act Reports delivered to the Administrative Agent, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same.  From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein).  Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default or Event of Default resulting from the matters disclosed therein.

6.15                                                Physical Inventories.

(a)                                  Cause at least one (1) physical inventory to be undertaken in each twelve month period on a rolling basis with respect to all Inventory locations, at the expense of the Loan Parties, and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Collateral Agent. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.   The Lead Borrower, (i) within twenty (20) days following the completion of such inventory (with respect to any location, as and when completed at such location), shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable and (ii) on a quarterly basis, concurrently with the delivery of the financial statements referred to in Section 6.01(b), shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party)

(b)                                 The Collateral Agent, in its Permitted Discretion, if any Default or Event of Default exists, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16                                                Environmental Laws.  (a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws and environmental permits; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17                                                Further Assurances.

(a)                                  Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)                                 If any material assets which would otherwise constitute Collateral are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the applicable Security Agreement that become subject to the Lien of such Security Agreement upon acquisition thereof), the Lead Borrower will notify the Agents and the Lenders thereof, and will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

6.18                                                Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.19                                                Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.20                                                Term Loan Indebtedness.The Borrowers shall either (i) repay or, subject to the restrictions set forth in clause (a) of the definition of Permitted Indebtedness, refinance, the Indebtedness with respect to the Term Loan at least sixty (60) days prior to the maturity of such Indebtedness, or (ii) enter into an agreement with the holders of such Indebtedness, at least sixty (60) days prior to the maturity of such Indebtedness, extending the maturity of such obligations to a date that is subsequent to the Maturity Date and otherwise acceptable to the Administrative Agent.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                                                Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02                                                Investments.  Make any Investments, except Permitted Investments.

7.03                                                Indebtedness; Disqualified Stock.   Issue Disqualified Stock or create, incur, assume, guarantee, suffer to exist, issue or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness.

7.04                                                Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of

Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)                            any Subsidiary may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(b)                           in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

7.05                                                Dispositions.   Make any Disposition except Permitted Dispositions.

7.06                                                Restricted Payments.   Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)                                  each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b)                                 the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(c)                                  the Lead Borrower may repurchase, redeem or otherwise acquire Equity Interests issued by it, or declare or pay cash dividends to its stockholders up to the aggregate amount of $15,000,000 during any Fiscal Year if, after giving effect to such transaction or payment, Pro Forma Excess Availability will be equal to or greater than thirty-five percent (35%) of the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base; provided that, the Lead Borrower may repurchase, redeem or otherwise acquire Equity Interests issued by it, or declare or pay cash dividends to its stockholders in excess of the aggregate amount of $15,000,000 during any Fiscal Year if, after giving effect to such transaction or payment, the Payment Conditions are satisfied.

7.07                                                Prepayments of Indebtedness.   Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness except:

(a)                                  as long as no Default or Event of Default then exists or would arise therefrom,  regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than on account of Subordinated Indebtedness);

(b)                                 as long as no Default or Event of Default then exists or would arise therefrom,  voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (including on account of any Subordinated Indebtedness) solely to the extent made with the Net Proceeds from sales of Real Estate in accordance with clause (h) of the definition of Permitted Dispositions;

(c)                                  voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (including on account of any Subordinated Indebtedness) (i) as long as no Default or Event of Default then exists or would arise therefrom, up to the aggregate amount of $75,000,000 during any Fiscal Year if, after giving effect to any such payment, Pro Forma Excess Availability will be equal to or greater than thirty-five percent (35%) of the lesser of (A) the Aggregate Commitments and (B) the Borrowing Base and (ii) in excess of the aggregate amount of $75,000,000 during any Fiscal Year if, after giving effect to any such payment, the Payment Conditions are satisfied; and

(d)                                 subject to the restrictions set forth in clause (a) of the definition of Permitted Indebtedness, refinancings and refundings of such Indebtedness.

7.08                                                Change in Nature of Business

Engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.09                                                Transactions with Affiliates.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties not prohibited hereunder.

7.10                                                Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clause (c) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11                                                Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

7.12                                                Amendment of Material Documents.   Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.

7.13                                                Corporate Name; Fiscal Year.

(a)                            Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

(b)                           Effect or permit any change referred to in Section 6.14(a) unless (i) the Collateral Agent’s written acknowledgement that all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties, and (ii) after giving effect to any change to the location of the Collateral, all Collateral shall be located within the continental United States.

7.14                                                Deposit Accounts; Credit Card Processors.  Open new DDAs or Blocked Accounts, or enter into agreements with any credit card processors, unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements or Credit Card Notifications, as appropriate, consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Administrative Agent.  Except as permitted hereby, no Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15                                                Consolidated Fixed Charge Coverage Ratio.    During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each month for any Measurement Period, to be less than 1.1:1.0.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                                                Events of Default.  Any of the following shall constitute an Event of Default:

(a)                            Non-Payment.  The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, which failure continues for three (3) calendar days, or (iii) any other amount payable hereunder or under any other Loan Document, which failure continues for three (3) calendar days; or

(b)                           Specific Covenants.  (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or

(c)                            Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for twenty (20) days; or

(d)                           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                            Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration,

demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or Guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause (or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required), such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $10,000,000; or

(f)                              Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 45 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty-five (45) calendar days, or an order for relief is entered in any such proceeding; or

(g)                           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)                           Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)                               ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)                               Invalidity of Loan Documents.  (i)  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)                            Change of Control.  There occurs any Change of Control; or

(l)                               Cessation of Business.  Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m)                         Loss of Collateral.  There occurs any uninsured loss to any material portion of the Collateral; or

(n)                           Breach of Contractual Obligation.  Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o)                           Indictment.  (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral;

(p)                           Guaranty.  The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document;

(q)                           Subordination.  (i)  The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02                                                Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)                            declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)                           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)                            require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d)                           whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code of the United States of America, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03                                                Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them

Tenth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                Appointment and Authority.

(a)         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b)         Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02                Rights as a Lender.  The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03                Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agents:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer.  In the event that the Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties.  Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such  Event of Default as they, or either of them, shall deem advisable in the best interest of the Credit Parties.  In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04                Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06                Resignation of Agents.  Either Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07                Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

9.08                No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Lead Bookrunners, Joint Lead Arrangers, or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09                Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j) and 2.03(k) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10                Collateral and Guaranty Matters.  The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a)         to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit or the Cash Collateralization of any L/C Obligations, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.01;

(b)         to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c)         to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11                Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.12                Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)         agrees to furnish the Administrative Agent upon the occurrence and during the continuance of a Liquidity Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b)         is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c)         expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)         expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)         agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13                Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.14                Indemnification of Agents.  The Lenders shall indemnify the Agents (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.15                Relation among Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16                Defaulting Lender.

(a)         If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swing Line Loans or L/C Borrowings and such failure is not cured within two (2) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not in limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, (ii) at the Administrative Agent’s option, any and all payments otherwise payable to a Defaulting Lender from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, may be held by the Administrative Agent and readvanced to the Borrowers, the Swing Line Lender or any Issuing Bank  as the Defaulting Lender’s Applicable Percentage of any Borrowing or required funding of a participation in Swing Line Loans or Letters of Credit and (iii) without limiting the provisions of clause (ii), a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i), (ii) and (iii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

(b)         The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), without any further action by the Defaulting Lender for no cash consideration of the Defaulting Lender’s Commitment to fund future Loans; provided that such Defaulting Lender shall be paid the Obligations then owing such Defaulting Lender with respect to any funded portion of its Commitment which is the subject of an assignment hereunder.  Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

(c)         Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

ARTICLE X
MISCELLANEOUS

10.01              Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)         extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)         postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written consent of each Lender directly and adversely affected thereby, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)         reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d)         change Section 2.12(e) or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)         change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)          except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written consent of each Lender;

(g)         except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender;

(h)         except as provided in Section 2.15, increase the Aggregate Commitments without the written consent of each Lender;

(i)          increase the advance rates set forth in the definition of the term “Borrowing Base” without the written consent of each Lender, provided that the foregoing shall not limit (x) the ability of the Super-Majority Required Lenders to modify any other component of the Borrowing Base or (y) the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

(j)          modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written consent of each Lender;

(k)         except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents on all or substantially all of the Collateral, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender; and

(l)          increase the Swing Line Sublimit without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02              Notices; Effectiveness; Electronic Communications.

(a)         Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or electronic communication (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)         Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication.  The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)         Change of Address, Etc.  Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)         Reliance by Agents, L/C Issuer and Lenders.  The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Conversion/Continuation Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03              No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

10.04              Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses.  The Borrowers shall pay all Credit Party Expenses.

(b)     Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)     Reimbursement by Lenders.  Without limiting the Lenders’ obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)     Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)     Payments.  All amounts due under this Section 10.04 shall be payable on demand therefor.

(f)      Survival.  The agreements in this Section 10.04 shall survive the resignation of any Agent, the Swing Line Lender, and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05              Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06              Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; and

(C)           after giving effect to any such assignment, the aggregate amount of the remaining Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans held by the assigning Lender shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)          Required Consents.  No consent to an assignment by a Lender shall be required for any assignment except to the extent required by subsection (b)(i)(B) and (b)(i)(C)of this Section and, in addition:

(A)          the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(e) as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other funding source; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Prime Rate Loans or fund risk participations in Unreimbursed

Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Prime Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07              Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08              Right of Setoff.  If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09              Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10              Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11              Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith, as of the date made or referenced therein, shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may reasonably require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to future indemnification obligations or the Other Liabilities or under Section 10.03 hereof.

10.12              Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13              Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)         the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)         in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)         such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14              Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

(b)           SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE  JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED THAT, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY OR ADVISABLE TO ENFORCE ANY RIGHT OR INTEREST ANY CREDIT PARTY MAY HAVE AGAINST ANY COLLATERAL GRANTED BY ANY LOAN PARTY.

(c)           WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(B).  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15              Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16              No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17              USA PATRIOT Act Notice.  Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18              Foreign Assets Control Regulations.  Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act.  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19              Time of the Essence.  Time is of the essence of the Loan Documents.

10.20              Press Releases.  Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21              Additional Waivers.

(a)           The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b)           The obligations of each Loan Party  shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c)           To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)           Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e)           Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

10.22                      No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23                      Attachments.  The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24                      Copies and Facsimiles.  This Agreement and all other documents (including, without limitation, the Loan Documents) which have been or may be hereinafter furnished by any Loan Party to any Agent or any Lender may be reproduced by such Agent or such Lender by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS

/s/THE PEP BOYS — MANNY, MOE & JACK

/s/ THE PEP BOYS MANNY, MOE & JACK OF CALIFORNIA

/s/ PEP BOYS — MANNY, MOE & JACK OF DELAWARE, INC.

/s/ PEP BOYS — MANNY, MOE & JACK OF PUERTO RICO, INC.

GUARANTORS

/s/ PBY CORPORATION

/s/ CARRUS SUPPLY CORPORATION

/S/ BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

/S/ BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

/S/ WELLS FARGO RETAIL FINANCE, LLC, as an L/C Issuer

/S/ WELLS FARGO RETAIL FINANCE, LLC, as a Lender

/S/ REGIONS BANK, as a Lender

/S/ PNC BANK, NATIONAL ASSOCIATION, as a Lender

/S/ CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

Exhibit A-1

Committed Loan Notice

Date:

To:          Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Re:          Credit Agreement dated as of January 16, 2009 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) The Pep Boys- Manny, Moe & Jack, as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”) (ii) the Guarantors, and (iii) Bank of America, N.A., as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Committed Borrowing requested below:

1.                                       The Business Day of the requested Committed Borrowing is                                 , 20[ ](1).

2.                                       The aggregate amount of the requested Committed Borrowing(2) is $.                        which Committed Borrowing consists of the following Types:

Type of Borrowing (Prime Rate Loans or LIBO Rate Loans(3)	Amount	Interest Period for LIBO Rate Loans(4)

	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months

(1) Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of LffiO Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Prime Rate Loans.

(2) Each Borrowing of LIBO Rate Loans shall be in a principal amount of $5,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof, and each Borrowing of Prime Rate Loans made hereunder shall be in a principal amount of not less than $100,000.00.

(3) If no election of Type of Committed Loans is specified, such Committed Loans shall be made as Prime Rate Loans.

(4) If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

3.                                       Proceeds of the requested Committed Borrowing are to be disbursed to the following account(s):

The Lead Borrower hereby represents and warrants that: (i) the Committed Loan requested herein complies with the provisions of Section 2.02(a) and (b) of the Credit Agreement; (ii) the conditions specified in Sections 4.02(a), (b), and (d) of the Credit Agreement shall be satisfied before and after giving effect to the requested Borrowing; and (iii) after giving effect to the requested Borrowing set forth above, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there will be no more than six (6) Interest Periods in effect with respect to Committed Loans.

THE PEP BOYS- MANNY, MOE & JACK, as
Lead Borrower

By:
Name:
Title:

Exhibit A-2

Continuation/Conversion Notice

Date:

To:          Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Re:          Credit Agreement dated as of January 16, 2009 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) The Pep Boys- Manny, Moe & Jack, as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”) (ii) the Guarantors, and (iii) Bank of America, N.A., as administrative agent (the “Administrative Agent “) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower hereby requests (select one):

☐  A conversion of Committed Loans                                ☐  A continuation of LIBO Rate Loans

1.                On                        (a Business Day)(1)

2.                In the amount of $                              (2)

3.                For Conversions: Comprised of                           (Type of Committed Loan to be Converted)

4.                For LIBO Rate Loans: with an Interest Period of         months(3)

(1) Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Prime Rate Loans. If the Lead Borrower fails to give a timely notice of a conversion or continuation, then the applicable Committed Loans shall be converted or continued, as appropriate, to Prime Rate Loans.

(2) Each conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $5,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof, and each conversion to Prime Rate Loans made hereunder shall be in a principal amount of not less than $100,000.00.

The Lead Borrower may request a conversion to, or continuation of, LIBO Rate Loans with an Interest Period of one (1), two (2), three (3), or six (6) month. If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

The Lead Borrower hereby represents and warrants that: (i) the Committed Loan requested herein complies with the provisions of Section 2.02(a) and (b) of the Credit Agreement; (ii) the conditions specified in Sections 4.02(a), (b), and (d) of the Credit Agreement shall be satisfied before and after giving effect to the requested Borrowing; and (iii) after giving effect to the requested Borrowing set forth above, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there will be no more than six (6) Interest Periods in effect with respect to Committed Loans.

THE PEP BOYS- MANNY, MOE & JACK, as
Lead Borrower

By:
Name:
Title:

Exhibit B

Swing Line Loan Notice

Date:

To:          Bank of America, N.A., as Administrative Agent and as Swing Line Lender

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Re:          Credit Agreement dated as of January 16, 2009 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) The Pep Boys- Manny, Moe & Jack, as agent (in such capacity, the “Lead Borrower’’) for itself and the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Guarantors, and (iii) Bank of America, N.A., as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, and Swing Line Lender (in such capacity, the “Swing Line Lender”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Swing Line Borrowing requested below:

1.             (The Business Day of the requested Swing Line Borrowing is)                               , (20[  ]).

2.                                       The aggregate amount of the requested Swing Line Borrowing is $.                                which Swing Line Borrowing shall consist of a Prime Rate Loan.

3.             Proceeds of the requested Swing Line Borrowing are to be disbursed to the following account(s):

The Lead Borrower hereby represents and warrants that: (a) the Swing Line Borrowing requested herein complies with the provisions of Section 2.04(a) and (b)  of the Credit Agreement, and (b) the conditions specified in Sections 4.02(a), (b), and (d) of the Credit Agreement shall be satisfied before and after giving effect to the requested Swing Line Borrowing.

THE PEP BOYS- MANNY, MOE & JACK, as
Lead Borrower

By:
Name:
Title:

Exhibit C-1

COMMITTED LOAN NOTE

$[ .	January [ ], 2009

FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of                                (hereinafter, with any subsequent holders, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of                             ($                       , or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of January 16, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) the Guarantors, (iii) Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties, and (iv) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Committed Loan Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Committed Loan Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Committed Loans, the accrual of interest thereon, and the repayment of such Committed Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower, and each endorser and guarantor of this Committed Loan Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Committed Loan Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Committed Loan Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Committed Loan Note.

This Committed Loan Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.

1

The liabilities of each Borrower, and of any endorser or guarantor of this Committed Loan Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Committed Loan Note.   Each reference in this Committed Loan Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.   No Person obligated on account of this Committed Loan Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 10.21(d) of the Credit Agreement.

THIS COMMITTED LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITTED LOAN NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED THAT, NOTHING IN THIS COMMITTED LOAN NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS COMMITTED LOAN NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY OR ADVISABLE TO ENFORCE ANY RIGHT OR INTEREST ANY CREDIT PARTY MAY HAVE AGAINST ANY COLLATERAL GRANTED BY ANY LOAN PARTY.

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITTED LOAN NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO AGREES THAT ANY ACTION COMMENCED BY ANY BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS COMMITTED LOAN NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION

2

AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

Each Borrower, Guarantor, Endorser, Surety and Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Committed Loan Note, the Agents and the Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Committed Loan Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITTED LOAN NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREE MENT AND THIS COMMITTED LOAN NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Borrowers have caused this Committed Loan Note to be duly executed as of the date set forth above.

BORROWERS:

THE PEP BOYS- MANNY, MOE & JACK

By:
Name:
Title:

THE PEP BOYS - MANNY, MOE & JACK OF CALIFORNIA

By:
Name:
Title:

THE PEP BOYS- MANNY, MOE & JACK OF DELAWARE, INC.

By:
Name:
Title:

THE PEP BOYS- MANNY, MOE & JACK OF PUERTO RICO, INC.

By:
Name:
Title:

4

Exhibit C-2

SWING UNE NOTE

$35,000,000.00	January[ ], 2009

FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Swing Line Lender”), 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000.00), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of January 16, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) the Guarantors, (iii) Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties, and (iv) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swing Line Loans, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Swing Line Lender in exercising or enforcing any of such Agent’s or the Swing Line Lender’s powers, rights, privileges, or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Swing Line Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swing Line Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swing Line Note.

This Swing Line Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swing Line Lender and its successors, endorsees, and permitted assigns.

1

The liabilities of each Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, however, the release by any Agent or the Swing Line Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swing Line Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 10.21(d) of the Credit Agreement.

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO TillS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; PROVIDED THAT, NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY OR ADVISABLE TO ENFORCE ANY RIGHT OR INTEREST ANY CREDIT PARTY MAY HAVE AGAINST ANY COLLATERAL GRANTED BY ANY LOAN PARTY.

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO AGREES THAT ANY ACTION COMMENCED BY ANY BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND

2

CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

Each Borrower, Guarantor, Endorser, Surety and Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Swing Line Note, the Agents and the Swing Line Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Swing Line Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWING LINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Borrowers have caused this Swing Line Note to be duly executed as of the date set forth above.

BORROWERS:

THE PEP BOYS- MANNY, MOE & JACK

By:
Name:
Title:

THE PEP BOYS- MANNY, MOE & JACK OF CALIFORNIA

By:
Name:
Title:

THE PEP BOYS- MANNY, MOE & JACK OF DELAWARE, INC.

By:
Name:
Title:

THE PEP BOYS- MANNY, MOE & JACK OF PUERTO RICO, INC.

By:
Name:
Title:

4

Exhibit D

Compliance Certificate

Date of Certificate:

To:                              Bank of America, N.A., as Administrative Agent

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: Mr. David R. Vega

Re:                               Credit Agreement dated as of January 16, 2009 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, (i) The Pep Boys- Manny, Moe & Jack, as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Guarantors, and (iii) Bank of America, N.A., as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower, hereby certifies on behalf of the Loan Parties as of the date hereof the following:

1.                                       Covenant Compliance Event.

As of the date hereof, there [is a/is no] continuing Covenant Compliance Event.

2.                                       Consolidated Fixed Charge Coverage Ratio.

[Set forth in Appendix I, in reasonable detail, are calculations with respect to Consolidated Fixed Charge Coverage Ratio for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending [                       ].][Calculations with respect to Consolidated Fixed Charge Coverage Ratio for the Fiscal Month ending [         ] are not required because a Covenant Compliance Event has not occured and Availability is greater than or equal to twenty percent (20%) of the lesser of (i) the Aggregate Commitments and (ii)  the Borrowing Base (without giving effect to the Availability Block).]

3.                                       No Material Accounting Changes, Etc.

(a)                                  The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending [                      ] were prepared in accordance with GAAP consistently applied (except for modifications which are necessitated by changes in GAAP or immaterial GAAP variances) and present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis, as of the end of the period(s) covered, subject to (i) with respect to

1

the monthly and quarterly financial statements, normal year end audit adjustments and the absence of footnotes and (ii) any changes as disclosed on Appendix II hereto.

(b)                                 Except as set forth in Appendix II, there has been no change in GAAP which has been applied in the Lead Borrower’s most recent audited financial statements since                                  . (the date of the Lead Borrower’s most recent audited financial statements), and if such a change has occurred, the effect of such change on the financial statements is detailed in Appendix II.

4.                                       No Default or Event of Default.

[Since [                    (the date of the last similar certification), no Default or Event of Default has occurred.][Since [                   1 (the date of the last similar certification), No Default or Event of Default has occurred, except as set forth on Appendix III.  The Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix III.]

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Lead Borrower, on behalf of itself and each of the other Loan Parties, has duly executed this Compliance Certificate as the date first written above.

LEAD BORROWER:

THE PEP BOYS- MANNY, MOE & JACK

By:
Name:
Title:

3

APPENDIX I

The following is a reasonably detailed calculation of the Consolidated Fixed Charge Coverage Ratio:

1.	Consolidated EBITDA For Such Period:

(a)	Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period:

Plus the following (to the extent deducted in calculating such Consolidated Net Income. in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period):

(b)	Consolidated Interest Charges:

(c)	The provision for Federal, state, local and foreign income Taxes:

(d)	depreciation and amortization expense:

(e)	non-cash stock compensation expenses:

(f)	other non-recurring expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period

(g)	the sum of lines l(a) through l(f):

minus the sum of the following (to the extent included in calculating such Consolidated Net Income, in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period):

(h)	Federal, state, local and foreign income tax credits:

(i)	all non-recurring non-cash items increasing Consolidated Net Income:

4

(j)	the sum of line l(h) and Line l(i):

(k)	Consolidated EBITDA [line l(g) minus line l(j)]:

2.	minus the sum of following:

(a)	Capital Expenditures for such period:

(b)	aggregate amount of Federal, state, local and foreign income taxes paid in cash for such period:

(c)	the sum of lines 2(a) through 2(b):

3.	line l(k) minus line 2(c):

4.	Debt Service Charges (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period):

(a)	Consolidated Interest Charges paid or required to be paid or paid for such Measurement Period:

(b)	Principal payments made or required to be made on account of Indebtedness (excluding the Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period:

(c)	Debt Service Charges: [the sum of lines 4(a) and 4(b)]:

5.	The aggregate amount of all Restricted Payments Paid in cash during such period:

5

6.	the sum of line 5 and line 4(c):

7.	Consolidated Fixed Charge Coverage Ratio [line 3 divided by line 6]:

COVENANT: During the continuance of a Covenant Compliance Event, the Lead Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio (calculated as of the last day of each month for each Measurement Period) to be less than 1.1:1.00.

8.	In Compliance?	[N/A][Yes/No]

6

APPENDIX II

Except as set forth below, no change in GAAP which has been applied in the Lead Borrower’s most recent audited financial statements has occurred since                                             (the date of the Lead Borrower’s  most recent audited financial statements). [If any such change has occurred, the following describes the nature of the change in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].

7

[APPENDIX III

Except as set forth below, no Default or Event of Default has occurred. The following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

8

Exhibit E Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between ([the][each] (1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][eachf  Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’]  rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding  rights  and  obligations  of  [the  Assignor][the  respective  Assignors]  under  the respective facilities  identified below  (including, without limitation, with respect to  the UC Obligations and the Swing Line Loans included in such facilities(5))and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed  thereby or  in any  way based on  or  related to any  of  the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any]

(1) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.   If the assignment is from multiple Assignors, choose the second bracketed language.

(2) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3) Select as appropriate.

(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.

(5) Include all applicable subfacilities, if any.

Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.              Assignor[s]:

2.              Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.             Borrowers:             The Pep Boys- Manny, Moe & Jack, as Lead Borrower, and the other Borrowers party to the Credit Agreement.

4.             Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.             Credit Agreement:           Credit Agreement, dated as of January 16, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into by, among others, the Lead Borrower, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

6.             Assigned lnterest[s]:

Assignor[s](6)	Assignee[s]	Amount of Assignor’s Commitment /Loans	Amount of Commitment /Loans Assigned(8)	Percentage of Aggregate Commitment/ Loans Assigned(9)		Resulting Commitment/ Loans of Assignor	Resulting Commitment/ Loans of Assignee	CUSIP Number
		$	$		%	$	$
		$	$		%	$	$
		$	$		%	$	$

[7.            (Trade Date):                              (10)

Effective Date:                          ,,  20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WIITCH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(6) List each Assignor, as appropriate.

(7) List each Assignee, as appropriate.

(8) Subject to minimum amount requirements  pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

(9) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10) To be completed if the Assignor and the Assignee intend that the minimum assignment  amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Acknowledged, consented to: (11)

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

(11)  To the extent required under Section 10.06(b)(i)(B), Section10.06(b)(i)(C), or Section 10.06(b)(iii)(B) of the Credit Agreement.

Acknowledged and consented to:(12)

BANK OF AMERICA, N.A., as Swing Line Lender

By:
Title:

(12) To the extent required under Section 10.06(b)(iii)(D) of the Credit Agreement.

Acknowledged and consented to:(13)

. ,, as LC Issuer]

By:
Title:

(13) To the extent required under Section 10.06(b)(iii)(C) of the Credit Agreement.

Acknowledged and consented to:(14)

THE PEP BOYS- MANNY, MOE & JACK, as the Lead Borrower

By:
Title:

(14) To the extent required under Section 10.06(b)(i)(B), Section 10.06(b)(i)(C), or Section 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to a certain Credit Agreement dated as of January 16, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into by, among others, The Pep Boys- Manny, Moe & Jack, as Lead Borrower, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1.          Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii)  it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b)  assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii)  the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (except for the conflict of laws rules thereof, but including general obligations law sections 5-1401 and 5-1402).

4.             Fees.  Unless waived by the Administrative Agent in accordance with section 10.06(b)(iv), this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.00.

EXHIBIT  F: Borrowing Base Certificate

The Pep Boys - Manny. Moe & Jack (“The Borrower”)
REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION
	Cost Stock Ledger Model	Cert. No.

Ending Inventory Per Stock Ledger, as of:

Add:	Eligible In-Transit Inventory Per Credit Agreement
DC In-Transit to Puerto Rico
Stores In-Transit to DC - Overstock
Display Units (at 60% pending inclusion in appraisal)
Pepsi Inventory (at 50%)

Less:	Cores in Stock Ledger
Loaner Tools
Shrink Reserve (Pep accrued shrink)
Excluded inventory pending EPA settlement
QOH Adjustment

	Total Eligible Inventory, as of:		(A)

	Advance Rate:		(B)

	Net Inventory Availability (AxB)		(C)

	Eligible Credit Card Receivables, as of:		(D)
	Advance Rate:		(E)
	Net Credit Card Receivables Availability (DxE)		(F)

Accounts Receivable, Commercial, as of:

Less:	APD Pay Plan
Cash as Credit
Extended Terms
Past Due Over 60 Days
Credits in Prior
Cross Aging
Contra Accounts
Chargebacks
Other ineligibles per credit agreement
	Sub Total		(G)
	Dilution Reserve%		(H)
	Dilution Reserve (GxH)		{I)

	Eligible Accounts Receivable (G-1)		(J)
	Advance Rate:		(K)
	Net Third Party Accounts Receivable Availability (JxK)		(L)

Less without duplication of any other reserves or eligibility criteria:

	Customer Credit Liabilities Reserve (50%)		(M)
	Unprocessed In-Store Payments		(N)
	Availability Block (5%) (C+F+L)x5%		(O)

	Uncapped Borrowing Base (C+F+L·M-N-0)		(P)
	Domestic Commitment ($300,000,000)	300,000	(Q)
	Borrowing Base (lesser of P or Q)		(A)

(B) Current Advance Rate = 85% x 65.8% = 55.93%.  Advance Rate equals the product of (i) Appraisal Percentage  times (il) Appraised Value.

1

availability

The Pep Boys - Manny. Moe & Jack (“The Borrower”)

Availability Calculation
Beginning Principal Balance

Add prior days advance
Add fees charged today

Less prior day’s pay down

Ending principal balance Pep Boys

Add Letters of Credit Pep Boys
Documentary LC		(T)
Standby LC

Total liability prior to request		(U)
Not to exceed	$300,000

Excess Availability prior to today’s request (S-U)		(V)

Advance Request		(W)

Excess Availability after today’s request (V·W)

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance  with the requirements of the Senior Secured, Super-Priority, Debtor-in-Possession Credit Agreement (as amended, modified or supplemented from time to time “the Credit Agreement”) between the Borrowers and Bank of America, N.A., as Administrative  Agent; (b) no Default or Event of Default (as such terms are defined in the Credit Agreement) are presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrowers to cover 100% of the Borrowers’ obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized Signer	Lead Borrower:	The Pep Boys - Manny, Moe, & Jack
By:
Name:
Title:

1

Adlusted Availability Calculation (11)

Net Inventory Availability		(A)

Net Credit Card Receivables Availability		(B)

Net Third Party Accounts Receivable Availability		(C)

Availability Reserves, excluding Availability Block		(D)

Adjusted Borrowing Base (A+B+C-D)		(E)

Aggregate Commitment ($300,000,000)	300,000	(F)

Adjusted Availability (lesser of E or F)		(G)

Unpaid Balance of Credit Extensions		(H)

Net Adjusted Availability (G-H)		(I)

Liquidity Event:

Liquidity Event Availability Percentage		(I +G)

Liquidity Event Availability Trigger	17.5%

Liquidity Event (Yes or No)

Accelerated Borrowing Base Delivery Event CABBD Event”):

ABBD Event Availability Percentage		(I +G)

ABBD Event Availability Trigger	17.5%

ABBD Event (Yes or No)

Covenant Compliance Event:

Net Adjusted Availability

Covenant Compliance Event Availability Trigger(> of 17.5% x Adjusted Availability or $50MM)

Covenant Compliance Event (Yes or No)

(1) The adjusted availability calculation excludes the Availability Block in the calculation of Availability for purposes of the Accelerated Borrowing Base Delivery Event, Covenant Compliance Event, and Liquidity Event

Schedule 1.01

Borrowers

The Pep Boys- Manny, Moe & Jack

The Pep Boys Manny Moe & Jack of California Pep

Boys - Manny, Moe & Jack of Delaware, Inc. Pep

Boys- Manny, Moe & Jack of Puerto Rico, Inc.

Schedule 1.02

Guarantors

Carrus Supply Corporation

PBY Corporation

Schedule 1.03

Existing Letters of Credit

Documentary Letters of Credit

LC Ref.#	Amount	Beneficiary	Exp. Date

WIC023530U	$30,075.30	Primax Wheel Corp.	1/22/2009
WIC023777U	$353,582.17	Primax Wheel Corp.	4/14/2009

TOTAL:	$383,657.47

Standby Letters of Credit

LC Ref.#	Amount	Beneficiary	Exp. Date	Renewal Date

P414593	$11,730,000.00	Travelers Insurance	10/12/2010	10/23/2009
P417609	$4,525,000.00	ACE USA	6/30/2010	7/19/2009
P516828	$146,602.50	Board of County Comm. of	3/28/2010	9/25/2009
		Arapahoue County
W420898	$16,500,000.00	Zurich American Insurance	411/2010	5/16/2009
		Company
WSM224627W	$13,600,000.00	National Union Fire	12/31/2010	4/1/2009
		Insurance Co.
WSM227266W	$40,000,000.00	JP Morgan Chase Bank, N.A.	3/4/2010	8/13/2009

TOTAL:	$86,501,602.50

Schedule 1.2

Commitments and Applicable Percentages

LENDER	COMMITMENT	APPLICABLE PERCENTAGE
Bank of America, N.A.	$120,000,000.00	40.000000000%
Wells Fargo Retail Finance, LLC	$75,000,000.00	25.000000000%
Regions Bank	$50,000,000.00	16.666666667%
PNC Bank, National Association	$30,000,000.00	10.000000000%
Capital One Leverage Finance Corp.	$25,000,000.00	8.333333333%
TOTAL	$300,000,000.00	100.000000000%

Schedule 5.01

Loan Parties Organizational Information

Legal Name of Entity	State of Incorporation	Secretary of State Corporate Number	EIN

The Pep Boys - Manny, Moe & Jack	Pennsylvania	275775	23-0962915

The Pep Boys Manny Moe & Jack of California	California	151601	95-1099890

Pep Boys -Manny, Moe & Jack of Delaware, Inc.	Delaware	2468063	51-0363252

Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.	Delaware	2445141	51-0363784

Carrus Supply Corporation	Delaware	2455395	51-0363120

PBY Corporation	Delaware	2107694	51-0302812

Schedule 5.05(d)

Internal Control Event

Subsequent to the issuance of the Borrowers’ condensed consolidated financial statements for the quarterly period ended May 5, 2007, the Borrowers determined that certain information presented in the condensed consolidating balance sheet as of May 5, 2007 and the related condensed consolidating statements of operations and cash flows for the thirteen weeks ended May 5, 2007 and April29, 2006 presented in the Borrowers’ supplemental guarantor information note contained errors.  The errors resulted from (i) the failure to correctly record consolidating intercompany journal entries between Pep Boys and the Subsidiary Guarantors (ii) the failure to correctly record certain reclassification entries to intercompany receivables and liabilities and (iii) the failure to consolidate PBY Corporation’s wholly owned subsidiary, The Pep Boys Manny Moe & Jack of California in the Subsidiary Guarantors column.  Borrowers corrected the errors and restated the condensed consolidating balance sheet, as of May 5, 2007, and the related condensed consolidating statements of operations and cash flows for the thirteen weeks ended May 5, 2007 and April29, 2006 included in the supplemental guarantor information note.  The correction of these errors did not affect the Borrowers’ previously reported interim or annual consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity or consolidated statements of cash flows.

With respect to the third quarter of fiscal 2007, Borrowers discovered that the impairment charge related to the store closure portion of its five-year strategic plan should be recorded in the third quarter instead of the fourth quarter as initially concluded.  This resulted in the delayed filing with the SEC of the Borrowers Quarterly Report on Form 10-Q for quarter ended November 3, 2007.

Borrowers have determined that the above-described errors collectively resulted in a material weakness in the financial close and reporting process as of November 3, 2007.

Since that time, Borrowers have continued to implement changes designed to enhance the effectiveness of its financial close and reporting process including (i) hiring staff and providing additional accounting research resources, (ii) improving process documentation and (iii) improving the review process by more senior accounting personnel.  However, as of November 1, 2008, Borrowers believe that their ongoing efforts to hire and train additional staff are not yet complete.  Accordingly, Borrowers cannot provide their constituents with reasonable assurance that the material weakness in the financial close and reporting process has been remediated.  Borrowers have retained experienced accounting consultants, other than Borrowers’ independent registered public accounting firm, with relevant accounting experience, skills and knowledge, to provide advice to Borrowers’ management in connection with the fiscal 2008 financial reporting process.

Schedule 5.06

Litigation

During the fourth quarter of 2006 and the first quarter of 2007, Borrowers were served with four separate lawsuits brought by former associates employed in California, each of which lawsuits purports to be a class action on behalf of all current and former California store associates. One or more of the lawsuits claim that the plaintiff was not paid for (i) overtime, (ii) accrued vacation time, (iii) all time worked (i.e. “off the clock” work) and/or (iv) late or missed meal periods or rest breaks. The plaintiffs also allege that Borrowers violated certain record keeping requirements arising out of the foregoing alleged violations. The lawsuits (i) claim these alleged practices are unfair business practices, (ii) request back pay, restitution, penalties, interest and attorney fees and (iii) request that Borrowers be enjoined from committing further unfair business practices.  Borrowers reached a settlement in principle regarding the accrued vacation time claims, which was preliminarily approved by the court on December 1, 2008.  The remaining purported class action claims have been settled and have received final court approval and are expected to be paid out in the fourth quarter of 2008.

In September 2005, we received an inquiry from the Environmental Protection Agency requesting records regarding our sales of merchandise that use small motors (generators and transportation merchandise). Lead Borrower has a settlement conference with the EPA scheduled for February 3, 2009, at which time Lead Borrower expects to make a settlement proposal to include injunctive relief and the payment of a monetary penalty. As a result of this investigation, in December 2008, Borrowers took precautionary action and removed certain inventory from sale. While Lead Borrower expects this inventory to ultimately be released for sale, all such inventory will be excluded from Eligible Inventory until such time as a settlement agreement is reached with the EPA.  Lead Borrower expects to increase the amount accrued for such matter in the fourth quarter of 2008.

Borrowers are also party to various other actions and claims which have arisen prior to the Closing Date in the normal course of business.

Borrowers believe that amounts accrued for awards or assessments in connection with all such matters are adequate. However, there exists a reasonable possibility of loss in excess of the amounts accrued, the amount of which cannot currently be estimated.  While Borrowers do not believe that the amount of such excess loss could be material to Borrowers’ financial position, taken as a whole, any such loss could have a Material Adverse Effect on Borrowers’ results of operations, taken as a whole, in the period(s) during which the underlying matters are resolved.

Schedule 5.08(b)(1)

Owned Real Estate

Attached

Schedule 5.08

Unit Code	Unit Name	Unit Address	City	State	Owned/Leased
9	Hunting Park	1050 East Hunting Park Avenue	Philadelphia	PA	OWNED
10	Scranton	Rt 6, Scranton-carbondale Hwy	Scranton	PA	OWNED
14	Stanton	6200 Stanton Avenue	Philadelphia	PA	OWNED
15	Allentown	1901 Macarthur Road	Whitehall	PA	OWNED
16	York	470 Loucks Road	York	PA	OWNED
17	ColonialPark	4949 Jonestown Road	Harrisburg	PA	OWNED
21	Carlisle Pike	6100 Carlisle Pike	Mechanicsburg	PA	OWNED
26	West Chester	711 E. Gay Street	West Chester	PA	OWNED
29	23rd Street	2298 Ritner Street	Philadelphia	PA	OWNED
32	41st Street	4101 Market Street	Philadelphia	PA	OWNED
34	Oxford	101 Lincoln Highway	Fairless Hills	PA	OWNED
37	North Rivers Ave.	6240 N. Rivers Ave.	N. Charleston	sc	OWNED
43	Gordon Ave.	1725 Gordon Highway	Augusta	GA	OWNED
44	Washington Road	2728 Washington Road	Augusta	GA	OWNED
47	Mandarin	9605 San Jose Blvd.	Jacksonville	FL	OWNED
50	Toms River	301 Route 37 East	Toms River	NJ	OWNED
54	Howell	4204 Route 9 South	Howell	NJ	OWNED
55	Hazlet	72 Hazlet Avenue	Hazlet	NJ	OWNED
56	Ocean Township	1608 Highway 35	Ocean	NJ	OWNED
61	Stratford	10 N. White Horse Pike	Stratford	NJ	OWNED
62	Concord Pike	2904 Concord Pike	Talleyville	DE	OWNED
66	Prices Comer	3207 Robert Kirkwood Hgwy.	Wilmington	DE	OWNED
67	Dover	919 N. Dupont Highway	Dover	DE	OWNED
68	Waldorf	3390 Crain Highway	Waldorf	MD	OWNED
71	Langley Park	1804 University Boulevard	West Hyattsville	MD	OWNED
74	Randallstown	8635 Liberty Road	Randalltown	MD	OWNED
75	Route 40	6515 Baltimore NationalHighway	Baltimore	MD	OWNED
79	Towson	1739 E. Joppa Road	Baltimore	MD	OWNED
82	Davis Highway	6340 N. Davis Hwy.	Pensacola	FL	OWNED
83	West Broad	4728 Wistar Road	Richmond	VA	OWNED
85	Denbigh	13200 Warwick Boulevard	Newport News	VA	OWNED
88	Midlothian	6300 Midlothian Turnpike	Richmond	VA	OWNED
90	Woodbridge	1641 Wigglesworth Way	Woodbridge	VA	OWNED
91	Petersburg	3120 South Crater Road	Petersburg	VA	OWNED
93	Macon	1230 Eiseinhower Parkway	Macon	GA	OWNED
94	North Tryan	4837 N. Tryon St.	Charlotte	NC	OWNED
97	Conyers	1132 Northlake Drive	Conyers	GA	OWNED
98	Rock Hill	2514 North Cherry Road	Rock Hill	sc	OWNED
100	Virginia Beach	1116 Lynnhaven Parkway	Virginia Beach	VA	OWNED
101	Buford Highway	4105 Buford Highway	Chamblee	GA	OWNED
103	Norcross	5820 Jimmy Carter Boulevard	Norcross	GA	OWNED
108	Snellville	2207 East Main Street	Snellville	GA	OWNED
112	Riverdale	7000 Clark Howell Highway 85	Riverdale	GA	OWNED
114	Stone Mountain	5848 Memorial Drive	Stone Mountain	GA	OWNED

117	Gretna	1100 Behrman Hwy	Gretna	LA	OWNED
119	Lilburn	3965 Highway #29	Lilburn	GA	OWNED
122	Panama City	821 W. 23Rd Street	Panama City	FL	OWNED
124	West Hillsborough	3933 W. Hillsborough	Tampa	FL	OWNED
127	Gainsville	7725 W. Newberry Rd	Gainsville	FL	OWNED
128	Gamer	1490 Us 70 West	Gamer	NC	OWNED
129	Abercorn Parkway	8702 Abercom Street	Savannah	GA	OWNED
130	Dunn Ave.	1105 Dunn Ave.	Jacksonville	FL	OWNED
134	Broad River Road	1804 Broad River Road	Columbia	sc	OWNED
139	Brandon	1747 W. Brandon Blvd.	Brandon	FL	OWNED
141	Bossier City	2941 East Texas Avenue	Bossier City	LA	OWNED
142	Mobile Hwy	4700 Mobile Hwy	Pennscola	FL	OWNED
146	Old Hickory	15001 Old Hickory Blvd	Nashville	TN	OWNED
147	Slidell	1421 Gause Blvd	Slidell	LA	OWNED
150	Independence Blvd	9415 E. Independence Blvd.	Matthews	NC	OWNED
151	Kingston Pike	106 Market Place Blvd	Knoxville	TN	OWNED
152	Decker Blvd	2455 Decker Blvd	Columbia	sc	OWNED
157	Little Havana	SW 24th Avenue & SW Street Avenue	Miami	FL	OWNED
164	Shreveport	8825 S Jewella Ave	Shreveport	LA	OWNED
175	Willow Grove	1509 Easton Road	Willow Grove	PA	OWNED
180	Etmont	1802 Hempstead Turnpike	Elmont	NY	OWNED
181	Corpus Christi	5106 S. Padre Island Dr	Corpus Christi	TX	OWNED
184	Greenville	2418 Laurens Rd	Greenville	sc	OWNED
185	Airport Highway	831 Montlimar Dr	Mobile	AL	OWNED
190	Seekonk	216 Highland Avenue	Seekonk	MA	OWNED
191	North Little Rock	4228 East Mccain Blvd	N. Little Rock	AR	OWNED
192	West Windsor	3505 Brunswick Pike	West Windsor	NJ	OWNED
194	Lake Worth	4301 Lake Worth Road	Lake Worth	FL	OWNED
198	Bel Air	408 Baltimore Pike	Bel Air	MD	OWNED
202	Springfield	1265 East Battlefield Rd	Springfield	MO	OWNED
203	West Springfield	180 Dagget Drive	West Springfield	MA	OWNED
208	Baton Rouge	LA State Rt. 426 & US Hwy 61	Baton Rouge	LA	OWNED
210	North Hills	4751 Mcknight Road	Pittsburgh	PA	OWNED
212	Lafayette	5639 Johnston St	Lafayette	LA	OWNED
213	Pleasant Hills	320-330 Clairton Blvd., Route 51	Pleasant Hills	PA	OWNED
219	Dedham	570-580 Providence Highway	Dedham	MA	OWNED
222	Orange	143-145 Boston-Post Road	Orange	CT	OWNED
226	Sw 28Th Street	609 29Th Street S.W.	Wyoming	Ml	OWNED
228	Covington Hwy	5380 Covington Highway	Decatur	GA	OWNED
236	Hamilton Road	2830 South Hamilton Rd	Columbus	OH	OWNED
237	Morse Road	1321 Morse Road	Columbus	OH	OWNED
240	Miami Township	8497 Springbord Pike	Dayton	OH	OWNED
257	Springfield	1177 & 1191 Boston Rd	Springfield	MA	OWNED
258	East Tremont Ave	2633 East Tremont Ave.	Bronx	NY	OWNED
259	Florence Mall	832 Heights Blvd	Florence	KY	OWNED
260	Eastgate Mall	4436 Gleneste-Withamvl Road	Cincinnati	OH	OWNED

263	Boardman	215 Boardman Poland Rd	Boardman	OH	OWNED
269	Trolwood	5221 Salem Pike	Trolwood	OH	OWNED
276	Alpine	3737 Alpine Avenue	Comstock Park	Ml	OWNED
277	Waterbury	699 Wilcott Street	Waterbury	CT	OWNED
286	Farmington	28210 West 8 Mile Road	Farmington Hills	Ml	OWNED
288	Western Hills	5495 Glenway Avenue	Cinncinati	OH	OWNED
289	Portage	5630 S. Westnedge Ave	Kalamazoo	Ml	OWNED
292	Coral Springs	2100 Unviersity Drive	CoralSprings	FL	OWNED
337	Washington St.	7201 E. Washington Street	Indianapolis	IN	OWNED
338	Lafayette	4540 N. Lafayette Rd.,Suite A	Indianapolis	IN	OWNED
348	Bayshore	1321 Sunrise Highway	Bayshore	NY	OWNED
372	Cranberry	20229 Route 19	Cranberry	PA	OWNED
376	Plantation	12251 West Sunrise Blvd.	Plantation	FL	OWNED
378	Landover Hills	6825 Annapolis Road	Landover Hills	MD	OWNED
383	Duluth	4055 Pleasant Hill Road	Duluth	GA	OWNED
386	Lawrenceville	585 W. Pike Street	Lawrenceville	GA	OWNED
391	East Virginia Beach	321 Hutton Lane	Virginia Beach	VA	OWNED
406	East Evans	7205 East Evans Avenue	Denver	co	OWNED
414	Salem	230 Highland Avenue	Salem	MA	OWNED
421	West Hartford	1006 New Britain Avenue	West Hartford	CT	OWNED
426	Sterling Heights	39755 Vandyke	Sterling Heights	Ml	OWNED
428	Kettering	3022 Wilmington Pike	Kettering	OH	OWNED
430	Bertin	260 Route 73 North	Bertin	NJ	OWNED
436	Queens Village	208-222 Jamaica Avenue	Queens	NY	OWNED
444	Irondequoit	711 East Ridge Road	Rochester	NY	OWNED
446	Parsippany	1440 East Route 46	Parsippany	NJ	OWNED
504	Coon Rapids	3325 124Th Ave. Nw	Coon Rapids	MN	OWNED
514	Homewood	18024 South Halsted Street	Homewood	IL	OWNED
551	Salisbury	1628 North Salisbury Blvd	Salisbury	MD	OWNED
578	Bremerton	1600 NE Fumeys Lane	Bremerton	WA	OWNED
604	Hollywood	6125 Hollywood Blvd.	Hollywood	CA	OWNED
607	Pasadena	1135 East Colorado Blvd.	Pasadena	CA	OWNED
609	Santa Ana	120 East 1St Street	Santa Ana	CA	OWNED
612	Washington	1200 West Washington Blvd.	Los Angeles	CA	OWNED
614	Pico	10644 West Pico Blvd.	Los Angeles	CA	OWNED
616	Pomona	336 East Holt Avenue	Pomona	CA	OWNED
618	Burbank	254 West Olive	Burbank	CA	OWNED
619	Simi Valley	660 West Los Angeles Suite A	Simi Valley	CA	OWNED
622	Bakersfield	2411 F Street	Bakersfield	CA	OWNED
624	Fresno	716 Broadway	Fresno	CA	OWNED
626	Oracle	3783 North Oracle Road	Tuscon	AZ	OWNED
630	Inglewood	200 East Spruce Avenue	Inglewood	CA	OWNED
633	BellRoad	2754 East Bell Road	Phoenix	AZ	OWNED
634	Modesto	1340 Mchenry Avenue	Modesto	CA	OWNED
635	San Fernando	1231 San Fernando Road	San Fernando	CA	OWNED
636	Pep Boys	10227 Lakewood Blvd.	Downey	CA	OWNED

639	Blackstone	3655 North Blackstone	Fresno	CA	OWNED
643	Indian School Rd	6666 West Indian School Rd.	Phoenix	AZ	OWNED
645	Tucson	1300 South 6Th Avenue	Tucson	AZ	OWNED
647	67th Street	6714 ElCajon Blvd.	San Diego	CA	OWNED
650	Oxnard	939 South Oxnard	Oxnard	CA	OWNED
652	Atlantic	256 South Atlantic	Los Angeles	CA	OWNED
653	Westminster	15221 Beach Blvd.	Westminster	CA	OWNED
656	Torrance	3124 Sepulveda Boulevard	Torrance	CA	OWNED
660	Costa Mesa	2946 Bristol Street	Costa Mesa	CA	OWNED
668	Clovis	693 West Shaw Avenue	Clovis	CA	OWNED
669	Country Club	1233 South Country Club Dr.	Mesa	AZ	OWNED
670	Decatur	506 South Decatur	Las Vegas	NV	OWNED
674	Yuma	155 East 32Nd Street	Yuma	AZ	OWNED
677	Stockdale Town Center	4605 Planz Road	Bakersfield	CA	OWNED
683	North Las Vegas	2030 Las Vegas Blvd.	North Las Vegas	NV	OWNED
684	Scottsdale	2524 Scottsdale Road	South Scottsdale	AZ	OWNED
687	Flagstaff	1919 North 4Th Street	Flagstaff	AZ	OWNED
688	Sahara	637 E. Sahara Ave.	Las Vegas	NV	OWNED
689	Sierra Vista	1255 East Fry Boulevard	Sierra Vista	AZ	OWNED
690	Magnolia	10831 Magnolia Ave.	Riverside	CA	OWNED
695	Juan Tabo	1308 Juan Tabo North East	Albuquerque	NM	OWNED
697	Central	4523 Central Avenue	N.W. Albuquerque	NM	OWNED
699	Mesa	2900 North Mesa	El Paso	TX	OWNED
700	Las Cruces	1203 East Lohman Avenue	Las Cruces	NM	OWNED
703	Garland	2002 North West Highway	Garland	TX	OWNED
704	Plano	928 Spring Creek Parkway	Plano	TX	OWNED
705	Irving	1950 BeiUina Road	Irving	TX	OWNED
708	Reno	5000 Smithridge Drive	Reno	NV	OWNED
709	Sparks	300 East Prater Way	Sparks	NV	OWNED
711	West Lane	4987 West Lane	Stockton	CA	OWNED
712	Rancho Cordova	10899 Folsom Boulevard	Rancho Cordova	CA	OWNED
713	Walzem	5616Waslem	San Antonio	TX	OWNED
714	Sacramento	5895 47Th & Stockton Blvd.	Sacramento	CA	OWNED
715	Cooper	2710 South Cooper	Arlington	TX	OWNED
716	Camp Wisdom	4010 Camp Wisdom Road	Dallas	TX	OWNED
719	Citrus Heights	5135 Auburn Blvd.	Sacramento	CA	OWNED
721	Carrollton	1455 West Trinity Mills	Carrollton	TX	OWNED
722	Camp Bowie	7208 Highway 80 West	Fort Worth	TX	OWNED
723	Arden Way	2500 Arden Way	Sacramento	CA	OWNED
725	Arlington	1212 No. Collins St.	Arlington	TX	OWNED
726	Buckner	1710 Buckner Blvd. So.	Dallas	TX	OWNED
727	Lake Worth	6500 Lake Worth Blvd.	Lake Worth	TX	OWNED
728	Ina Road	4275 W. Ina Roed	Tucson	AZ	OWNED
729	Mccart	6725 Mccart Ave.	Fort Worth	TX	OWNED
730	Montclair	5150 Arrow Highway	Montclair	CA	OWNED
731	North Richland Hills	6755 North East Loop 820	N. Richland Hills	TX	OWNED

734	San Pedro	6200 San Pedro Avenue	San Antonio	TX	OWNED
735	Chandler	400 S. Arizona Ave.	Chandler	AZ	OWNED
736	Bedford	3305 Harwood Road	Bedford	TX	OWNED
737	Marbach	8103 Marbach Road	San Antonio	TX	OWNED
738	East Main	7715 E. Main St.	Mesa	AZ	OWNED
743	Niles	4014 E. Niles	Bakersfield	CA	OWNED
744	Leon Valley	7680 Bandera Rd.	San Antonio	TX	OWNED
745	Westmoreland	3120 Fortworth Ave.	Dallas	TX	OWNED
746	WWWhite	1956 S. W.W. White	San Antonio	TX	OWNED
748	Peoria	7440 W. Peoria Ave.	Peoria	AZ	OWNED
749	Austin	8917 Research Blvd.	Austin	TX	OWNED
750	Ave Of Americas	200 S.Ave Of Americas	El Paso	TX	OWNED
753	Sierra Plaza	7465 N. Mesa	EIPaso	TX	OWNED
754	South Walker	7600 S. Walker	Oklahoma	OK	OWNED
755	Midwest City	6700 E. Reno Ave.	Midwest City	OK	OWNED
757	Van Buren	2502 W. Van Buren	Phoenix	AZ	OWNED
760	Harlingen	2321 W. Expressway 83	Hanigan	TX	OWNED
761	Forest Lane	2g92 Forest Lane	Dallas	TX	OWNED
763	Bellflower	8533 Artesia Blvd.	Bellflower	CA	OWNED
765	Desoto	1550 N. Beckley	Lancaster	TX	OWNED
766	Brownsville	2336 Boca Chica Blvd.	Brownsville	TX	OWNED
767	Weslaco	1501 N. Texas Blvd.	Weslaco	TX	OWNED
768	Mcallen	609 S. 10Th	Mcallen	TX	OWNED
769	Kolb	7227 E. 22Nd St.	Tucson	AZ	OWNED
772	Palmdale	3054 E. Palmdale Blvd.	Palmdale	CA	OWNED
773	Hesperia	15659 Main St.	Hesperia	CA	OWNED
784	Riverdale	4240 S. Riverdale Road	Riverdale	UT	OWNED
785	West Valley	2040 West 3500 South St.	West Valley	UT	OWNED
787	Tyler	3616 S. Broadway	Tyler	TX	OWNED
788	Abilene	2473 S. Danville	Abilene	TX	OWNED
791	Memorial	6714 South Memorial	Tulsa	OK	OWNED
795	Nogales		Nogales	AZ	OWNED
796	East Central	5600 Central Ave.	Albuquerque	NM	OWNED
816	Union City	30085 Industrial Pkwy. SW	Union City	CA	OWNED
818	Naperville	2936 West Ogden Avenue	Naperville	IL	OWNED
822	Bedford Park	7030 South Cicero Avenue	Bedford Park	IL	OWNED
824	Kellogg	9045 East Kellogg	WicMa	KS	OWNED
826	Melrose Park	2600 North Avenue	Melrose Park	IL	OWNED
830	Portsmouth	1 Durgin Lane	Portsmouth	NH	OWNED
831	Hodgkins	6247 LaGrange Rd.	Hodgkins	IL	OWNED
835	Matteson	21610 Cicero Ave.	Matteson	IL	OWNED
837	Broadview	900 Broadview Village Square	Broadview	IL	OWNED
843	Lombard	851 East Roosevelt Road	Lombard	IL	OWNED
845	Kellogg West	546 South West St	Wichita	KS	OWNED
847	San Leandro	14845 East 14th Street	San Leandro	CA	OWNED
849	Manchester	875 South Willow Street	Manchseter	NH	OWNED

851	Harbor City	1315 Pacific Coast Highway	Harbor City	CA	OWNED
856	Elston	2604 N. Elston Ave	Elston	IL	OWNED
862	Rohnert Park	4805 Redwood Dr	Rohnert Park	CA	OWNED
868	Rancho Drive	4141NorthRancho Drive	Las Vegas	NV	OWNED
869	Henderson	408 South Boulder Highway	Henderson	NV	OWNED
919	Bayamon	Carretera Estatal #167 Int. Calle Los Milliones	Bayamon	PR	OWNED
#861
923	South Ponce	Carretera #2 Km 26.2	Bypass Ponce	PR	OWNED
926	Allamira	Route 17 Pinero Road 20 Martinez Nadel Altamira	Guaynabo	PR	OWNED
928	Santurce	Marginal Baldorioty De Castro, Benitez Castano	Santurce	PR	OWNED
202
929	S. Mayaguez	Avenida Hostos #990	S. Mayagues	PR	OWNED
931	San Sebastien	Carretera 111 Km 17.9	San Sebastian	PR	OWNED
960	Upland	304 East Foothill Boulevard	Upland	CA	OWNED
968	Pleasant Hill	520 Contra Costa Blvd.	Pleasant Hill	CA	OWNED
990	61st And Western	5959 South Western Avanue	Chicago	IL	OWNED
5085	LA Office	1122 W. Washington Blvd.	Los Angales	CA	OWNED
5081	SSC-Philadelphia	3111 W. Allegheny Ave.	Philadelphia	PA	OWNED
6115	Mesquite Warehouse	1130 E. Kearney Street	Mesquite	TX	OWNED
6117	Atlanta Warehouse	55 Liberty Industrial Parkway	McDonough	GA	OWNED
6121	Indy Warehouse	807 Perry Road	Plainfield	IN	OWNED
6129	Chester DC	23 Elizabeth Drive	Chester	NY	OWNED

Encumbered Property List

Store	Name	Address	State	Term Loan Allocated Amount
635	San Fernando	1231 San Fernando Rd, San Fernando, CA 91340	CA	$3,750,035
658	Torrance	3124 Sepulveda Blvd, Torrance, CA 90505	CA	$2,452,764
690	Magnolia	10831 Magnolia Ave, Riverside, CA 92505	CA	$2,862,084
50	Toms River	301 Rte 37 E, Toms River, NJ 8753	NJ	$3,600,000
100	Virginia Beach	1116 Lynnhaven Pkwy, Virginia Bch, VA 23452	VA	$3,505,472
754	South Walker	7600 S Walker St, Oklahoma City, OK 73139	OK	$2,500,000
175	Willow Grove	1509 Easton Rd, Willow Grove, PA 19090	PA	$4,132,974
633	Bell Road	2754 E Bell Rd, Phoenix, AZ 85032	AZ	$3,449,622
923	South Ponce	Carr#2 Km 26 2, Ponce Bypass, PR 732	PR	$5,621,099
91	Petersburg	3120 S Crater Rd, Petersburg, VA 23805	VA	$3,100,000
551	Salisbury	1628 N Salisbury Blvd, Salisbury, MD 21801	MD	3,208,762
816	Union City	300851 Industrial Pky S W, Union City, CA 94587	CA	$4,373,957
129	Abercorn Parkway	8702 Abercom St, Savannah, GA 31406	GA	$3,912,029
141	Bossier City	2941 E Texas Ave, Bossier City, LA 71111	LA	$2,320,754
626	Oracle	3783 N Oracle Rd, Tucson, AZ 85705	AZ	$2,752,584
791	Memorial	6714 S Memorial Dr, Tulsa, OK 74133	OK	$2,534,157
674	Yuma	155 E 32Nd St, Yuma, AZ 85364	AZ	$4,669,886
772	Palmdale	3054 E Palmdale Blvd, Palmdale, CA 93550	CA	$3,479,628
117	Gretna	1100 Behrrnan Hwy, Gretna, LA 70056	LA	$2,250,000
669	Country Club	1233 S Country Club Dr, Mesa, AZ 85210	AZ	$3,335,687
769	Kolb	7227 E 22Nd St, Tucson, AZ 85710	AZ	$2,809,491
695	Juan Tabo	1308 Juan Tabo N E, Albuquerque, NM 87112	NM	$2,370,000
743	Niles	4014 E Niles St, Bakersfield, CA 93306	CA	$2,483,740
75	Route 40	6515 Baltimore National P, Baltimore, MD 21228	MO	$3,200,000
79	Towson	1739-41 E Joppa Rd, Baltimore, MD 21234	MD	$1,780,000
259	Florence Mall	832 Heights Blvd, Florence, KY 41042	KY	$3,719,385
181	Corpus Christi	5106 S Padre Island Dr, Corpus Christi, TX 78411	TX	$3,295,391
715	Cooper	2710 S Cooper St, Arlington, TX 76015	TX	$3,033,529
731	North Richland Hills	6755 Ne Loop, N Richland Hills, TX 76180	TX	$2,390,106
240	Miami Township	8499 Spnngboro Pike, Miamisburg, OH 45342	OH	$2,019,853
753	Sierra Plaza	7465 N Mesa St, El Paso, TX 79912	TX	$3,154,045
767	Weslaco	1313 N Texas Blvd, Weslaco, TX 78596	TX	$3,012,264
869	Henderson	408 S Boulder Hwy, Henderson, NV 89015	NV	$2,338,356
730	Montclair	5150 Arrow Hwy, Montclair, CA 91763	CA	$2,529,049
763	Bellflower	8533 Artesia Blvd, Bellflower, CA 90706	CA	$4,380,000
773	Hesperia	15659 Main St, Hesperia, CA 92345	CA	$3,879,688
147	Slidell	1421 Gause Blvd, Slidell, LA 70458	LA	$4,222,645
54	Howell	4204 Rte 9 5, Howell, NJ 7731	NJ	$4,581,760
56	Ocean Township	1608 Hwy 35, Ocean, NJ 7712	NJ	$3,448,814
26	West Chester	711 E Gay St, W Chester, PA 19380	PA	$2,258,906
192	West Windsor	3505 Brunswick Pike, W Windsor, NJ 8540	NJ	$3,339,764
643	Indian School Rd	6858 W Indian School Rd, Phoenix, AZ 85033	AZ	$3,001,199
210	North Hills	4571 Mcknight Rd, Pittsburgh, PA 15237	PA	$4,273,520
372	Cranberry	20229 Rt 19, Cranberry, PA 16066	PA	$3,050,000
190	Seekonk	216 Highland Ave, Seekonk, MA 2771	MA	$5,100,000
728	Ina Road	4275 W Ina Rd, Tucson, AZ 85741	AZ	$2,673,408
795	Nogales	470 N Grand Ave, Nogales, AZ 85621	AZ	$3,224,458
90	Woodbridge	1641 Wigglesworth Way, Woodbridge, VA 22191	VA	$4,295,244
263	Boardman	215 Boardman Poland Rd, Boardman, OH 44512	OH	$2,431,879
856	Elston	2604 N Elston Ave, Chicago, IL 60647	IL	$5,900,000
704	Plano	928 W Spring Creek Pkwy, Plano, TX 75023	TX	$3,116,672
34	Oxford Valley	101 Lincoln Hwy, Fairless Hills, PA 19030	PA	$5,184,549
711	West lane	4967 West Ln, Stockton, CA 95210	CA	$3,258,261
721	Carrollton	1455 W Trinity Mills Rd, Carrollton, TX 75006	TX	$2,058,954
164	Shreveport	8825 S Jewella Ave, Shreveport, LA 71108	LA	$2,097,895
203	West Springfield	180 Daggett Dr, W Springfield, MA 1089	MA	$2,259,664
824	Kellogg	9045 E Kellogg, Wichita, KS 67207	KS	$2,880,000
660	Costa Mesa	2946 S Bristol St, Costa Mesa, CA 92626	CA	$4,548,183
9	Hunting Park	1050 E Hunting Pk Ave, Philadelphia, PA 19124	PA	$3,362,981
607	Pasadena	1135 E Colorado Blvd, Pasadena, CA 91106	CA	$3,736,985

652	Atlantic	256 S Atlantic Blvd, Los Angeles, CA 90022	CA	$3,807,748
604	Hollywood	6125 Hollywood Blvd, Hollywood, CA 90028	CA	$3,961,046
614	Pico	10644 W Pica Blvd, Los Angeles, CA 90064	CA	$4,840,000
636	Downey	10231 Lakewood Blvd. Downey, CA 90241	CA	$3,088,314
44	Washington Road	2728 Washington Rd, Augusta, GA 30909	GA	$2,175,273
822	Bedford Park	7030 S Cicero Ave, Bedford Pk, IL 60638	IL	$2,549,217
725	Arlington	1212 N Collins St, Arlington, TX 76011	TX	$2,469,899
277	Waterbury	699 Wolcott St. Waterbury, CT 6705	CT	$2,920,000
688	Sahara	637 E Sahara Ave, Las Vegas, NV 89104	NV	$2,532,830
618	Burbank	254 W Olive St. Burbank, CA 91502	CA	$4,844,362
630	Inglewood	200 E Spruce Ave, Inglewood, CA 90301	CA	$2,210,400
32	41st Street	4101-19 Market St, Philadelphia, PA 19104	PA	$2,457,183
928	Santurce	Ave Marginal Baldorioty D, Santurce, PR 910	PR	$2,009,219
714	Sacramento	5895 47Th Ave, Sacramento, CA 95823	CA	$2,842,092
647	67th Street	6714 El Cajon Blvd, San Diego, CA 92115	CA	$2,000,185
787	Tyler	3616 S Broadway, Tyler, TX 75701	TX	$2,520,221
788	Abilene	2473 S Danville St, Abilene, TX 79605	TX	$2,100,000
108	Snellville	2207 E Main St, Snellville, GA 30078	GA	$2,241,737
383	Duluth	4055 Pleasant Hill Rd, Duluth, GA 30096	GA	$2,112,308
74	Randallstown	8635 Liberty Rd, Randallstown, MD 21133	MD	$1,916,118
94	North Tryon	4837 N Tryon St, Charlotte, NC 28213	NC	$2,200,000
288	Western Hills	5495 Glenway Ave, Cincinnati, OH 45238	OH	$2,164,440
134	Broad River Road	1804 Broad River Rd, Columbia, SC 29210	SC	$2,136,359
236	Hamilton Road	2830 S Hamilton Rd, Columbus, OH 43232	OH	$1,916,722
716	Camp Wisdom	4010 W Camp Wisdom Rd, Dallas, TX 75237	TX	$2,248,849
726	Buckner	1710 Buckner Blvd 5, Dallas, TX 75217	TX	$2,018,032
729	Mccart	6725 Mccart St, Fort Worth, TX 76133	TX	$1.978,637
286	Farmington	28210 W 8 Mile Rd, Farmington Hills, M148336	MI	$2,248,861
426	Sterling Heights	39755 Vandyke Ave, Sterling Hp, M146313	MI	$1,860,378
624	Fresno	716 Broadway, Fresno, CA 93721	CA	$1,780,000
276	Alpine	3737 Alpine Ave, Alpine Township, MI 49321	Mi	$1,985,706
289	Portage	5630 S Westnedge Ave, Kalamazoo Portage, MI 49002	Mi	$2,800,000
504	Coon Rapids	3325 124Th Av N-W., Coon Rapids, MN 55433	MN	$3,800,000
684	Scottsdale	2524 N Scottsdale Rd, Scottsdale, AZ 85257	AZ	$2,322,771
708	Reno	5000 Smithridge Dr, Reno, NV 89502	NV	$3,400,000
709	Sparks	300 E Prater Way, Sparks, NV 89431	NV	$2,600,000
723	Arden Way	2500 Arden Way, Sacramento, CA 95825	CA	$2,479,448
713	Walzem	5616 Walzern, San Antonio, TX 78218	TX	$1,841,703
257	Springfield	1177 Boston Rd. Springfield, MA 1119	MA	$2,549,975
689	Sierra Vista	1255 E Fry Blvd, Sierra Vista, AZ 85635	AZ	$1,780,000
10	Scranton	1113 Us-6, Scranton, PA 18505	PA	$1,904,651
				$302,126,816

Schedule 5.08(b)(2)

Leased Real Estate

Attatched

Schedule 5.()1Ubl!2l

Unit Code	Unit Name	Unit Address	City	State	Lendlord	Owned/Leased

	Montgomeryv le	901N. Wales Roed	NorthWalea	PA	Howard Sands	LEASED
CPPB 2 PA, LP
545 South Figueroa St.
Ste. 614
Loa Angeles CA 90071
Tel:
Fax:213-348-9878
Cell:
Email:
Web:

	Brookhaven	3700 Edgemont Avenue	Brookhaven	PA	Thomas C. PIHion, Jr.	LEASED
Herbert Venus & Company
Executive Vice President
7300 City Uno Avenue

PhDadelphia PA 19151
Tel:215-587·7300
Fax:215-587-D955
Cell:
Email:
Web:

	Route 70	6808 Davis Circle	Raleigh	NC	Lawrance W. Harris, Jr.	LEASED
Hems Whoiasale, Inc.
P.O.Box 1190 (zip 276021 or 1350CapRalBlvd.
Raleigh NC 27609

	Buslleton	7424 Bustleton Avenue	PhDadelphla	PA	BusUeton Partners	LEASED
Tenant Coda #612-002
c/o Kimco Realty Corporation
333 New Hyde Park Road
P.O.Box 5020
New Hyde Park NY 11042.()()20
Tal:518-686-9000
Fax:
Cell:
Email:
Web:

12	Aramlngo	2491 Aramlngo Ava.	Phlledalphle	PA	Attn: Brenda J. Walker	LEASED
Port Richmond LLC 1
44 South Baylee Avenue

Port Washington NY 11050
Tel:
Fax:
Cell:
Email:
Web:

13	Macdade	20 N Macdade Blvd.	Glenolden	PA	Bruce A. Goodman	LEASED
Glenolden Realty Partners, L.P.
c/o Goodman Properties
636 Old York Road
2nd Floor
Jenkintown PA 19046
Tel: 215-588-8383
Fax:215-586-4789
Cell:
Emall-:www.goodmanpropertles.org
Web:

18	Quakertown	222 South Westood Boulevard	Quakertown	PA	NationalRetailPropertlea Trust	LEASED
Attn: Vice President • Asset Management
450 South Orange Avo.
Sta.900
Ortando FL 32801
Tal: 321-120-2134
Fax:
Call:
Email:
Web:

19	East Norriton	55 WealGenmentown Pike	Norristown	PA	Waj..Mart Stores, Inc.	LEASED
Attn: AsselManagement
2001S.E. 10th Street
Banlonvilla AR 72712-6489

Tel:
Fax:
Cell:
Email:
Web:

20	Red Lion	9880 E.RooseveR Blvd	Philadelphia	PA	RL Shopping Center Limited Partnership	LEASED
c/o Onyx Management Group, LLC
900 Route 9 North
Suite 301
Woodbridge NJ 07095
Tel:732-28!HJ001
Fax:
Cell:
Email:
Web:

23	lancaster	2080 Lincoln Highway	Lancaster	PA	Lampeter Joint Venture/Sasser-Kaufman	LEASED
335 Central Avenue
Lawrence NY 11559

25	Reading	3401 Plaza Drive, Muhlenberg	Reading	PA	NNN Acquls lons, Inc.	LEASED
		Plaza			Attn: VICS Presk:lant-Asset Management
450 South Orange Ave.
Stu. 900
Orlando FL 32801
Tel:
Fax:321-120.2134
Cell:
Email:
Web:

31	Fredrlcksburg	2384 Plank Rd	Fmdrlcksburg	VA	Ms. Ms. Cosner	LEASED
Cosner Management, LLC
4934 Lansdowne Road

Fredarlcksburg VA 22408
Tel:54Q.089-2411
Fax:540-089-1860
Ceii:54Q.084-1932
Email:
Web:

33	Street Road	1748 Street Road	Ccmwells Heights	PA	National Retau Properties, LP	LEASED
AHn: Vice President - Asset Management
450 South Orange Avo.
Ste. 900
Orlando 32601
Tel: 321-120.2134
Fax:
Cell:
Email:
Web:

38	Savannah Hwy	1550 Savannsh Highway	Charteston	SC	Guy C.Tarrant	LEASED
The Tarrant Company
151Meeting Street #325
Charleston SC 29402

39	Brainerd	5845 Brainerd Road	Chattancoga	TN	Jeanette Parrish	LEASED
East Ridge Development Company, a Tennessee
c/o O&boma Enterprises Osborne Office Center
Chattanooga TN 37411

40	Edgewater Pork	2176 Route130 South	Edgewater Park	NJ	Malcolm Bium	LEASED
ArielRealty, LLC
1UnlversllyPlz.
Ste. 200
Hackensack NJ 07801
Tel: 201-146-QO8O
Fax: 201-148-5505
Cell:
Email:
Web:

41	Pleasantvville	1020 Tllon Road	PleasantVille	NJ	SJS-Tilton Times Plaza, L.P.	LEASED
c/o SJS Really Management Inc.
1110 Wynwood Avo.
Cherry HIR NJ 08002
Tot: 858-848-1044
Fax: 856-648-4313
Cell:
Email:
Web:

42	Hixson	5248 Hwy. 153	Chatl1lnooga	TN	lanSStuM	LEASED
Chao Chao Realty Partners, LLC
c/o Torrey Realty Partners, Inc.
12520 High Bluff Drive
Suite 285
San Diego CA 82130
Tel:858-879-8370
Fax:858-871783
Cell:858-86Q.2090
Email:lstuart@torreyrealty.com
Web:

48	Albemarle Rd	6851 Albemarta Road	Charlotte	NC	Allantlc Acceptance Corporation	LEASED
355 John Gall Way
Ste.203
Concord NC 28027
Tel:
Fax:
Cell:
Email:
Web:

48	Marlton	781W. Route 70	Martton	NJ	Na onalRetail Prop< rtles, LP	LEASED
Attn: Vice PresidentAsset Management
450 South Oranga Ave.
Ste.900
Orlando 32801
Tel: 321·120-2134
Fax:
Cell:
Email:
Web:

49	GaUalln Pike	1577 Gallatin Pike	Madison	TN	EmanuelSchaHen	LEASED
Rtvergate Festival Joint Venture
c/o Schatten Properties
1617 Hayes Street
NashvHie TN 37203

52	Vineland	323 Landis Avenue	Vineland	NJ	Vineland Construction Company	LEASED
71 W. Park Avenue

Vineland NJ 08360
Tel: 856-679-4503
Fax: 656-67 721
Cell:
Email:
Web:

53	Woodbury	137 S. Broad St.	Woodbury	NJ	Z&ZReallyLLC	LEASED
4Q.18149th Pl.

FlushingNY11354
Tel: 718-835-3800
Fax:
Cell:
Email:
Web:

	Tumorsvule	1105 Black Horse Pike	Tumorsvule	NJ	NationalRetaU Properties, LP	LEASED
AHn: Vice PresidentAsset Management
450 South Orange Ave.
Ste.800
Orlando 32801
Tel:321-12().2134
Fax:
Cell:
Email:
Web:

59	Cherry HID	314 Haddonfield Rd.	Cherry HOI	NJ	Javilda Realty Inc.	LEASED
40.16149th Pl.

Flushing NY 11354
Tel:716·635-3800
Fax:
Cell:
Email:
Web:

63	NewCastle	1400 N Dupont Highway	Wilmington Menor	DE	Vtto A. Matasslno	LEASED

Conllnenta\8\ocl< Co.
14168 Reer N.DuPont Highway
New Castle DL 19720
Tel: 302-232-2333
Fax: 302-232-2334

64	Newall<	121 College Square	Newark	DE	Cheryl Hurtt	LEASED
Fusco Properties, L.P.
P.O.Box665
New Castle DE 19720
Tel: 302-232-6251
Fax: 302-232-6332

65	Fradar1ck	1120 W. Palrlcl< Street	Frederick	MD	Cole P8 Portfolio I, LP	LEASED
2555 E.Camelback Road
Sue400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

69	Roule-1 North	3720 CapitolBlvd.	Raleigh	NC	Edith H Upchurch	LEASED
4224 Optimist FarmRoad
Apex NC 27502

70	Merritt	1503 Marrin Boulevard Blvd.	Balltmore	MD	Marrin Boulevard Property Partnership	LEASED
c/o Donald H. Ready
217 Cedsrcroft Road
Baltimore MD 21212
Tal: 410-043-0766
Fax: 410-043-0662

72	Laurel	13344 LaurelBowie Road	Laurel	MD	Albert Tumor	LEASED
Town Center Associates
c/o CsrroUton Enterprises
11700 Beltville, Drive, P.O. Box 826
Beltville, MD 20705
Tel:301-157-7800

73	Marlow Heights	4500 Sl. Barnabas Road	Marlow Heights	MD	Toys “R” Us, Inc.	LEASED
AHn: VP - Raa\ Eslala,Design & Conslruclion
One Geoffrey Way
Wayne NJ 07470-2030
Tel:
Fax:
Cell:
Email:
Web:

77	GlenBumle	7311Gov.Rllchla Highway	GlenBumla	MD	Dan Evangelista	LEASED
c/o Varnado Realty Trust
210 Route 4 Eesl
Paramus NJ 07652
Tel: 201-158-1000
Fax:201-158-0600

80	FeyeHev\1\e	1924 Skibo Rd.	Fayeneville	NC	J&J Realty LLC	LEASED
40-161491h Pl.
Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

87	Annandale	7121 Lillie River Tpke.	Annandale	VA	NNN Acquis\1\ona, Inc.	LEASED
AHn: Vice President-Asset Management
450 South Orange Ave.
Sla. 900
Orlando FL 32801
Tel:
Fax:321-120-2134
Cell:
Email:
Web:

89	Wh eMarsh	9909 Pulaski Highway	WhRemarsh	MD	DDRTC CP, LLC	LEASED
c/o Developers Dlverslfled Really Corporation
Attn: ExecuUve Vice President
3300 Enterprise Perkway
Beachwood OH 44122

Tel:
Fax:
CoD:
Email:
Web:

92	South CsrroRon	3505 S. CarmHton Ave	NawOrfeans	LA	Thomas J. Bauer	LEASED
Bauar & Company, Inc,
400 St. Joseph Sln!ot
New Orisons LA 70130

95	Canton	3168 Canton Road,N.E.	Marietta	GA	C &CRoaltyLLC	LEASED
4().16149th Pl.

Flushing NY 11354
Tel:718-835-3900
Fax:
Coli:
Email:
Web:

95	Canton	3168 Canton Road, N.E.	Marietta	GA	Lob-Volley Corp.	LEASED
4().16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Celt:
Email:
Wab:

99	District Helghls	6333 Marlboro Pike	Forestvllte	MD	Saul Subsidiary I	LEASED
cJo Franklin Property Company
6401 Connecticut Ave.
Chevy Chase MD 20815

102	Nine Mile Road	4507 Nine Milo Rd.	Richmond	VA	N &N ReollyLLC	LEASED
4().16149th Pl.

FlushingNY 11354
Tel: 718-835-3900
Fax:
CaD:
Email:
Wob:

104	Unloo Clly	5000 Jonesboro Road	UnlonCIIy	GA	Len LLC	LEASED
4().16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

105	Gastonia	3028 Franklin Blvd.	Gastonia	NC	Gino Tracanna	LEASED
Bradley Operallng LlmHad Partnership
131 DortmouthStroot

Boslon MA02116-5134
Tel:617-724·2200
Fax:617-728-0885
CoU:
Email:gtracanna@herilagerealty.com
Web:

108	Marlette	1531 Cobb Parkway	Morlotta	GA	Natlooal Retail Proportioa, LP	LEASED
Attn: VIce President .. Asset Management
450 South Orange Avo.
Slo.900
Orlando 32801
Tel: 321·12().2134
Fax:
Call:
Email:
Web:

109	Athens	3702 Allonta Highway	Athens	GA	cJo CSL & Associates Properties, Inc.	LEASED
2030 Hamilton Place Boulevard, Suite 500
Chattanooga TN 37421-!1000
Tot:615-585.()001

110	Forest Park	4853 Jonesboro Road	Forest Park	GA	Philip Sunshine	LEASED

Buford-ClairmontCompany,Ltd.
4100 Shirley Drive S.W.
Atlanta GA 30338

111	Norfolk	1230 N. MUKary Highway	Norfolk	VA	Gary B.Ruffner	LEASED
Goodman Segar Hogan, Inc.
Work:l Trade Center
Norfolk VA 23510

111	Norfolk	1230 N. MuKary Highway	Norfolk	VA	HerbeG.Kaufman	LEASED
National Development, LLC
22512 Gateway Center Drive
Clarksburg MD 20871
Tel: 301-194-3244
Fax: 301-125-9454

111	Norfolk	1230 N. MIRIBIY Highway	Norfolk	VA	Larry Honaker	LEASED
15825 Shady Grove Road Suite 140
Rockville MD 20850
Tel:301-125-4156
Fax:301-125-5654

113	Orange Park	204 Blanding Blvd	Orange Park	FL	Colchester Insurance Company	LEASED
100 Bankt
Ste.610
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

115	Roswell	11160 AlpharettaRoad	Roswell	GA	National RetailProperties, LP	LEASED
Attn: Vice President Asset Management
450 South Orange Ave.
Ste.900
Orlando 32801
Tel: 321-120-2134
Fax:
Cell:
Email:
Web:

118	Lakeland	4405 Us Hwy. 98 N.	Lakeland	FL	Cola PB Portfolio I, LP	LEASED
2555 E. Camelback Road
Suite400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

120	Anamonte Springs	102g E. Anamonte Drive	Anamonte Springs	FL	Colchester Insurance Company	LEASED
100 Bank St.
Ste. 610
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

121	Portsmouth	2570 Airline Blvd.	Portsmouth	VA	louis M. Goodman	LEASED
Louis Esther Corporation
c/o Louis M. Goodman
604 Court Street
Portsmouth VA 23704

123	Tallahassee	2353 Apalachoe Parkway	Tallahassee	FL	Judy Taylor	LEASED
Parkway Terrece PropMies
310 West Jefferson Street
Tallahassee FL 32301
Tel: 850-022-2141
Fax: 850-022-8313

125	Orange Blossom	7750 S. Orange Blossom Trail	Orlando	FL	Joseph Perk	LEASED
ADJP, LLC
Manager
10182 Brandon Circle

Orlando FL 32838
Tel:407-73W288
Fax: 407-742-1981

Cell:
Emall:jsptrue92@yahoo.com
Web:

126	West Colonial	601Powers Drive	Orlando	FL	Westside Plaza GP, Inc.	LEASED
115 Christopher Columbus Drive
Suite400
Jersey City NJ 07302-3551
Tel:201-133-5900
Fax:201-133-1466
Cell:
Email:
Web:

131	Atlantic Blvd.	10546 Atlantic Blvd.	Jacksonville	FL	National Retail Properties.LP	LEASED
Attn: Vice President , Asset Management
450 South Orange Ave.
Ste.900
Orlando 32601
Tel:321-12G-2134
Fax:
Cell:
Email:
Web:

132	South Blvd.	5020 South Blvd.	Charlotte	NC	Gus Poulos	LEASED
Poulos Enterprises, Inc.
3900 Weslay ChapelRoad
Mathews NC 26105

132	South Blvd.	5020 South Blvd.	Charlotte	NC	Steven L. Barnes	LEASED
American Commercial Savings Bank, Inc.
Assistant Vice President
11201 East Independence Blvd
Matthews NC 26105
Tel:704-484-0602

133	Cutler Ridge	10200 Broad ChanneRd	Miami	FL	ABan Fainbarg, Irving M. Chase or Ryan Chase	LEASED
c/o S & A Properties
129 W. Wilson Street, Sufia 100

Costa Mesa CA 92627
Tel: 949-972-7400
Fax:949-972-8655
Cell:
Email:
Web:

135	Lane Ave.	919LaneAve	Jacksonville	FL	Elroy C. Grace	LEASED
Grace & Company, Incorporated, a Florida
865 Lane Avenue South
Jacksonville FL 32205

136	Florida Ave.	10124 N. AoMda Ave.	Tampa	FL	Cole PB Portfolio II, LP	LEASED
2555 E. Camelback Road
Suite400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

143	North Data Mabry	15625 North Dale Mabry Highway	Tampa	FL	Colchester Insurance Company	LEASED
100 Bank St.
Ste.610
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

144	Andorra	9109 Ridge Ave.	Philadelphia	PA	V & V Realty LLC	LEASED
4Cf-16149th Pl.

Flushing NY 11354
Tel: 716-835-3900
Fax:
Cell:
Email:
Web:

145	Hamburg	3766 Mckinley Parkway	Buffalo	NY	Buffalo-McKinley,LLC	LEASED

Attn:Lease Administrator
570 Delaware Ave.
Buffalo NY 14202
Tel:716-687-9467
Fax:
Cell:
Email:
Web:

148	East Town Crossing	4nO Center Uno Drive	Knoxville	TN	C. M.& J.H. Williams	LEASED
Wood Agency, L.P.
General Partners
219 W. Young High Pike Knoxville TN 37920

149	Charlotte Pike	5330 Charlotte Ava.	Nashville	TN	Troy Wilftams	LEASED
Melrose Company
Property Manager
c/o Freeman Webb Company
One Vantage Way
Ste.C-150
Nashville TN 37228
Tel:615-525-1231
Fax:615-525-1232
Cell:
Email: Web: www.FreemanWebb.com

153	MiamiLakes	17050 N.W.57th Avenue	Miami	FL	40-11 79th Street LLC	LEASED
40,18 149th Pl.

FlushingNY 11354
Tel:718-835-3900
Fax:
Cell:
Email:
Web:

153	MiamiLakes	17050 N.W. 57th Avenue	Miami	FL	J&JRealtyLLC	LEASED
40, 18 149th Pl.
Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

154	Dewitt	3033 Erie Blvd-East	Symcuso	NY	Alyso Block	LEASED
Gould Properties LLC
Property Manager
60 Cutter Mill Road
Great Neck NY 11021

155	New Hartford	4475 Commercial Dr	New Hartford	NY	Cole PB Portfolio II, lP	LEASED
2555 E.Camelback Road
Suite 400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

158	Cicero	7885 Route 11	Cicero	NY	James M. Donovan	LEASED
James M. Donovan, an individual
P.O.Box6069 c/o River Edge Resort Hotel17
Alexandria Bay NY 13807

158	Exton	220N. Pottstown Pika	Exton	PA	Joseph J. Boyta, Jr. and Regina B. Rees	LEASED
610 Penfield Avenue
Havertown PA 19083

159	Azalea Park	71 5. Semoran Blvd.	Orlando	FL	Liebermensch Investments LLC	LEASED
5918 OVerlake Ave.

San Diego CA 92120
Tel:619-969-3993
Fax:
Cell:
Email:
Web:

160	Austell	3929 AusteR Rd.	Austell	GA	35-38 95th Street Realty UC	LEASED

40-16 149th Pt.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

161	Metairie	6838 Veterans Blvd	Metairie	LA	E!Us end Mltcllell Mintz	LEASED
Hurwltz·Mintz Furniture Company, a Louisiana
211 Royal Street Attention Mr. Ellis. Mintz
Now Orleans LA 70130

162	Manassas	8000 Stream Walk Ln.	Manassas	VA	NNN Acquisitions, Inc.	LEASED
Attn: Vice President-Asset Management
450 South Orange Ave.
Sta. 900
Ortando FL 32801
Tel:
Fax: 321-120-2134
Cell:
Email:
Web:

163	Daytona Beach	2220 Volusla Ave	Daytona Beach	FL	Doyle Haynos	LEASED
Haynos&Smllh
P.O.Box 250787
Holly HIB FL 32125-0787
Tel: 386-625-8532

165	Pompano Beach	240 Copano Road	Pompano Beach	FL	Colchester Insurance Company	LEASED
100 Bank St.
Ste.610
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

166	Henrietta	1375 Market Place Drtve	Henrietta	NY	James M. Donegan or Lillian	LEASED
P.O.Box 669
Alexandria Bay NY 13607
Tel: 315-546-5131
Fax: 315-548-1025
Email:James Cell11315-436-6568

167	WestMiamti	211NW 82nd Avenue	Miami	FL	Flagler S.C.. LLC	LEASED
Kimco Realty Corporation
3333 New Hyde Park Road
PO Box 5020
New Hyde Park NY 11042-0020
Tel: 516-666-9000
Fax:
Cell:
Email:
Web:

168	Lindenhurst	231 Sunrtse Highway	Lindenhurst	NY	Harry Joe Brown, Jr.	LEASED
Texas Babylon Corp., a Texas corporation
c/o The Brown Companies, 461 Parle. Avenue
New York NY 10016

168	Undenhurst	231 Sunrise Highway	Lindenhurst	NY	Richard Lubkln	LEASED
Texas Babylon Corp., a Texas corporation
c/o The Brown Companies, 461 Park Avenue
New York NY 10016
Tel: 212-266-1135

171	East Brunswick	538 Route16	East Brunswick	NJ	National Retail Properties, LP	LEASED
Attn: VIce President Asset Management
450 South Orange Ave.
Ste.900
Ortando32801
Tel: 321-120-2134
Fax:
Cell:
Email:
Web:

172	Smithtown	983 Middle Country Rd.	Lake Grove	NY	Frank J. Espos o	LEASED
Boundary Properties
670 Middle County Rood

St. James NY 11780
Tel: 516-638-2153
Fax:
Cell:
Email:
Web:

173	North Miami	295 N.E. 167th St & 3rd Avo	North Miami Beach	FL	Arthur H. Hertz	LEASED
Theater Realty Inc.
3195 Ponce Do Leon Blvd.
Coral Springs FL 33134

174	East New Orleans	12200 10 Service Road	New Orleans	LA	John Schwegmann	LEASED
Schwegmann Femliy Trust No. 2
rJo Schwegmann Giant Super Markets
5300 Old GenUIIy Road

New Orleans LA 70126
Tel: 504-483-2029
Fax:
Cell:
Email:jschweg@ballsouth.nal
Web:

176	Hollywood	760 S. 60th Avenue Slate Road 7	Hollywood	FL	Louis Brause	LEASED
Eton Centers Co., a New York general partnership
c/o Brause Reolty, Inc., 52 Vanderbilt Avenue

Naw York NY 10017·3868
Tel: 212-269-5454
Fax:
Cell:
Email:
Web:

177	Commack	6350 Jericho Turnpike	Commack	NY	David Blumenfeld	LEASED
BOG Commack, LLC
c/o Blumenfeld Development Group, Ltd.
300 Robbifls Lana
Syosset NY 11791
Tel: 518-892-0800
Fax: 516-692-0968

179	Abrams	6534 E. Northwest Highway	Dallas	TX	Sharon Batjer	LEASED
c/o R. Jackson Keller, 8522 Garland Road
Dallas TX 75218
Fax:214-432-6873

182	Davia	2380 South Univernlly	Davia	FL	Tri-Coonly Plaza Associates, Lld.	LEASED
19501 Biscoyna Blvd.
Slo. 400
Aventura FL 33180
Tel:
Fax:
Cell:
Email:
Web:

163	Greece	1181 North Groeca Rood	Greece	NY	Howard Sands	LEASED
CPPB II, LLC
545 South Figueroa St.
Sla. 614
Los Angeles CA 90071
Tel:
Fax: 213-348-9878
Cell:
Email:
Web:

186	Hampton	2224 W Mercury Blvd	Hampton	VA	Cole PB Portfolio I, LP	LEASED
2555 E. Camelback Rood
SuHo400
Phoanlx AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

188	Edison	518 Old Post Road	Edison	NJ	Richard Freedman	LEASED
Freedman Service Company, a New Jersey
Route 1 alRauls 130, P.O.Box 64

North Brunswick NJ 08902

193	Amherst	1025 Niagara Falls Blvd	Amherst	NY	Amherst lnduslries, Inc.	LEASED
% Vomado Realty Trust
Park 80 West, Plaza II
Saddle Brook NJ 07683
Tel: 201-158-1000
Fax: 201-158-0600
Cell:
Email:
Wab:

198	West Warwick	375 Quaker Lane	West Warwick	Rl	Cole PB Portfolio I, LP	LEASED
2555 E. Camelback Road
Sulto400
Phoenix /IZ 85016
Tel:
Fax:
Cell:
Email:
Web:

199	Shadyside	931 South Millvale Avanue	Pittsburgh	PA	Abrams Family Associates	LEASED
222 Toch Road
Pittsburgh PA 15205

199	Shadyslda	931 South Millvale Avenue	Pittsburgh	PA	Carl Katz	LEASED
800 South Linden Avo.

Pittsburgh PA 15208
Tel: 412-236-5095
Fax:
Cell: 412-23Q-0878
Email: crll<tz@aol.com
Web:

199	Shadyside	931 South Millvale Avenue	Pittsburgh	PA	Abrams Family Associates	LEASED
222 Tach Road
Pittsburgh PA 15205

200	Colonie	1795 Central Avenue	Albany	NY	Bauer and Lai Realty Partnership, a New York	LEASED
c/o Robert F, Bauer Insurance
1761 Central Avenue, P.O. Box 12850
Albany NY 12212
Fax:516-886-3580

204	Fort Myers	4797 South Cleveland Ave	Fort Myers	FL	Colo PB Portfolio II, LP	LEASED
2555 E. Camelback Road
SuKo400
Phoenix /IZ 85018
Tel:
Fax:
Cell:
Email:
Web:

207	Shatpstown	7525 SouthW<>st FroOW<>y	Houston	TX	SabrlnaPope	LEASED
Houston Baptist University, a Texas non...profit
Manager, Real Estate Department
7502 Fondren Road
Houston TX n074-3298
Tel: 281-184-3414
Fax: 281-184-3022

209	Greenspoint	10275 North FroeW<>y	Houston	TX	West Road Investors, LP and WR Houston, LLC	LEASED
c/o Unllav Management Company
3555 Timmons lane
Sulto100
Houston TX n021
Tel:
Fax:
Cell:
Email:
Web:

211	Flint West	3426 Miller Road	Flint	Ml	Paul. Dietz	LEASED
Miller Road Enterprises Limited Liability Company
1025 East Maple Road, Sullo 200
Birmingham Ml48009-6428
Email:pdlotz@dlatzorganlzaUon.com

214	Clarksville	1317 Trtsnglo Drive	Clarksville	IN	Cole PB Portfolio I, LP	LEASED
2555 E. Camelback Road
Suite 400

Phoenix f<Z. 85016
Tel:
Fax:
CoR:
Email:
Web:

215	96thStreet	8588 East 96th Street	Fisher	IN	Thomas Doyle Centre North, UC, an Indiana limited liability clo Centre Properties 9333 Nonh Meridian Street, Suite 375 Indianapolis IN 46260	LEASED

218	Greensburg	1145 East Pittsburgh Street	Greensburg	PA	Zlff Family Partnership, LP c/o Westmoreland Auto 1125 East Pittsburgh Street Greensburg PA 15601	LEASED

218	Greensburg	1145 East Pittsburgh Street	Greensburg	PA	Martin E.O’Boyle Commerce Limited Partnership #9305 President 1280 W.Newport Center Drive	LEASED

Deerfield FL 33442
Tel:
Fax:
CoD:
Email:
Web:

221	DlxieHwy	4841 Dixie Highway	Louisville	KY	H. Ray McPhail Company Profit Shoring Trust	LEASED
c/o McPhaU Properties, Inc.
PO Box3369
Duluth GA 30096
Tel: 678-668-3660
Fox: 678-668-3661
CeO:
Email:
Web:

225	Monroeville	3475 William Penn Highway	Monroevifte	PA	ClrcuClly SIO<es.Inc. Corporate Secretary 9950 Mayland Drive Richmond VA 23233	LEASED

230	lndlan TraO Cntr	5607·A Preston Highway	Louisville	KY	B.C. Wood Companies dba Indian Tran Square,	LEASED
1020 Industry Road, Sullo 40
Lexington KY 40505
Tel: 859-933-9663
Fax: 859-933-9662
Email:loP free number 668-591·9663

232	Hybla Valley	7812 Richmond Highway	HyblaValley	VA	JonRhodea Hybla Center Umited Partnership	LEASED
Property Manager
c/o Flnmarc Management
4733 Bethesda Avenue
Sullo650
Bethesda MD 20814
Tel: 301-165-4111
Fax:301·165-0515
Call:
Email:
Web:

233	EvansvDie	101 Metro Avenue	Evansville	IN	Andy Guagenli	LEASED
Andy Guagantl and Water Street Partners,LP, an
2641 N. Cullen Avenue

Evansville IN 47715
Tel: 812·246-1244
Fax:
can:
Email:
Web:

234	Delaware Ava.	1000 South Delewana Avenue	Philadelphia	PA	Brenda Walker Port Richmond LLC 1	LEASED
c/o Cedar Shopping canters,Inc.
44 S. Byles Avenue,Sue304
Port Washington NY 11050
Tel:516-676-6492
Fox:516-679-8497

CeD:
Email:Her line- 516-944-4524
Web:

238	Manchester	205 Spencer Street	Manchester	CT	Soble Tareke WUIIama	LEASED
Gateway Lauren. Inc
Emmas ·Asset Management Co., LLC
420 Lexington Ave
Suite 900
New York NY 10170
Tel:
Fax:212-229-8802
Cell:
Email:
Web:

239	North Loop	Interstate 610 & Brinkman St.	Houston	TX	The Rlos Family Trust	LEASED
PO Box 33443
Riverside CA 92519
Tel:
Fax:
Call:
Email:
Web:

241	Broadway	487 S.Broadway	Denver	CO	Chrlsly Bright	LEASED
Broadway Marltelplace At The Denver Design
Director of Operations
c/o CF Property Management, Inc.
595 South Broadway
Sulte200
Denver CO 80209
Tel: 303-374-3794 3229
Fax:303-377-6104
Cel:303-354-6775
Email:
Web:

242	Aurora	12820E. Mississippi Ave	Aurora	CO	Kevin S. Hayutlin c/o Kevin S. Hayutin, OMA Company	LEASED
1450 South Havana, Sulte BOO
Aurora CO 80012
Tel: 303-375-1241

243	South Wadsworth	5134 South Wadworth Blvd	Lakowood	CO	Jordon Perimutter The Section 14 Development Co., a Colorado c/o J. Pertmutter & Co.,1601 Bloke Street,#600 Denver CO 80202 Fax: 303-359-3435	LEASED

245	Kenwood Mall	7789 MontgomofY Road	Cincinnati	OH	Gerald J. Schoonover 21411Widgeon Terrace	LEASED

Fort Meyers Beach Fl33931
Tel:239-946-3530
Fax:
Cell:
Email:
Web:

246	West Broad	3833 West Broad Street	Columbus	OH	Jennifer Rowland 3833 West Broad Street, LLC	LEASED
c/o SB Management Corporation
433 North Camdan Drive,Suite 1070
Beverly HIUs CA 90210
Tel:31G-027-6602 121
Fax:31G-027-6622
Cell:
Email:
Web:

247	4th Avenue	354 4th Avenue	Brooklyn	NY	Donald Resnlcoff	LEASED
Retaco Holding Company, LLC, a New York
Member
362 Kingsland Avenue
Brooldyn NY 11222
Tel: 718-839-5300
Fax: 716-834-2514

247	4th Avenue	354 4th Avenue	Brooklyn	NY	MondyTaffel	LEASED
Relaco Holding Company, LLC, a New York

Member
362 Kingsland Avenue
Brooklyn NY 11222

248	Saginaw	3196 Tittsbawassee Road	Saginaw	Ml	Jeffrey E. Sobel Fortune Associates,L.L.C.	LEASED
30800 Northwestern Hwy.
Second Fl.
Fanmngton HHis Ml48334
Tel:
Fax:
Cell:
Email:
Web:

250	Berlin	44 Bonin Turnpike	Berlin	CT	Emmanuel GavrfUa	LEASED
Olympia Motor Inn, Inc.
President
3413 Berlin Turnpike
Newington CT 08111

252	Tyrone Blvd	2601 Tyrone Boulevard	St. Petoroburg	FL	Westwood Garden Apartments rJo Gregory	LEASED
3200 46th Avenue North
St. Poteruburg FL 33714

253	Broomall	2916 Springfield Road	Broome!	PA	Vica President..RealEstate Finance The Prudential Insurance Company of America	LEASED
10 Rockefeller Plaza, 15th Floor
Now York NY 10020
Tel:
Fax:
Cell:
Email:
Web:

255	Pittsfield	690 Marril Road	Plltsfield	MA	MichaelPanek	LEASED
Phoenix MerriU Road LLC
Property Manager
c/o Phoenix Really Management LLC
101 East Ridge Executive Park
Danbury CT 06810
Tel: 203-379-0295
Fax:203-37!1-0297
Cell:
Email:MIKEPANEK@aol.com
Web:

281	MID Plain	305-C South East Chkolov Drive	Vancouver	WA	Thrift-Cascade Investments, L.L.C. 201 NE Perk Plaza Dr.	LEASED
Tower1
Sto.200
Vancouver WA 98884
Tel:
Fax:
Cell:
Email:
Web:

261	MH!Plain	305-C South East Chkalov Drive	Vancouver	WA	Thrift-Cascade Investments, L.L.C.	LEASED
305 South East Chkalov Dr.
Ste.119
Vancouver WA 98661
Tel: 360-089-3121
Fax:
Cell:
Email:
Web:

262	Audubon	114 Black Horse Pike	Audubon	NJ	Steven B. Woffson	LEASED
Audobon Ventures Limited Liability Company
Thomas Verrichia
c/o Wolfson Venichla Group Inc.
120 W.Gennsntown Piko, Sullo 120
Plymouth Mooting PA 19462
Tel: 610-027-8899
Fax: 610-027-8880
Cell:
Email:
Web:

264	Niles	5555 Youngstown Warren Road #7	Niles	OH	Anthony M. Cafaro The Cafaro Company	LEASED

2445 Belmont Avenua, PO Box 2186
Youngstown OH 44504-0186

267	Union	2525 Route 22 Wast	union	NJ	PaulGagllotl	LEASED
275 Route 22 East
SprlngfHlId NJ 07081
Tel:973-337-6164 29
Fax_:
Cell:973-322-1799
Email:
Web:

268	South Academy	115 North Academy Road	Colorado Springs	CO	Cole PB Portfolio II, LP 2555 E.Cemelbeck Rood	LEASED
Su o400
Phoenix A2 85016
Tel:
Fax:
Cell:
Email:
Web:

270	North Academy	7625 North Acadamy Blvd	Colorado Springs	CO	Jay Rosenbaum	LEASED
Woodland Paradise Corporation
118 N. Tejon Stroot, Sullo 402
Colorado Springs CO 80900

271	Littleton	7469 Park Meadows Drive	Englewood	CO	MichaelC. Bullock	LEASED
SB Advisors, Inc.
5675 DTC Boulevard, Sulte110
Greenwood VIDage CO 80111
Tel: 303-377-7275
Fax: 303-377-7298
Cell:
Email:
Web:

271	Littleton	7469 Park Meadows Drtvo	Englewood	CO	MichaelC.BuHock	LEASED
SB Advisor>, Inc.
P.O.Box 3434

Englewood CO 80155-3434
Tel:303-377-7275
Fax:303-377-7298
Cell:
Email:
Web:

272	Colerain	8300 Colerain Avenue	Cincinnati	OH	MichaelHardert 4755 Day Road	LEASED

ClnciMaUOH45239
Tel: 513-338-8882
Fax:
Cell:
Email:
Web:

275	Hazel Dell	7400 N.E.Highway 99	Vancouver	WA	Joy Wrtght/Property Mgmt.Dept, 33R	LIEASED
ROUNDUP COMPANY
Ro:Tenant Accl # 0014011010
P.O. Box 42121

Portland OR 97242.()121
Tel: 800-085-9202 3116
Fax: 503-379-3545
Cell:
Email: joy.wrtght@fredmayar.com
Web:

275	Hazel DaR	7400 N.E.Highway 99	Vancouver	WA	Beverty Stautz	LEASED
Fred Meyer, Inc.
Vice President, Property Management
3600 SE 2nd Avenue
Portland OR 97202
Fax: 503-379-3545

280	Roosevelt Blvd	4640 Roosevelt Blvd.	PhRodelphla	PA	NationalRalallProperties Trust	LEASED
Attn:Vice Pressident- Asset Management
450 South Orange Ave.

Sle. 900
Orlando R. 32801
Tel: 321·120·2134
Fax:
Cell:
Email:
Web:

283	Baldwin	850 Sunrise Highway	Baldwin	NY	Louis Lorcari	LEASED
Mintz & Schaffer
3785 Torrey Pines Blvd.
Sarasola FL 34326

283	Baldwin	850 Sunrise Highway	Baldwin	NY	Louis LBJCsrl	LEASED
Nunleys Amusement Corporation, a New York
3785 Torrey Pines Boulevard
Sarasola FL 34236

285	North Lake Blvd	3169 NorthLake Blvd	PaJm Beach Gardens	FL	McPhaD Associates, LLLP	LEASED
PO Box 3369
Duluth GA 30096
Tel:678-857-9139
Fax:
Cell:
Email:
Web:

296	Pasadena	5445 Fairmont Parkway	Pasadena	TX	Cole PB Portfolio I,LP 2555 E. Camelback Road	LEASED
Sulta400
Phoenix AZ 85016
Tal:
Fax:
Call:
Email:
Wab:

300	Hackensack	85Courl St	Hackensack	NJ	H. Terry Ferber and Daryl Cheryl Ferber	LEASED
32 Glenwood Road
Upper Saddle River NJ 07458
Tot 201·134·3324

301	lafayette	2121 South Sagamore Parkway	Lafayette	IN	Kevin Sims Simon Property Group, L.P.	LEASED
Property ID n 3911
225 W. Washington Street

lndlanepotls IN 46204-3438
Tel: 317-763-1600
Fax:
Cell:
Email:
Web:’INNI.simon.com

310	Kissimmee	302 W. VIne St	Kissimmee	FL	Howard Sands	LEASED
CPPB 2 Kissimmee,LLC
545 South Figueroa Sl
Sta. 614
Loa Angalea CA 90071
Tel:
Fax:213-348-9878
Cell:
Email:
Web:

311	Sunrise & Flagler	601 Sunrise Blvd	Ft Lauderdale	FL	Sunflagler, Inc. c/o Amerlty DeveSopment &	LEASED
2419 East Commarclat Boulevard Sta. 301
Ft. Lauderdale FL 33308
Fax: 305-54

312	Jersey City	Metro Plaza Mall	Jersey City	NJ	GmggWasser	LEASED
G&S lnvastors/Jersay City L.P.
c/o
303 Winding Road
Old Bethpage NY 11804

314	Piadmont Road	2399 Piadmont Road	Atlanta	GA	Merrill D.Wynne	LEASED
Pladmont·Lindberg Associates,LLC, GA limited
c/o HabW, Arogati & Wynne, P.C.
1073 West Peachtree Street, NE
Atlanta GA 303()9..3637

316	Sandy Springs	6521 Roswell Road	Atlanta	GA	Marc/Brown	LEASED
Charles S. Ackerman & Elliott L.Haas c/o

1040 Cmwn Pnlnt Parkway 11200
Atlanta GA 30338
Tal: 770-051-3900
Fax: 770-091-3965

317	Hamdan	2301 Dlxwall Ava	Hamden	CT	Camlyn lnglla	LEASED
2335 Rnule 10 Hamden-CT.Inc.
VIce Preslden’
c/o RREEF Managamant Company
3340 Peachlree Rd., NE
sune 250
Atlanta GA 30326
Tel:404-446-6555 6575
Fax:404-445-6556
Cell:
Email:carolyn.inglls@rreef.com
Web:

318	Worcester West	50 MilStreet, Route 12	Worcester	MA	c/o The Boierd Gmup Holdings, Inc.	LEASED
One Joy Street
Boslon MA 02106
Tel: 617-724-9200
Fax:617·724-4044

323	BelWort	7990 Be!Wort St	Houston	TX	MinSoo Kwon	LEASED
11314 Lakeside Place

Houston TX 77077
Tel:
Fax:
Cell:
Email:
Web:

333	Copperfield	6900 Highway 6 North	Houston	TX	Heather McMillon	LEASED
MacDonald Hwy 6 No.4 L.P., c/o Wuffa Mgml
Property Manager
12 Greenway Plaza, SuRe 1500
Houston TX 77045-1287
Tel:713-362·2229
Fax:713-322·1234

338	Breckenridge	1001 Breckenridge Lana	loulsvUle	KY	MichaelMarylotta The Kroger Company	LEASED
c/o Priority Properties
1045 S. Woods MiU Rosd, Sulta 1
Town & Country 63017
Tel:636-622-3200
FBJ<: 635-622 -4020
Cell:
Email:
Web:

342	Henry Ave.	3101W. Allegheny Ave	Philadelphia	PA	Jerry Holtz P.J.Leasing Company, L.P.	LEASED
P.O.Box 190

VU!enova PA 19085
Tel:610-052·2010
Fax:610-052-1905
Cell:
Email:
Web:

343	Annapolis	1911 West Street	Annapolis	MD	Robert W. Johnson	LEASED
J.F. Johnson Holdings,Inc.
8200 Vetarans Highway
P.O.Box248
MiUersvUta MD 21108
Tel: 410.098-5200 100
Fax:410-095-3083
Cell:
Email:
Web:

345	Hicksville	15 East Old Country Road	Hicksville	NY	Alvin Rush	LEASED
15 OC Realty LLC
President
One Barstow Road

GrealNeck NY 11021
Tel:

Fax:
Cell:
Email:
Web:

349	Five Town	600 Burnside Road	Inwood	NY	Inwood COmmons, LLC	LEASED
46 East Old Country Rood
Mineola NY 11501
Tel: 516-6B7-1Bn
Fax.:
CeO:
Email:
Web:

349	Five Town	600 Burnside Road	Inwood	NY	Tamera K. Jordan	LEASED
ABA #030219275
Credit: Midland Loan Services, l.P.
Rat Inwood Commons, LLC/The Pep Boys
Tel:
Fax:
Cell:
Email:tamera.jordan@midlandls.com
Web:

	Forest Avenue	3rd Van Name	Staten	NY	Howetd Sands	LEASED
		Avenue	Island		CPPB II, LLC
545 South Figueroa Sl.
Sle.614
Los Angeles CA 90071
Tel:
Fox: 213-348-9676
Cell:
Email:
Web:

363	Central Avo	1008 CentralAvenue	Albany	NY	Joseph and Noreen Rosetti	LEASED
c/oDodgaWorld
1606 Route 9
Clifton Park NY 12065

364	Red Rose Commons	1700 FrullvDia Pike	Lancaster	PA	Red Rose Commons Associates, LP	LEASED
c/o Goldenberg Group
350 Sentry Parl<way
Building 630, Sullo 300
Blue BellPA 19422
Tel:
Fax:
Cell:
Email:
Web:

369	BlrdRoed	10660 Southwest	Miami	FL	OsvaJdo M. Vento	LEASED
		40th Street			Everglades Lumber end Building Supply Inc.
7995 S.W.94th Street
Miami FL 33156
Tel: 305-528-1155
Fax: 305-526-2939
Emell:305-266-5011

370	Military Trail	BOO North Military	West Palm	FL	Gollvlew Shaping Ploza Associates	LEASED
		Trail	Beech		872 North MUitary Trail
West Palm Beech FL 33415

370	Military Trail	800 North Military Trail	West Palm Beach	FL	Herbert C. Gibson, Esq.	LEASED
Neva Mae Brockway, George R. Brockway & H.
Florida NanBank Bldg., 1st Street
West Palm Beech FL 33401

371	Bethel Park	5055 Library Road	Pittsburgh	PA	New Plan Excel Realty Trust, Inc.	LEASED
		(RI. 88)			c/o Centro Properties Group
Attn: LegalDept.
420 Lexington Ave., 7lh Fl.
New York NY 10170
Tel:
Fax:
CeU:
Email:
Web:

373	Elmwood Avenue	1996 Elmwood	Buffalo	NY	Howetd Sanda	LEASED
		Avenue			CPPB II, LLC
545 SOuth Figueroa St.

Suite. 614
Los Angeles CA 90071
Tel:
Fax:213-348-9878
Cell:
Email:
Web:

374	Beer	1184 Pulaski Highway	Beer	DE	Glenbeer, LLC	LEASED
c/o Capano Management
105 Foulk Road
Wilmington DE 19803
Tel: 302-242-1086
Fax:
Cell:
Email:
Web:

380	Warmister	982 Street Road	Warminster	PA	Gino Tracanna	LEASED
Heritage Property Investment Trust
131 Da mouth Street
Boston MA 02116-5134
Tel: 617-724-2200
Fax:617-726-0885
Cell:
Email:gtracanna@herltagerealty.com
Web:

380	Warminster	982 Street Rood	Warminster	PA	Legol Depament	LEASED
Heritage Warminster SPR LLC
c/o Heritage Raally Management, Inc.
131 Dortmouth Street
Bostom MA 02110
Tel:617-724-2200
Fax:617-726-0855
Cell
Email:
Web:www.heritagereatty.com

382	Tamarac	7305 West CommerclaiBoulev	Bfd Tamarac	Fl	Cats PB Portfolio I, LLP 2555 E. Camelback Rood	LEASED
Suite 400
Phoanix AI. 85016
Tel:
Fax:
Cell:
Email:
Web:

385	Harford Ford	4821 Harford Road	Baltim<Jra	MD	VE Bond, LLC, a Maryland Umftod liability	LEASED
Village Square I, Sullo 141
Villege of Cross Keys MD 21210

387	Stirling Rood	2721 Stirling Road	Hollywood	Fl	Colchester Insurance Company	LEASED
100 Bonk St.
Suite. 610
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

390	Wikes Barre	450 Wilkes Berra Township Boulevard	WikesBarre	PA	George A. Hessy Trustee P.O. Box 752 Wilkes-Barre PA 18703	LEASED

397	Jupiter	2084 West Indiantown Road	Jupiter	FL	5500 S.W. 8th St. Property, Inc. 2503 S.W. 27th Avenue	LEASED
Mlemi FL 33133
Tel: 305-585-71 n
Fax:305-585-9668
Cell:
Email:
Web:

398	Bradenton	2303 Cortez Rd	Bradenton	FL	H. Ray McPhail	LEASED
c/o McPhail Properties, Inc.
PO Box 3369

Duluth GA 30096
Tel:678-857-9139
Fax:676-657-9135
Cell:
Email:
Web:

401	Glassboro	711 North Delsea Drive	Glassboro	NJ	Kranzco Realty Trust c/o Centro Properties Group	LEASED
Attn: General Counsel, Property
420 Lexington Ave., 7th Fl.
New York NY 10170
Tel:
Fax:
Cell:
Email:
Web:

403	Garden City	29611 Ford Road	GardenCity	Ml	John Elieff	LEASED
T & J Ford Limited LlebQity Company, a Michigan
25301Michigan Avenue
Dearborn Ml48124
Tel: 313-327-5373

404	Mansfield	480 Lexington Road	Ontario	OH	Craig J. Denley	LEASED
C.J.R.E. Ontario,L.L.C.
599 Harlan Road
Mansfield OH 44903

417	Meriden	454 South Broad Street	Meriden	CT	John A. Mesa Esq. Amalfl Capital, LLC	LEASED
11835 W Olympic Boulevard
Suite1100
Los Angales CA 90064
Tel: 310-047-6400
Fax: 310-047-8702
CeH:
Email:
Web:

419	Everett	1686 Revere Beach Parkway	Everett	MA	Alysa Block OLPEverettLLC	LEASED
60 Cutter MillRd.
Suite.303
Great Neck NY 11021
Tel: 516-677-2746
Fax:
Cell:
Emaii:Ablock@Gouldlp.com
Web:

422	Cinnaminson	Route 130 North And Church	Cinnaminson	NJ	202 Route 130 LLC c/o PCF Management LLC	LEASED
		Road			107 Haddon Ave.
Westmont NJ 08108
Tel:856-68 600 1309
Fax:
Cell:
Email:
Web:

437	Long Island City	36-50 21st Street	Queens	NY	Jiashu Xu and George Xu	LEASED
134-03 35th Street
Flushing,NY 11354

438	Jamaica	94-47 Merrick Boulevard	Jamaica	NY	VIncent OeJana	LEASED
68 Carlton Ave.
Port Washington NY 11050
Tel: 516-629-6000
Fax: 516-629-6080
Cell:
Email:
Web:

438	Jamaica	94-47 Merrick Boulevard	Jamaica	NY	Fazza Kahn Fezza Kahn, an Individual	LEASED
133-12 Liberty Avenue
Richmond HID NY 11419

439	Bridgeport	513 Booton Avenue	Bridgeport	CT	Boston Avenue Associates Limited Partnership	LEASED
74 Goodsell Street
Bridgeport CT 06601

445	Geofue Dieter	1910 George Dieter Drive	ElPeso	TX	EUas Abraham 5824 Vista Clam	LEASED
ElPeso TX 79912

453	Ridgewood	60-71 Metropolitan Avenue	Ridgewood	NY	Frederic Slain Metropolitan CarpelOutlet, lnc./Be Site Realty	LEASED
35-1141st Street
Long Island NY 11101
Tel:718-13394900

454	North Brunswick	Route 1 South And North Oaks	North Brunswick	NJ	Phil Schiffman North Brunswick Shopping Plaza	LEASED
		Boulevard			Associates
820 Morris Turnpike,Suite 301
Short HRis NJ 07078
Tel: 973-346-5000 139
Fax:973-346-0550
Cell:
Email:
Web:

457	Port Jefferson	5170 Nesconset Highway	Port Jeffarson Station	NY	Stephen King 5164 Nesconset Highway, Port Jefferson Station	LEASED
NewYork NY 11766
Tel:631-147-5700
Fax:631-147-5820

459	Hempstead	320 Peninsula Boulevard	Hempstead	NY	Steve Kaufman HVCA, LLC,a New York limited Debility company	LEASED
c/o Bosser Kaufmen Development Company, Inc.
335 Central Avenue
Lawrence NY 11559

462	Piscataway	1052 Stelton Rd.	Piscataway	NJ	Kopsoftis Hok:lings, L.l.C. a New Jersey Limited	LEASED
14 Carpathia Street
Piscataway NJ 08854
Tel: 732-275-5349
Fax:
Cell:
Email:
Web:

463	Providence	1246 North Main	Providence	Rl	James Botvin	LEASED
		Street			Botvln Realty Company
550 Pawtucket Avenue
Pawtucket Rl 02860

464	Westvala	2101 West Genesee Street	Syracuse	NY	Mr.Robert Santaro Westvale Plaza	LEASED
Property Manager
2102 West Genesee Street
Syracuse NY 13219-1679
Tel: 315-546-8241
Fax: 315-546-6753
Cell:
Email:
Web:

465	Franklin Perk	1939 Laskey Road	Toledo	OH	Chuck Larkin	LEASED
PEP Boys - Manny Moe & Jack,Inc.
NaUonalDirector of RealEstate
3111 W. Allegheny Ave.
Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4664
Cell:267-787-8585
Emall:chuck_lerkin@pepboys.com
Web:

465	Franklin Perk	1939 Leakey Road	Toledo	OH	MarshaU Brown	LEASED
H & M Enterprises,LTD., an Ohio limited liability
3238 lander Road
Pepper Pike OH 44124
Tel: 561-177-1527
Fax:
Cell:
Email:
Web:

467	Revere	147 Squira Road	Revere	MA	Alexander J. Caruso	LEASED

Dam-Pat Realty Trust
185 Squire Road, Sune 119

Revere MA 02151
Tel: 781-128-4420
Fax: 781-128-4421
Cell:
Email:alex.caruso@verizon.nal
Web:

467	Revere	147 Squire Road	Revere	MA	Chuck Lerldn	LEASED
PEP Boys • Manny Moa & Jack, Inc.
NationalDirector of Real Estate
3111 W. Allegheny Ave.

Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4684
Cell: 267-787-8585
Email: chuck_larfdn@pepboys.com
Web:

468	Whaatridge	7525 West 44th Avenue	Wheatridga	CO	Pecific Reality Associates, L.P.	LEASED
Attn: General CounseV/Tenam No. 1ptr5487
15350 SW Sequoia Parkway, Sullo 300
Portland OR 97224

469	Raynham	59 Now State Highway (RI.44)	Raynham	MA	Herold Gornick Raynham Crossing, LP	LEASED
c/o CGICompanies
637 Washington Street Room 200
Brookins MA 02146
Tel: 617-773-1900

474	Westchester	6136 West Menchasler Blvd.	Westchester	CA	Robert H Schwab c/o R&L Propertias	LEASED
10940 Wilshire Boulevard, Sullo 2250
Los Angelas CA 90024
Tet 310-020-1800
Fax:310-020-1899

475	East Puente Hills	17811 East Colima	City Of	CA	C/O Kam Sang Co., Inc.	LEASED
		Road	Industry		411 E. Huntington Dr.,# 305
Aracadia CA 91006
Tel: 626-644-2988
Fax:
CoP:
Email:
Web:

475	East Puente Hills	17811 East Colima Road	City Of Industry	CA	Chuck Larkin PEP Boys Manny Moe & Jack, Inc.	LEASEO
National Director of Real Estate
3111 W.Allegheny Ave.

Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4684
Cell: 267-787-8585
Email: chuck_larfdn@pepboys.com
Web:

478	Glider Ridge	Walker Road end Cedar Hills	Beaverton	OR	Chuck Larkin PEP Boys • Manny Moe & Jack, Inc.	LEASED
		Blvd.			National Director of Real Estate
3111 W. Allegheny Ave.

Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4884
CeU: 267-767-8585
Email: chuck_lerkin@pepboys.com
Web:

478	Glider Ridge	Welker Road end Ceder Hills	Beaverton	OR	Joan 8 Pratt 2360 SW Westfteld Avenue	LEASED
Blvd.
Portland OR 97225
Tel: 503-364-3977
Fax:

Col:
Email:
Web:

479	Skokie	5222 Touhy Avenue	Skokie	IL	Touhy Plaza, LLC	LEASED
clo lawrence B. Ordower Real Estate
One North laSaHe Street, Suite 1300
Chicago IL 60602
Tel:312-226-5122
Fax.: 312-226-0023

460	Aubum	305 Center Street	Aubum	ME	Konrad Gesner	LEASED
KGI, LLC, a Massachusetts limited liability
President
One International Place
Boston MA 02110

490	Bristol	488 Farmington Avenue	Bristol	CT	Chuck Larkin PEP Boys - Manny Moe & Jack, Inc.	LEASED
Nationel Director of Rest Estate
3111 W. Allegheny Ave.

Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4694
Cell: 267-767-8565
Email: chuck_larkln@pepboys.com
Web:

490	Bristol	488 Farmington Avenue	Bristol	CT	Edward and Janet Redman	LEASED
Redman’s Trailers
26 Buckboard Lane
Bristol CT 06010

494	Green Valley	3490 East Sunset Rood	Las Vegas	NV	Howard Sands	LEASED
CPPBII, LLC
545 South Figueroa Sl
Sto.614
Los Angeles CA 90071
Tel:
Fwc:213-346-9878
Cell:
Email:
Web:

496	Jersey City	701 Route 440 Hudson Mall	Jersey City	NJ	Hudson Associates Limited Partnership c/o PREIT-RUBIN, Inc.	LEASED
Attn: GeneralCounsel
200 South Broad St., 3rd Fl.
Philadelphia PA 19102
Tel:
Fax:
Cell:
Email:
Web:

519	Pottstown	101 Shoemaker	Pottstown	PA	L. Stanley Mauger, Esquire	LEASED
		Road			1529 Kauffman Road
Pottstown PA 19464

523	Slota College	2268 East College Avenue	College Pork	PA	Kathy Ann Wlshlnskl c/o Pyramid Construction Group	LEASED
275 North Franklin Tumplka
Ramsey NJ 07446
Tel:201-132-1919
Fax:201-132-0054

525	Winchester	2001 S. Pleasant Valley Road	Winchester	VA	Sheela Nayak Clue Drive, LLC	LEASED
9501 Polomac Dr.

Fort Washington MD 20744
Tel: 301-183-5883
Fax: 703-35()-2195
Cell:
Email:svaryhappy@msn.com
Web:

528	Everett Moll	10113 Evergrsen Way	Everett	WA	AI Jlwanl	LEASED
Southpoint Plaza LLC
406 El6ngson Rood

Pacific WA 96047
Tel: 253-383-7863

Fax:
Cell:
Email:
Web:

529	Puyellup	12228 Meridian East	Puyallup	WA	attn:LarryOison	LEASED
MelviRo Olson and Jacqueline Oison
12402 E. Meridian Street
Puyallup WA 98373
Tel:253-384-1857

542	Airport Highway	5804 Airport	Toledo	OH	Chuck Larkin	LEASED
		Highway			PEP Boys- Manny Moe & Jack, Inc.
National Director of Real Estate
3111 W. Allegheny Avo.

Philadelphia PA 19132
Tel:215-543-9240
Fax: 215-543-4884
Cell:267-787-8585
Email:chuck_larkln@pepboys.com
Web:

542	Airport Highway	5804 Airport	Toledo	OH	Mark Zyndorf	LEASED
		Highway			Area Growth Investors, Ltd.

Four SeaGate
Suite SOB
Toledo OH 43804
Tel: 419-924-7070
Fax:419-925-2439
Cell:
Email:mzyndorf@signatureaasociates.com
Web:

544	Apopka	2000 Semoran Blvd	Apopka	FL	Colchester Insurance Company	LEASED
100 Bank Sl.
Ste. 610
Burlington YT 05402
Tel:
Fax:
Cell:
Email:
Web:

545	Clay	8075 Oswego Reed	Livarpooi	NY	Enrico Scarda	LEASED
Clay Commons LLC
Owner/Manager
3124 Expressway Drive South
Islandia NY 11749
Tel: 631-123-2438
Fax:831-123-2438
Email:ALL CORRESPONDENCE OTHER THAN

549	Robinson	6581Steubenvila Pike	PIHsburgh	PA	Dr. Alfonso Coala	LEASED
	Township				Marla Associatos
44 Long Meedow Court
Pittsburgh PA 15238

582	Lodi	1401 South Cherokee	Lodl	CA	Ronald L.Berber	LEASED
		Lana			Berber Veilajo Propertias, L.P.
2595 Auto MallPkwy.

Falrf101d CA 94533
Tel: 707-740.7064
Fax:707-740.7207
Cell:
Email:RBarbor@Berberauto.com
Web:

564	Patchogue	425 Sunrise	Patchogue	NY	c/o The Alrose Group	LEASED
		Highway			3-4 Station Plaza

Woodmere NY 11598
Tel: 516-656-6700
Fax: 516-656-6705
Cell:
Email:
Web:

568	Germantown	2090().A Fruderlck Rd.	Gemantown	MD	Adam Schwartz	LEASED
Milastone Holdings,LLC
c/o Jerry’s Systems Inc.

15942 Shady Grove Rd.
Gaithersburg MD 20877
Tel: 301-192-8m115
Fax: 301·194-3508
Cell:
Email: odamjerry@aol.com
Web:

574	Moorestown	401 North Route 38	Moorestown	NJ	Ben Dempsey	LEASED
	(Automobile Service Only)				C/O Auburndale Properties, tnc. Property Manager
50 nee Boulevard
Woodcliff lako NJ 07677
Tel: 201-193-8800
Fax: 201-193-2036

579	Mcloughlin	15574 Southeast Mcloughlin	Milwaukie	OR	Chuck Larkin PEP BoysManny Moe & Jack, Inc.	LEASED
		Blvd.			NaUonel Director of RenlEstate
3111W.AlleghenyAvo.

PhUadelphla PA 19132
Tel: 215-543-9240
Fax: 215-643-4684
Cell: 267-787-8585
Email: ehuek_larkln@pepboyo.com
Web:

598	Ocala	2035 SW CaRage Road	Ocala	FL	Colchester Insurance Company	LEASED
100 Bonk Sl.
Ste.810
Burlington VT 05402
Tel:
Fax:
Cell:
Email:
Web:

603	Huntington Park	2671Rendolph SinH>I	Huntington Pork	CA	RHA.Partners, Ltd. DeptLA22110	LEASED
Pasadena CA 91185-2110
Tel: 310-054-5781

608	San Bernardino	147 South E.St.	San Bernardino	CA	NNN Aequls”lons,Inc. Attn: Vice President·Asset Management	LEASED
450 South Omnga Avo.
Ste.900
Ortsndo FL 32801
Tel:
Fax: 321-120-2134
Cell:
Email:
Web:

611	La Mirada	14207 Rosecrans Ave.	La Mirada	CA	Transcendent Properties, U.C	LEASED
1 Mouchly

Irvine CA 92618
Tel: 949-969-4210
Fax.: 949-972-1497
Cell:
Email: waltarl@landalaff.com
Web:

613	Garden Grove	10912 Katella Avenue	Anaheim	CA	Chuck larkin	LEASED
PEP Boyo ·Manny Moe & Jack, Inc.
National Director of Real Estate
3111 W.AHoghenyAve.

Philadelphia PA 19132
Tel: 215-543-9240
Fax: 215-543-4684
Cell: 287-767-6585
Email: chuck_larkln@pepboye.com
Web:

613	Garden Grove	10912 Katella Avenue	Anaheim	CA	Dennis Nicolet	LEASED
Wells Fargo Bank. N.A.
444 South Flower Street
Sulle1360
Los Angelos CA 90071
Tel: 213-368-8324

Fax: 213-38 1043
Cell:
Email:
Web:

637	Rancho Cucamonga	9292 FoolhftlBlvd.	Rancho Cucamonga	CA	NNN Acquisklono, Inc. Attn: Vice President-Asset Management	LEASED
450 Soulh Orange Ave.
Sle. 900
Orlando FL 32601
Tel:
Fax: 321-120-2134
Cell:
Email:
Web:

638	Reseda	7340 Reseda Blvd.	Reseda	CA	Georgette S. Nargulzian	LEASED

13138 Chandler Blvd.

Sherman Oaks CA 91401
Tel: 618-898-4601
Fax:
Cell:
Email:
Web:

638	Reseda	7340 Reseda Blvd.	Reseda	CA	John B. Narguizian	LEASED

13138 Chandler Blvd.

Sherman Oaks CA 91401
Tel: 818-898-4601
Fax:
Cell:
Email:
Web:

641	EIMonle	11937 EaslValley Blvd.	EIMonle	CA	Joan B. Morris	LEASED

12120 N. Falrwood Drive

Spokana WA 99218-2935
Tel:
Fax:
Cell:
Email:
Web:

642	Fullerton	1530 Soulh Harbor Blvd.	Fullerton	CA	1530 5. Harbor, LLC 6352 112 WealThird 51.	LEASED

Los Angelos CA 90048
Tel: 323-365-9486
Fax:
Cell:
Email:
Web:

642	Fullerton	1530 South Harbor Blvd.	Fullerton	CA	Egan Family Partnership 6362 1/2 WeslThird 51.	LEASED

Los Angelos CA 90048
Tel: 323-365-9488
Fax:
Cell:
Email:
Web:

	Mcdowell	2424 EeslMcdowell	Phoenix	Jl2.	S..WayLLC	LEASED
40-161491h Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

649	Merced	1207 WoslMain 51.	Merced	CA	Lamont Realty Corp.	LEASED
40-181491h Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

651	Chula Vista	454 Broadway	Chula Vista	CA	RobertS. Lion	LEASED
Robert Lion and FloraS. Lion
44645 12th Street East

Lancaster CA 93535
Tel: 661-194-9660
Fax:
Cell:
Email: bblion@earthllnk.net
Web:

651	Chula Vista	454 Broadway	Chula Vista	CA	RobartS. Lion	LEASED
Robart Lion and Floras. Lion
44645 12th Stroot East

Lancaster 93535
Tel: 661-194-9660
Fax.:
Cell:
Email: bblion@earthlink.net
Web:

656	Visa&a	3015 South Mooney Blvd.	VIsalia	CA	Atlas-Argo LLC 4().16149th Pl.	LEASED

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

656	Visalia	3015 South Mooney Blvd.	VIsalia	CA	Y&YRealtyLLC 4().16149th Pl.	LEASED

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

657	Carson	810 East Dominguez St.	Carson	CA	Y & Y Realty LLC	LEASED
40-16 149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

659	Tempe	1747 E. Apache Blvd.	Tempe	AZ.	Mole-Parker Enterprises	LEASED
937 N. Sycamore Ave.

Los Angelas CA 90038
Tel: 323-385-0111
Fax:
Cell:
Email:
Web:

661	Speedway	4491 East Speedway	Tucson	AZ.	Howard Sands	LEASED
CPPB II, LLC
545 South Figueroa St.
Ste.614
Los Angeles CA 90071
Tel:
Fax: 213-346-9876
Cell:
Email:
					Web:	LEASED

663	Anaheim	3030 W. Lincoln Ave.	Anaheim	CA	SangHo Um	LEASED

3810 Wilshire Blvd.
Apt.911
Los Angeles CA 90010
Tel:
Fax:
Cell:
Email:
Web:

664	Escondido	855 West Mission	Escondido	CA	NNN Acquisitions, Inc.	LEASED
		Ave.			Attn: Vice President·Asset Management
450 South Orange Ave.
Ste.900
Orlando FL 32801
Tel:
Fax: 321-12().2134
Cell:
Email:
Web:

665	Artesia	11944 South St.	Artesia	CA	J.C. Buyers LLC	LEASED
4().18149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

685	Artasla	11944 South St.	Artesia	CA	JUD Really LLC	LEASED
4().16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

665	Artesia	11944 South Sl	Artesia	CA	Lamont Realty Corp.	LEASED
4().16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

667	Oceanside	2041 Mission	Oceanside	CA	LU”an Meena	LEASED
		Avenue			Oceanside Plaza, LLC
10120 Rlvernlde Drive

Toluca Lake CA 91602
Tel: 818-898-2484
Fax: 818-878-3937
Cell:
Email:
Web:

673	Kings Canyon	5815 East Kings Canyon	Fresno	CA	Robart Wills WIRs Enterprises	LEASED
7472 North Fresno Street
Sulte209
Fresno CA 93720
Tel: 559-943-2618
Fax: 559-943-4202
Cell:
Email: wlllsenl@sbcglobal.net
Web:

673	Kings Canyon	5815 East Kings Canyon	Fresno	CA	PaulT.Chambars 1100 Guarantee Savings Bldg.	LEASED
Fresno CA 93721

675	Indio	81- 246 State Highway 111	Indio	CA	Howard Sands CPPBCel, LP	LEASED
545 South Figueroa St.
Ste.614
Los Angeles CA 90071
Tel:

Fax: 213-348-9878
Cell:
Email:
Web:

676	West Covina	1540 East Amar Rd.	West Covina	CA	Lomonl Really Corp.	LEASED
4().16 1491h Pl.

Flushing NY 11354
Tel: 718-635-3900
Fax:
Cell:
Email:
Web:

678	Lancaster	44229 201h 51. West	Lancaster	CA	F & F RealtyLLC	LEASED
4().161491h Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

680	Fontana	16711 Valley Blvd	Fontana	CA	c/oJ.G. Management, Inc.	LEASED
The Baralat Company Inland Empire Shopping
5743 Corse Avenue, Suite 200

Westlake Village CA 91362
Tel: 618-870.9494
Fax: 818-870.3949
Cell:
Email:
Web:

661	Highland Park	5516 North Figueroa Street	Highland Park	CA	Beatrice Weller PO Box 4596	LEASED
North Hollywood CA 91617

685	East Cherlaslon	3995 E. Charleston Blvd.	Las Vegaa	NV	ITHReally LLC 4().16 1491h Pl.	LEASED

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

692	Ventura	4001 East Main Slmel	Ventura	CA	Main Venture, LLC	LEASED
c/oBoulevard Investment Group, Inc.
18250 Roscoe Boutevard
Suite 220
Northridge CA 91325
Tel: 818-888-5700
Fax: 818-888-0074
Cell:
Email:
Web:MVW.boulevardla.com

694	Case Grande	930 East Florence Blvd.	CasaGrande	A2	Coolidge-Casa Grande Equities, LLC	LEASED
455 Central Park Avenue
Scarsdale NY 10583
Tel: 914-477-1400

696	San Mateo	5651 San Mateo	Albuquerque	NM	Howard Sands	LEASED
CPPB II, LLC
545 South Figueroa 51.
Ste.614
Los Angeles CA 90071
Tel:
Fax: 213-348-9878
Cell:
Email:
Web:

698	Yarbrough	10501 Gateway West	EIPaso	TX	Neo Really LLC	LEASED
		11			4().161491h Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:

Cell:
Email:
Web:

701	Encinitas	256 El Camino ReelNorth	Encinitas	CA	Kathy Kuper Terramar Retail Centers, LLC	LEASED
5973 Avanlde Encinas #300

Carisbad CA 92008
Tel: 760-080-8800 150
Fax: 760Hl80-8601
Cell:
Email:
Web:

702	Troplcana	4670 E. Troplcana Avenue	Las Vegas	NV	Howard Sands CPPBII, LLC	LEASED
545 South Figueroa St.
Sts.614
Los Angeles CA 90071
Tel:
Fax: 213-348-9878
Cell:
Email:
Web:

708	Dyer Street	9345 Dyer St.	EtPaso	TX	TLCLLC	LEASED
4().16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

707	Santa Fe	2710 CerrlUoa Road	Santa Fa	NM	Howard Sands	LEASED
CPPBII, LLC
545 South Figueroa St.
Slo.614
Los Angeles CA 90071
Tel:
Fax: 213-348-9676
Cell:
Email:
Web:

710	Charter Way	645 East Chertar Way	Stockton	CA	Howard Sands	LEASED
CPPBII, LLC
545 South Figueroa St.
Sta.614
Los Angeles CA 90071
Tel:
Fax: 213-348-9678
Cell:
Email:
Web:

717	Mesquite	2317 North Galloway Blvd.	Mesquite	TX	Nao Raalty LLC 4().16 149th Pl.	LEASED

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

724	Moreno Volley	23470 Sunnymead Blvd.	Moreno Volley	CA	VAS28 LLC 4().16 149th Pl.	LEASED

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

732	Ontario	2415 South Vmeyard Ava.	Ontario	CA	2403 Vlnayenl VU1a9a LLC 2447 Pacific Coast Hwy.	LEASED
Ste.201
Hermosa Beach CA 90254

Tel:
Fax:
CoD:
Email:
(Web):

733	Milltary	830 Military Dr.,S.E.	San Antonio	TX	Cole PB Potlfolio II, LP	LEASED
2555 E.Camelback Road
SuHe 400
Phoenix AZ. 85016
Tel:
Fax:
Cell:
Email:
Web:

739	Thousand Oaks	2099 E.Thousand Oaks Blvd.	Thousand Oaks	CA	Josse Brothers, UC 117 West Cordova	LEASED

San Clemente CA 92872
Tal:
Fax:
Cell:
Email:
Web:

741	Nacogdoches	12535 Nacogdoches Rd.	San Antonio	TX	J &J Really LLC	LEASED
40-16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

741	Nacogdoches	12535 Nacogdoches Rd.	Sen Antonio	TX	Lob-Volley Corp.	LEASED
40-16149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

742	Tri-City Crossroads	3752 Plaza Dr.	Oceanside	CA	NNN Acquls lons,Inc.	LEASED
Attn:VK:e President-Asset Management
450 South Orange Avo.
Ste. 900
Orlando FL 32801
Tel:
Fax: 321-120-2134
Cell:
Email:
Web:

747	Cactus	3528 W. Cactus	Phoenix	AZ.	Xloll and Associates, LLC	LEASED
1420 Courtyard Dr.

Sen Jose CA 95118
Tel:
Fax:
Cell:
Email:
Web:

751	Seminary	101 W.Seminary	Fort Worth	TX	Howard Sanda	LEASED
CPPBTX,LP
545 South Figueroa St.
Ste. 614
Los Angeles CA 90071
Tel:
Fax:213-348-9878
Cell:
Email:
Web:

756	Northwest Hwy.	7401Northwest Expressway	Oklahoma City	OK	Howard Sands CPPBII, LLC	LEASED
545 South Figueroa St.
Ste.614

Los Angeles CA 90071
Tel:
Fax:213-348-9676
Cell:
Email:
(Web):

759	South lsmBf	3909 s. Lemar Blvd	Austin	TX	Howard Sands	LEASED
CPPB II,LLC
545 South Figueroa St.
Suite. 614
Los Angeles CA 90071
Tel:
Fax: 213-348-9878
Cell:
Email:
Web:

764	Quell Springs	2317 W.Memorial	OklehomaCity	OK	TLCLLC	LEASED
40-16149th Pl.

Flushing NY 11354
Tel: 718-635-3900
Fax:
Cell:
Email:
Web:

771	Calexico	400 Imperial Avo.	Calexico	CA	Richerd EUis	LEASED
102 Hafeman Avenue
Calexico CA 92231
Tel: 760-076-5033
Fax:760-076-5034

774	Northgato	3534 Northgate Blvd.	Sacramento	CA	Howard Sando	LEASED
CPPB II, LLC
545 South Figueroa St.
Suite. 614
Los Angeles CA 90071
Tel:
Fax: 213-348-9678
Cell:
Email:
Web:

775	Loredo	NW Ortiz SITae! end W San	Loredo	TX	MAG RealtyLLC 40-16149lh Pl.	LEASED
Francisco Avenue
Flushing NY 11354
To!: 718-635-3900
Fax:
Cell:
Email:
Web:

775	Laredo	NW Ortiz Street and W San	Laredo	TX	SIX RealtyLLC 40-16149lh Pl.	LEASED
Francisco Avenue
Flushing NY 11354
Tel:718-835-3900
Fax:
Cell:
Email:
Web:

775	Laredo	NW Ortiz Strnet and W San Francisco Avenue	Laredo	TX	Chuck Larkin The Pop Boys- Manny,Moe & Jack of Delaware.	LEASED
3111 West Allegheny Ave.

PhUadelphia PA 19132
Tel:
Fax:
Cell:
Email:
Web:

776	Flamingo	4155 S. Jones Blvd.	Las Vegas	NV	National Retan Properties, LP	LEASED
Attn: Vice President - Asset Management
450 South Orange Ave.
Suite. 900
Orlando 32601
Tel: 321-120-2134

Fax:
Cell:
Email:
Web:

777	Shaw	4490 W. Shaw Ave.	Fresno	CA	Edward M. Kashian	LEASED
West Shaw Partners, LLC
clo Lance-Kashian & Company
8365 N. Fresno Street
Suite. 150
Fresno CA 93720
Tel: 559-943-4800
Fax: 559-943-4802
Cell:
Email:
Web:

778	Corona	581 N. MainS!.	Corona	CA	Edward Chang	LEASED

PO Box 1422

Tuslln CA 92881
Tel: 714-454-9225
Fax: 714-454-4479
Cell:
Email:oJproporty@gmeU.com
Web:

779	83rd & Bell	8311 W. Bell Rd.	Glendale	/>Z.	NNN Acquisitions, Inc.	LEASED
Attn: Vice President-Asset Management
450 South Orange Ave.
Suite. 900
Orlando FL 32801
Tel:
Fax:321-120-2134
Cell:
Email:
Web:

780	Coorn	1624 Corrales Road N.W.	Corrales	NM	Cole PB Portfolio II, LP 2555 E.Camelback Road	LEASED
Suite. 400
Phoenix i>Z. 85016
Tel:
Fax:
Cell:
Email:
Web:

781	Denton	1805 Dallas Dr.	Denton	TX	Neo Realty LLC	LEASED
40-18149th Pl.

Flushing NY 11354
Tel: 718-835-3900
Fax:
Cell:
Email:
Web:

782	Murray	8041 S. Stata St.	Murray	UT	John H. Ashby	LEASED
30 Northridge Avenue
Sandy Clly UT 84092
Tel: 801-157-6617

783	Orem	280 S. State St.	Orem	UT	Cole PB Portfolio I, LP	LEASED
2555 E. Camelback Road
Suite. 400
Phoenix />Z. 85016
Tel:
Fax:
Cell:
Email:
Web:

785	Waco	581 N. Valley Mills	Waco	TX	ATTN: Donald K Denbo	LEASED
Pap Boys
General Offices
1122·24 West WashingtonBoulevard
Los Angeles CA 90015

786	Waco	581 N. VaUey MIUs	Waco	TX	Michael J. Vaughn	LEASED
Waco Financial Corporation
P.O. Box 959, 579 Westview V!Uage

Waco TX 76710

789	Admiral	7806 E. AdmiralPlace	Tulsa	OK	The Albert & Jacldin Yamin Trust	LEASED
PO Box 2031

UniversalCity TX 78148
Tel: 311-071-2613
Fax:
cell:
Email:
Web:

790	Rialto	505 E. FoolhRI Blvd	Rialto	CA	Trustee for tho Grace Chiang Trust	LEASED
18151 Tnlrd Slreat
Fountain Valley CA 92708
Tel: 714-496-6388
Fax:714-498-6385

790	Rialto	505 E. Footnlll Blvd	Rialto	CA	Mei-HwaCnen	LEASED
Bank of the West
AlBA# 121100782/ Account Number 771009727
19006 Brookhumt Street
Huntington Beocn CA 92648
Tel:714-4gs-s386
Fax:714-4gs-s355

792	Santa Fe Springs	11450 E Washington Blvd	Wnlttler	CA	ATTN: John R. Cauffman Trustee of the Fern Cauffman Trust	LEASED

792	Santa Fe Springs	11450 E Washington Blvd	Wnlttlar	CA	DianeWUey Realty Investments, Inc.	LEASED
600 CUedelDrive
Commerce CA 90040
Tel: 323-386-7595
Fax: 323-388-7859

793	Sandy	9319 South 700 East	Sandy	UT	G. Rex Frazier	LEASED
Price Development Company, LP.
Plaza 9400
SDS-12-2471
P.O. Box88
MinneapoUs MN 55488-2471
Tel: 801-148-3911
Fax: 801-148-0751
Cell:
Emaii:A/R • Dave Morgen
Web:

794	Sugnrhouse	2100 South 700 East.	SaH Lake City	UT	Dee’s, Inc.	LEASED
777 East2100 South
SeK Lake City UT 84106

797	Hymeedow	13729 Research Blvd.	Austin	TX	cnorry sm11n	LEASED
FederalWnolesalo Toy Co., Ltd.
Senior Properly Manager
c/o Grubb & EDis Management Services, Inc.
40 NE Loop 410,Sulta 607
San Antonio CA 78216
Tel: 211-080-4639
Fax: 211-082-7880
Cell:21Q.061-3632
Emall:cherry.smllh@grubb-oUis.com
Web:

798	Lake Forest	22671 Lake Forest Drive	Lake Forest	CA	Greg D. McCieUand 3100 Bristol Street	LEASED
Costa Mesa CA 92636

799	Huntington Beach	19122 Brookhurst St	Huntington Beach	CA	Rose Barrantos CPM, CSM King CoOler Plaza, LLC & Fairfax Group, LLC	LEASED
Sr. Property Manager
c/o Vestar Property Management
7575 Carson Blvd,
Long Beach CA 90808
Tel: 562-293-1722
Fax: 562·293-1744
Cell:
Email:
Web:

800	Temecula	40605 Winchester Rd	Temecula	CA	Marcia Ann Hanigan	LEASED
c/o David N. Del Sesto, CPA
2101East Fourth Street, Suite 160B
Sonia Ana CA 92705
Tel: 714-428-9078

801	Santa Maria	1723 S. Broadway	Santa Maria	CA	Ms. Susan Pazdan	LEASED
Central Santa Maria, LLC
P.O.Box 429

Santa Marfa CA 93458
Tel: 805-577-0070
Fax: 805-577-0030
Cell:805-543-2484
Email:
Web:

802	Harbor Boulevard	1107 S.Harbor Blvd.	Santa Ana	CA	The Pep Boys • Manny, Moe & Jack of CaiWornla	LEASED
Attn: Vice President of Real Estate
3111 West Allagheny Ave.
PhiladalphiB PA 19132
Tel:
Fax:
cell:
Email:
Web:

802	Harbor Boulevard	1107 S. Harbor Blvd.	Santa Ana	CA	Nancy J.Detert	LEASED
Harbor Associates
9420 Reseda Blvd.,#333

Northridge CA 91324·2974
Tel: 31().()68-7373
Fax:
Cell:
Email:dreampropartlas7777@yahoo.com
Web:

803	Long Beach	4645 E Pacific Coast Hwy	Long Beach	CA	Laszlo Kovacs	LEASED
P.O.Box 4686
Long Beach CA 90804

804	Salem	399 Lancaster Drive Northeast	Salem	OR	Chuck larkin	LEASED
PEP Boys .. Manny Moe & Jack, Inc.
National Director of Real Estate
3111 W. Allegheny Ave.

Philadalphla PA 19132
Tel:215-543-9240
Fax:215·543-4664
Cell:267-787-8565
Email:chuck_lerl<ln@papboys.com
Wab:

604	Salam	399 lancaster Drive Northeast	SeiBm	OR	John Whitesell	LEASED

393 Aaron Court

Salam OR 97301
Tel:
Fax:
Cell:
Email:)whlleselt12345@msn.com
Web:

804	Salem	399 Lencastor Drive Northeast	Salem	OR	Senior Counsel	LEASED
Pep Boys
3111 West Alleghany Avenue

Philadalphla PA 19132
Tel:
Fax:
Cell:
Email:
Web:

806	Orange	215 East Katelle Ave	Orange	CA	Ms. Kathleen Duffy	LEASED
WohiiOmnge LLC
14 Corporate Plaza, Sulte110

Newport Beech CA 92660
Tel: 949-995-0115 5
Fax:949-995-0123
Cell:
Email:
Web:

808	SantaClarita	20600 Golden Triangle Rd	Santa Clarita	CA	clo Realty Investments	LEASED

1801 Avenue of the Stars,Sullo 935
Los Angeles CA 90067
Tel:31CJ..077-0077
Fax: 31CJ..077-ll677

808	Santa Clarita	20600 Golden Triangle Rd	Santa Clarita	CA	College Tuition c/o Primel and Management	LEASED
Attention:HonnozFaryab and Mehrdad
1801 Avenue of the Stars, Suite 1404
Los Angeles CA 90067
Tel:310-ll78-5858
Fax: 31CJ..078-5860

809	Anaheim Hills	8205 E.Santa Ana Canyon	Anaheim	CA	Lou Weiner	LEASED
Walnar Famlly Trust
3 Thunderbird Drtva

Newport Beach CA 92680
Tel: 949-971-7679
Fax:949-971-6686
Cell:
Emaltmyloulsj@aol.com
Web:

810	Normal Heights	3550 ElCajon Blvd	Normal Heights	CA	Debbie Jenkins	LEASED
Groundspark Umited, a UK Corporation
AnstyHouse
Henfleld Road. Small Dole
West Sussex,England, U.K. BN5 9XH
Tel:
Fax:
Cell:
Email:debbie@anstyhouse.co.uk
Web:

812	Chino Hlllo	4046 Grand Avenue	Chino	CA	SY Ventures Ill.LLC	LEASED
Department #2194
Los Angeles CA 90084-2194

813	EICajon	201 Jamacha Road	EICajon	CA	Drew Properties	LEASED
c/o Environs West
P.O.Box 2537
LaMesa CA 91943-2537
Tel:
Fax:
Cell:
Email:
Web:

814	Redondo Beach	1800 Artesia Blvd	Redondo Beach	CA	Thomas J Cox	LEASED
Redondo Beach City SchoolDistrict
Assistant Superintendent Administrative Setvlces
1401 Inglewood Ave.
Redondo Beach CA 90278

815	Vallejo	182 Plaza Drive	Vallejo	CA	Gale Zander	LEASED
Centro WallProperty Owner II, LLC
Dopartmant 918CJ..153015
Los Angeles CA 90084-9180
Tel: 31()..031-5061
Fax: 31()..031-5067
Cell:
Email:
Web:

817	Orland Park	15911S. Lagrange Road	Orland Park	IL	Palos Sank & Trust Company, as Trustee	LEASED
c/o Mr. Art TabUs
19 Conmerce Drive
Palos Perk IL 60484

819	SummarUn	7399 West Lake Mead Boulevard	Las Vegas	NV	American Paclfk: Capital	LEASED
8350 West Sahara Ave
Sulto210
Las Vegas NV 89117
Tol: 702-225-5751
Fax: 702-285-7733
Cell:
Email:
Web:www.GreotAC.com

820	Cicero	2501 South Cicero Avenue	Cicero	IL	NationalRetail Properties, LP	LEASED
Attn: Vice PresidentAsset Management
450 South Orange Ave.
Ste.900

Orlando 32801
Tel: 321·120-2134
Fax:
Cell:
Email:
Web:

823	Brickyard	6811 West Grand	Chicago	IL	National Retail Properties, LP	LEASED
		Avenue			Attn: Vice President Asset Management
450 South Orange Avo.
Sle. 900
Or1endo 32801
Tel: 321·120-2134
Fax:
Cell:
Email:
Web:

825	Arlington Heights	375 Rend Road	Arlington	IL	Cole PB Portfolio II.LP	LEASED
			Heights		2555 E.Camelback Road
Sue 400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

827	San Carlos	1087 Old Country Road	San Carlos	CA	The WIUiam E. Moore and Desiree B. Moore Trust LEASED
303 Olive HUILone
Woodside CA 94082
Tel:
Fax:
Cell:
Email:
Web:

627	San Carlos	1087 Old Country	San Carlos	CA	W.E. (Bill) Benry	LEASED
		Road			Kelly-Moore Paint Company, Inc.
Real Estate Manager
987 Commercl Street
San Car1oa CA 94070
Tel: 650-089-8337 121
Fax:650-059-8382

628	East San Jose	2730 Story Road	San Jose	CA	Arthur & Mlldrad Welsbe’l!	LEASED
c/o Arthur Weisberg
Trustees of The Revocable Living Trust
2 AdmiralDrive Se 273
EmaryvUie CA 94808

832	Brooklyn Center	5900 Shingle Craek	Brooklyn	MN	Bradley Real Estate, Inc.	LEASED
		Pllfl<way	Center		c/o Heritage Realty Management, Inc
131 Dertmouth Street
Boston MA0211S.5134
Tel: 617·724-2200
Fax:617-726-0885
Cell:
Email:WMY.heritagerealty.com
Web:

833	Redlands	1650 W.Redlands	Redlands	CA	Cole PB Portfolio II, LP	LEASED
		Blvd			2555 E.Camelback Road
Sulte400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

836	Temple City	5439 N. Rosemead	San Gabrtal	CA	Craig Turner	LEASED
		Blvd			A & M Enterprisoa
1033 S. Framont Avo.
Alhambra CA 91803
Tel: 626-64&.2945

836	Temple City	5439 N. Rosemead	San Gabriel	CA	Julie Bustad, H15	LEASED
		Blvd			Indianapolis Life Insurance Co. c/o AmerUs
699 Walnut StraeSuite 1700
Das Moines lA 50309-3945
Tel:51&.536-3600

Fax: 515-536-3631
EmaiL:Sieve Amand-Sr.Loan Admin·

838	EICarrito	11555 Sl!ll Pablo Avenue	EICerrito	CA	WllliamCoslello	LEASED
c/o Borelli Investment Company
Property Manager
2051 Junction Avenue
Sulte100
San Joee CA 95131-2100
Tel:408-845-4700
Fax:408-845-5636
Cell:
Email:btn@borelll-lnv.com
Web:www.boteiiJ.Inv.com

840	Sunnyvale	152 West ElCamino Real	Sunnyvale	CA	Dennis M. Berryman	LEASED
Paclfic Development Group II

One Corporate Plaza
PO Box3060
Newport Beech CA 92658
Tel:949-976-8591
Fax:949-976-8584
Cell:
Email:
Web:

841	Covina	1240 North Azusa Ave	Covina	CA	Howard California Properties UC	LEASED
c/o REJM CommercialProperties
P.O. Box 6366
Burbank CA 91510
Tel: 818-864-4141
Fax: 816-884-0472
Cell:
Email:
Web:

844	Cathedral City	31-505 Date Palm Drive	Cathedral City	CA	VICtoria Arellano	LEASED
Golden Mile Investment Co., c/o EIUot Megdal and Property Manager
559 South Palm Canyon Drive, Suite B-212
Palm Springs CA 92264-7468
Tel: 760-032-2171
Fax: 760-032-0783

846	Joliet	1824 West Jefferson St	JoUol	IL	National Retail Properties, LP	LEASED
Attn: Vice President Asset Management
450 South Orange Ave.
Sle.900
Orlando 32601
Tel: 321-120-2134
Fax:
Cell:
Email:
Web:

848	Salam(NH)	524 South Broadway	Salam	NH	Gary R. Belowlch	LEASED

P.O. Box 620828

Newton Lower Falls MA 02462
Tel: 617-752-7750
Fax: 617-798-1174
Cell:
Email:gbelowlch@remlcprop.com
Web:

850	Nashua	274 Amherst Street	Nashua	NH	Cola PB Portfolio II, LP	LEASED
2555 E.Camelback Road
Suite 400
Phoenix I>Z. 85018
Tel:
Fax:
Cell:
Email:
Web:

652	Rockford	5490 East Stale Slrael	Rockford	IL	Sunil Pun	LEASED
clo First Rockford Group, Inc.
6801Spring Creek Roed
Rockford IL 61114
Tel:815-522-3000
Fax: 815-522-3001

853	Creslwood	13401South Cicero Ava	Creslwood	IL	Michael H. Rose	LEASED
GraetSanc Trust Company, as Trustee
location Finders International, Inc.
533 Ashland Avenue
Chicago Heights IL 60411

854	North Hollywood	6065 Lenkershlm Blvd	North Hollywood	CA	NNN Acqulslllons, Inc.	LEASED
Attn: Vice President Asset Management
450 South Orange Avo.
Ste.900
OMando FL 32801
Tel:
Fax: 321-120-2134
CaD:
Email:
Web:

855	Gallup	702 North U.S. 491	Gallup	NM	Wilshire Herllaga, LLC	LEASED
c/o Coreland Companies
P.O. Box 51377
Los Angeles CA 90051-5677
Tat:
Fa)(:
Cell:
Email:
Web:

857	Atwater V lege	3332 San Fernando Rd	Los Angeles	CA	RPH Industrial, LLC	LEASED
c/o RREEF Management Company
14724 Ventura Boulevard, Sufte 401
Sherman Oaks CA 91403
Tel:818-838-0605
Fax: 818-838-0905
Cell:
Email:
Web:

856	Chicago Ridge	10100 S.Ridgeland Ave	Chicago Ridge	IL	Anne Hart	LEASED
Senior lease Analyst
535 Boylston Street
Boston MA 02116-3766
Tel: 617-724-2200
Fax: 617-726-0665
Email:LegalOept. Fax 617-267-4557

859	Hanford	12th Avenue & Locey Blvd	HanlOrd	CA	CentennialCapllalLP	LEASED
c/o Safco Capital Corporation
1850 S Sepulveda Boulevard
Suite200
Loa Angeles CA 90025
Tel:
Fax:
Cell:
Email:
Web:

660	Granada Hills	11130 Balboa Blvd	Granada Hills	CA	Richard Catano and Evy Delano	LEASED
4389 Park Viconte
Calabasas CA 91302

860	Granada Hills	11130 Balboa Blvd	Granada Hills	CA	General Counsel	LEASED
Pacific Realty Associates, LP
Tenant No. 3ptr5538 pepbo860
15350 SW Sequoia Parkway
Suite 300
Portland OR 97224
Tel: 503-362-6300
Fax: 503-362-7755
Cell:
Email;
Web:

866	Hemet	2050 West Florida Ave	Hemet	CA	Joel B. Konars	LEASED
Towne & Country Investments, Inc. do JoelB.
30 Cortnthlen Walk
Long Beach CA 90803
Tel: 310-043-7467
Fax: 310-043-0713

871	Inver Grove Heights	1426 East Mendota Road	Inver Grove Heights	MN	JoAM	LEASED
VanSoulh LimKed Partnership c/o Fine Associates
191610S Center

Minneapolis MN 55402
Tel: 612-233-2561
Fax:612-233-3346

872	Rancho DelRay	1000 Tierra Dol Ray	Chula Vista	CA	CralgWCiark	LEASED
Tierra Comers, LLC
Tierra Comers, LLC
4180 La Jolla VIDage Drive, Sullo 405

La Jolla CA 92037-1472
Tel: 858-845-7170
Fax: 1158-845-7260
Cell:
Email:cwclarlc:lnc@aot.com
Web:

873	Stevens Creek	3780 Steven’s Creek Blvd.	San Jose	CA	J.D. Molex Two, LLC 1484 Saratoga Avenue	LEASED
Saratoga CA 95070-3612
Tel: 408-837-1813
Fax: 408-837-4095

879	Panorama City	8521 Van Nuys Blvd	Panorama City	CA	Arieh Greenbaum Panorama Towne Center, LP	LEASED
9333 Duxbury Road
Los Angeles CA 90034
Tel: 310-083-7160

880	Aliso Viejo	26881 Aliso Creek Road	Aliso Viejo	CA	Megan Faircloth Donahue Schriber	LEASED
4821 Clairement Drive
San Diego CA 92117
Tel: 858-827-ll992 14
Fax: 858-849-0128
Cell:
Emall:mfalrclolh@dsrg.com
Web:

881	Chino	11980 Central Avenue	Chino	CA	Patrick F. Grabowski	LEASED
12018 Central Avenue
Chino CA 91710
Tel: 909-998-3553
Fax: 909-993-5811

888	Sherman Oaks	6110 Sepulvado Blvd.	Von Nuys	CA	WIDiam and Nancy Lee	LEASED
2705 North VIsta Court
Oranga CA 92867
Tel: 714-499-3924
Fax: 714-427-0504
Cell:
Email:)amming@socal.rr.com
Web:

889	Lansing	17015 Torrance Avenue	Lansing	IL	National Retail Properties, LP Attn: Vice President Asset Management	LEASED
450 South Orange Ave.
Ste. 900
Orlando 32801
Tel: 321-120-2134
Fax:
Cell:
Email:
Web:

890	Des Plaines	1035 East Oakton Street	Des Plaines	IL	Carmine Macchlaroll	LEASED
Tho Chicago Trust Company
P.O. Box180
Lincolnshire IL 90069
Tel: 647-nJ-9998
Fax: 239-959-4968
Cell:
Email:
Web:

894	Culver City	4520 South Sepulveda Boulevard	Culver City	CA	Amos Khasigian and Anna Khaslglan, Husband	LEASED
418 N. Fourth Street
Fowler CA 93625

898	Sanleo	10041 Mission Gorge Rd.	Sanleo	CA	Edwin Praver Prover Bros. Investments	LEASED

10255 Century Woods Dr.

Los Angeles CA 90067
Tel:
Fax:
Cell:
Email:
Web:

905	Fajardo	Km 43.4 Carretera Estate	Fajardo	PR	EP Plaza, LLC	LEASED
		Cerr194			P.O. Box 362983

San Juan PR 00936-2983
Tel:
Fax:
Cell:
Email:
Web:

906	Juana Dlaz	Carretera Estate Pr 149 lnt	Juana Dlaz	PR	Edgardo Julian Rivera Gomez and his wtfo Blanca	LEASED
		Carretera Estate Pr			2004 Aberdeen, CoDegeviHe

Guaynabo PR 00989
Tel:787-772-6000
Fax: 787-779-3000
Cell:
Email:
Web:

907	San German	Carretera Estate#122 Km 1.1	San German	PR	DDR Camino RealLLC, S.E.	LEASED
3300 EnaJjlriae Parkway

Beachwood OH 44122
Tel:
Fax:
Cell:
Email:
Web:

908	Hatilia	Carratera Esla!al#2 Km 82.4	Hatilia	PR	Pablo Caban Nunez	LEASED
		Barrio Carrizales			Inca Realty CoJjlOmtion
President
P.O.Box 141211

Areclbo PR 00614
Tel:
Fax:
Cell:
Email:
Web:

909	Cayey	Plaza Cayey Phase Jll.P.R. 1	Cayey	PR	Kaustab Banarjee	LEASED
DDR Cayey LLC, S.E.
c/o DDR Caribbean Property Management LLC

Tel: 218-675-5622
Fax: 218-675-1712
Cell:
Email:kbanerjae@ddrc.com
Web:

910	Humacao	Carretera Estate#3 Km 77.78	Humacaco	PR	DDR Palma Real LLC, S.E.	LEASED
		Barrio RloAbajo			3300 Enterprise Petkway

Beechwood OH 44122
Tel:
Fax:
Cell:
Email:
Web:

911	Isabela	Intersection Pr494 Km 111.6	Isabela	PR	DDR lsebela LLC, S.E.	LEASED
		Barrio Arenales			3300 Enterprise Parkway

Beachwood OH 44122
Tel:
Fax:
Cell:
Email:
Web:

912	Caguas	Ave. Rafael Conlero lnler.Pr-30	Caguas	PR	Jean Sheridan	LEASED
		Barrio Bairoa			FW Caguas RetaU Joint Ventura
c/o Kimco ReaHy Corporallon
3333 New Hytle Perk Road
PO Box 5020
New Hytle NY 11042-0020
Tel: 516-686-7162
Fax:
Cell:
Email:
Web:

913	Levittown	Los Oomlnlcos #866	Levittown	PR	Rodriguez Vila Investments, Inc.	LEASED
c/o Levitt Homes
P.O. Box 2119
San Juan PR 00922-2119

913	Levittown	Loa Domlnlcos #866	Levittown	PR	Estela Valles, Esq.	LEASED
Levitt Homes
Galerie San Patricio, Calle Tabonuco 8·5
Guaynabo PR 00968

913	Levittown	Los Oominicos #886	levittown	PR	Senior Orlando Rodriguez	LEASED
Rodriguez V\Ja Investments, Inc.
c/o Levitt Homes
Galeria San Patricio, CeDe Tebonuco B-5
Gueynabo PR 00968
Tel: 787-779-4053
Fax: 787-771-2495

914	Carofina	State Road 3,Km 14.0 Los	Carolina	PR	Jean Sheridan	LEASED
		Cotobus Shopping Center			KIM-SAM PR Retail, LLC
c/o Kimco RaaHy Corporation
3333 New Hytle Park Rood,SuRe 100
PO Box 5020
Now Hytle Park NY 11042-0020
Tel: 516-686-7162
Fax:
Cell:
Email:
Web:

916	South Caguas	Route 1 Gautier Beniter K.M. 37.5	Caguas	PR	Robert CaiTBdy	LEASED
Regency Caribbean Enterprises, Inc., a Puerto
1512 Fernandez Juncos Avenue
Sonturce PR 00909

917	65th & Infantry	Inti. Paganlni, Barrio Sbona	Rio Riedras, Puerto Rico	PR	cJo Jose Corders, Jr.	LEASED
Ysiam Corporation
Vice President Almacenes Riviera
De Diego No. 101Eaq. ForrocarrU
Rio Piedras PR 00925
Tel: 787-775-1616
Fax: 787-775-2847

918	NorthBayamon	Corretera Estatal#29 lnt Carretera	Bayomon	PR	CDR Del Sol LLC, S.E.	LEASED
		Estatal #167			300 Enterprise Parkway

Beachwood OH 44122
Tel:
Fax:
Cell:
Email:
Web:

920	North Mayeguez	Carretera Estatal #2 Km 149.5	Meyaguoz	PR	SFS Mayaguaz LP	LEASED
		Barrio Sabanetaa			c/o Ktmco Realty Corporation
3333 New Hytle Park Road
PO Box5020
New Hyde Pafi NY 11042-0020
Tel:
Fax:
Cell:
Email:
Web:

921	Tru)Uto Alto	Carretara Eatatal #81 Km 4.4	Tru)Hio Alto	PR	MiguelA.Maldonado
		Barrio Cuevas			Plaza San Miguel, Inc, a Puerto Rico corp., c/o	LEASED
President
Avonlda Munoz Rivera 867,Bldg Ricq Ctr, 1st
Rio Piedras PR 00925

922	Juncos	Cerretera 31 K.M. 24 Barrio Coiba Norte	Juncos	PR	Jennifer Hotflnda The Sembler Company	LEASED

5858 Central Avenue

51. Pal8fllburg FL 33707
Tel: 727·73 00
Fax:727·734-4272
Call:
Email:
Web:

924	Guayama	Carrelera Eslalal #54, Krn 0.9	Guayama	PR	NNNPBY, LLC	LEASED
		Desvio Del Sur			AHn: Vice President-Asset Management
450 South Orange Ave.
Ste.900
Orlando FL 32801
Tel:
Fax: 321·12().2134
Cell:
Email:
Web:

925	Aguadina	Carretera Astarol#2 K.M. 124.8	Aguadina	PR	Jorge Perez	LEASEO
		Bo. CBrTOies			Almacenes ArUope, Inc.
Carretera Estatal Numaro 2, Kilometer 124.7
Aguadllla PR 00605

927	Rio Grande	Carretera Estatal #3 Km 22.8	Rio Grande	PR	Edgardo Julian Rivera Gomez and his wife Blanca	LEASED
		Barrio Clenaga Baja			2004 Aberdeen, Collegeville

Guaynebo PR 00969
Tel: 787·772-6000
Fax: 787-779-3000
Cell:
Email:
Web:

930	Campo Rico	Ave Campo Rico Inter. 248	Rio Piedras	PR	SalehYassin	LEASED
J.T.P. Development Corp.
1086 Munoz Rlvera Avenue
Rio Pladres PR 00927

969	Lawndale	14411South Hawthorne	Lawndale	CA	Bankers Life Company	LEASED
711 High Street
Des Moines lA 50307

969	Lawndale	14411South Hawthorne	Lawndale	CA	Alpha Bela Company	LEASED
Real Estate Department
1100 West Artesia Blvd.
Compton CA 90220
Tel: 31().088-2885
Fax:
Cell:
Email:
Web:

970	Crenshaw & Rodeo	3737 Cnsnshaw Boulavard	Los Angeles	CA	K. Joseph Shebenl, Esq.	LEASED
Crown Crenshaw Plaza, LLC
c/o Shabanl, Green & Waterman
1501 Avenue of !he Stars, Sulte1035

Los Artgelas CA 90087·5802
Tel:31().020·8991
Fax.: 31().027·5955
Cell:
Email:
Web:

972	Victorville	14475 7Th Stroot	Victorville	CA	CETUS Enterprises, Inc.	LEASED
1641 Perkins Dr.

Arcadia CA 91008
Tel: 626-883-0693
Fax:626-683-0593
Cell:
Email:keithchueng@yahoo.com
Web:

974	Pittsburg	2240 Loveridge Road	Pittsburg	CA	Chuck Larkin	LEASED
PEP Boys • Manny Moe & Jack,Inc.
National Director of RealEstate
3111 W.Alleghany Ave.

Phlledelphla PA 19132
Tel: 215-543-9240

Fax: 215-543-4684
Cell:267-787-8585
Email:chuck_larkln@pepboys.com
Web:

974	Pittsburg	2240 Loveridge Road	Pittsburg	CA	NeUo Santacroce	LEASEO
Sabey Development
9057 SoquelDrive, Bldg. B, Suite B

Aptos CA 95003
Tel:
Fax:
Cell:
Email:
Web:

974	Pittsburg	2240 Loveridge Road	Pittsburg	CA	Rose Bertolero	LEASED
Navlal’s
1440 Marie Lane,Suite 300
Walnut Creek CA 94596

975	WestHftls	6325 FeUbrooi<Avenue	Woodland Hills	CA	MichaelProchello	LEASED
c/o Financial Management Group
1900 Avenue of the Stars, Suite 2475

Los Angeles CA 90067
Tel:310-028-0788 206
Fax: 310-028-0779
Cell:
Email:mlchael@fmgrp.com
Web:

978	Clairmont	4441 Genesee Avenue	Sen Diego	CA	F.F.R.Fisher	LEASED
1417 Antigua Way

Newport Beech CA 92660
Tel: 949-954-8606
Fax:
Cell:
Email:
Web:

978	Clairmont	4441 Genesee Avenue	Sen Diego	CA	Nigel Fisher	LEASED

Tel: 714-479-5068
Fax:
Cell:714-433-4827
Email:
Web:

979	Streamwood	160 North Barrington Road	Streamwood	IL	Morando Barrettinl	LEASED
The Old Second National Bank, as Trustee and
c/o Berco Realty, Inc.
227 South River Street, Sullo 100
Aurora IL 60506

980	Chico	1501 Mangrove Avenue	Chico	CA	Pacific Development Group II	LEASED
One Corporate Plaza- P.O. Box 3060
Newport Beach CA 92656
Tel:949-976-8591
Fax:949-976-8584

985	Monrovia	201 West Huntington Road	Monrovia	CA	Ch111’1es Foulger	LEASED
201 Monrovia LLC
17045 Edgewater Lena
Huntington Be-CA 92649
Tel: 909-976-2700

987	Round lake	818 East Rotnns Road	Round Lake Be-	IL	Stella Dekel	LEASED
Slda Enterprtses, ltd., a CA limited partnership
Property Manager
cio Kamay Management Co.
12011 San Vicente Blvd., Suite 700
Los Angelea CA 90049-4949
Tel: 310-082-5637
Fax:310-047-4712
Cell:310-047-5633
Email:dvk@karney.net
Web:

995	EI Centro	902 North Imperial Avenue	El Centro	CA	Cole PB Portfolio t, LP 2555 E. Camelback Rood	LEASED

Suite 400
Phoenix AZ 85016
Tel:
Fax:
Cell:
Email:
Web:

997	La Habra	125 West ImperialHighway	La Habra	,:A	Donald E. Votaw	LEASED
Subtrust, Votaw Trust, Davis Trust
301 W.lmpGrialHwy
La Habra CA 90631

997	La Habra	125 Weot ImperialHighway	La Habra	:A	Sheldon J Fleming	LEASED
Fleming & Allen, LLP
2030 Main Street Sue 1300
Irvine CA 92614

1003	Cidra	SR PR 172 & PR 787, KM 12.5,	Cidra	PR	Ms. Anna Valaquea	LEASED
		Bayamon Ward			B.V. Properties, Inc.
Yauco Plaza 1
Shopping Canter #137
Youco PR 00698
Tel: 787-785-5994
Fax:
Cell:
Email:
Web:

1011	Bloomington	433 North Jacobs Stroot	Bloomington	IN	Jerry Gates	LEASED
Whitehall Crossing,L.L.C. & SKG L.L.C.
542 S. College AvenueiP.O. Box 209
Bloomington IN 47402

1014	Bridgewater	735 Promanade Boulevllld	Bridgewater	NJ	C/o Klmco Realty Corporation	LEASED
3333 New Hyde Pork Road, P.O. Box 5020
New Hyde Pork NY 11042-D020

1048	Paterson	261Mclean Blvd.	Paterson	NJ	Richard Rushton	LEASED
Me Lean Blvd Retail Canter, LLC
271 Rte. 46 West
Ste. B201
Felrfoeld NJ 07004
Tel:
Fax:973-38 288
Cell:
Email:
Web:

1049	Dysert Rood	Dysert Rood	Goodyear	AZ	Steve Park	LEASED
SMPIII, LLC
3600 Birch Street
Sullo 200
Newport Beach CA 92660
Tel: 949-925-D700
Fax: 949-925-3541
Cell:
Email:
Web:

1049	Dysert Rood	Dysart Road	Goodyear	AZ	Steve Park	LEASED
GLT Holdings, L.P.
3600 Birch Street
SuRe 200
Newport Beech CA 92812
Tel: 949-925-0700
Fax: 949-925-3541
Cell:
Email:
Web:

1510	Bensalem	3373 Progress Drive	Bensalem	PA	Joseph Dlsgldlo	LEASED
301State Rood
Croydon PA 19021
Tel:
Fax: 215-578-6085
Cell:
Email:
Web:

1511	La Mirada	14379 Industry Circle	La Mirada	CA	Art Smith	LEASED
VoVIC Partners, LLC
26 Corporate Plaza

SuKe260
Newport Beach CA 92660
Tel: 949-964-8648
Fax: 949-964-8695
cell:
Email:
Web:

1512	Warehouse Direct W.	4411McGulm Street	NorthLesVogas	NV	ProLogis NA3 LLC	LEASED
	Nevada				3555 W. Reno Ave.
SuttoF
Las Vegas NV 89118
Tel: 702-289-9292
Fax:
Cell:
Email:
Web:

1514	Warehouse Direct	6510-11 Jimmy Corter Blvd.	Atlanta	GA	Lit/Hodges IndustrialTrust	LEASED
	Atlanta				3350 Rlverwood Pkwy.
Ste.850
Atlanta GA 30339
Tel:
Fax:
Cell:
Email:
Web:

1601	CerWash	North MUitary Trail and Green	GotfView	FL	M. Lynwood Bishop,Jr.	LEASED
Gotfview ShoppingPlaza Associates, UP
6508 Travis Road

West Palm Beach FL 33408
Tel:
Fax:
Cell:
Email:
Web:

5086	Westgmve Texas	2611 Wostgrove Ste.103	Carrollton	TX	Drybem Ill, Ltd.	LEASED
	Office				c/o Dryden Company
PO Box2189
Addison TX 75001
Tel:
Fax:
Cell:
Email:
Web:

5094	Burlington Training	2058 Route130 South	Edgewater Park	NJ	City Select Properties,Inc.	LEASED
	Center				165Cove Road

Moorestown NJ 08057
Tel:
Fax:
Cell:
Email:
Web:

5121	WhAeMol’llh	5024 CampbellBoulevard, Suite	K WMe Marsh	MD	Corporate Office Properties, L.P.	LEASED
P.O.Box 64521

BaRimore MD 21264-4521
Tel:
Fax:
Cell:
Email:
Web:

6126	Indianapolis Display	1414 S.West St.	Indianapolis	IN	T. Joseph Dally	LEASED
	Warehouse				Merchandise Warehouse Co., Inc.
Vice President G.M.
1414 South West St.
P.O. Box 575
Indianapolis IN 46206
Tel:
Fax:
Cell:
Email:
Web:

6128	San Bernardino	300 S. Tippecanoe Avenue	San Bernardino	CA	Westgate No.1, L.P.	LEASED

Werohousa	c/o Hillwood Investments
105 No.Leland Norton Way
Su«a3
Sen Bernardino CA 92408
Tel:
Fax:
Cell:
Email:
Web:

Schedule 5.09

Environmental Matters

Attatched

ACTIVE SITE REMEDIATIONS AS OF DECEMBER 2008

STORE#	CITY	STATE	CASE/PROJECT	STATUS
4	Raleigh	NC	lift Removal	State overseeing remediation of lift removal. No potential groundwater effected. Currently awaiting_response from State.
7	Bustleton	PA	Oil/Water Separator	Area surrounding former oil/water separator being investigated - awaiting response from Landlord (Kimco Realty)
[18]	Quakertown	PA	UST Closure	PA Department of Environmental Protection (PADEP) requested a workplan to further characterize the site. Consultant preparing plan.
[40]	Edgewater Park	NJ	UST Closure	Report submitted to the State requesting no further action (NFA). New Jersey Department of Environmental Protection (NJDEP) requested further info which consultant responded; awaiting State response
55	Hazlet	NJ	SI!RI

Ongoing remedial investigation of groundwater.  NJDEP accepted deed notice and groundwater monitoring. Consultant working to receive access with neighbor in order to place downgradient wells and review whether a wetlands permit may be required.

65	Frederick	MD	Oil Spill Incident	Spill Case No. 02-1-061FR opened with MD Department of Environment (MOE) - The spill had been clean up and consultant forwarded information to MOE for closure of Incident
72	Laurel	MD	Lift Removal	Consultant submitted a Site Investigation Report to MOE requesting NFA
83	Richmond	VA	Lift Removal	Lift removed. Report submitted to VA Department of Environmental Quality (VADEQ) requesting NFA.
103	Richmond	GA	Soil Investigation	Investigation of soils in area of former gasoline UST and in areas during pre-construction - consultant to investigate
115	Roswell	GA	Lift Assessment	Assessment performed on leaking lift. No report to State since groundwater not affected. Recommend remediating soil when lift is decommissioned.
122	Panama City_	FL	UST Closure	State requiring further soil and GW investigation
146	Nashville	TN	Lift Removal	Potential release. Consultant scheduling investigation
150	Matthews	NC	Lift Removal	State requires remedial investigation and possible cleanup.
151	Knoxville	TN	Lift Removal	Lift removed and minor soil contamination identified and remediated. Awaiting word from the State on whether additional investigation is necessary.
246	Columbus	OH	Lift Removal	Lift removed, soil disposed of off-site. Report submitted to state recommends NFA.
607	Pasadena	CA	Remedial Investigation	Awaiting response from the State on remedial investigation workplan
623	Santa Barbara	CA	Site Remediation

Santa Barbara Fire Department (SBFD) closed UST case, however Regional Water Quality Control Board (RWQCB) opened spills, leaks, investigations & cleanups (SLIC) case for groundwater. Currently in conversations with RWQCB on possible corrective action plan, however Pep Boys believes that the contamination does not stem from our activities.

652	Los Angeles	CA	UST Closure	Awaiting response from the State on remedial investigation workplan
659	Tempe	AZ.	NOV Response	Soil remediated adjacent to waste oil aboveground storage tank and post-excavation sampling indicated NFA. Report submitted and awaiting response; NFA anticipated
734	San Antonio	TX	Lift Assessment	Lift removed and soil contamination identified. Consultant to delineate area surrounding former lift.
810	San Diego	CA	Close Vapor Wells

File review indicated 5 extraction/verification wells identified behind our store. Upon site inspection only 3 wells were present. Consultant closed 3 identified wells and submitted well closure report to San Diego Department of Health (SO DOH) requesting closure

823	Chicago	IL	SLB Site

Environmental reports identified contamination in area of former hydraulic lifts and UST. Consultant recommended to Illinois Environmental Protection Agency (IEPA) no further remediation (NFR) based upon Tiered Approach to Corrective Action (TACO) regulations. IEPA requested additional borings site work to take place week of 1/8/09. IEPA case manager to forward draft NFR letter.

829	Fremont	CA	Waste Oil Spill	NFA received from oil spill. Monitoring wells are scheduled to be abandoned

Schedule 5.10

Insurance

Attached

Casualty Program

PEPBOYS AUTO

Policy Period: June 30, 2008 to June 30, 2009

$100M
Fireman's Fund / The American Insurance Company — Best Rating: A XV — Policy Number: SHK 00081346702
Limits of Liability: $25,000,000 Each Occurrence — $25,000,000 Aggregate
Occurrence Form — Excess Liability Policy Form #SHX 5303-10-02

$75M
Travelers / St. Paul Fire & Marine Insurance Company — Best Rating: A+ XV — Policy Number: [illegible]
Limits of Liability: $25,000,000 Each Occurrence — $25,000,000 Annual Aggregate
Occurrence Form — Excess Liability Policy Form # [illegible]

$50M
Great American / Great American Insurance Co. of NY — Best Rating: A XIV — Policy Number: [illegible]
Limits of Insurance: $25,000,000 Each Accident or Occurrence and in the Aggregate
Occurrence Form — Excess Insurance Policy Form # [illegible]

$25M
AIG / National Union Fire Insurance Company of Pittsburgh, PA — Best Rating: A XV — Policy Number: [illegible]
Limits of Insurance: $25,000,000 Each Occurrence — $25,000,000 General Aggregate
$25,000,000 Products/Completed Operations Aggregate
$25,000 Self Insured Retention
Occurrence Form — Commercial Umbrella Liability Policy Form # [illegible]

$2M
EL Limits of Liability: $1M / $1M / $2M

$1M

GL	AL	WC / EL
ACE USA / ACE American Ins. Co. A.M. Best Rating: A+ XV Policy #: XSL G23725332	ACE USA / ACE American Ins. Co. A.M. Best Rating: A+ XV Policy #: ISA H07837094 (A/O/S) Policy #: 28PR200589 (PR)	*$1,000,000 WC & EL Deductible/SIR* AIG/New Hampshire Ins. Co./ AI South Ins. Co./Ins.Co.of PA Policy #'s: 5145338/5145339/5145340/5145341/5145342/514534 National Union Fire Ins. Co. (CA, NV, OH) SIR States Policy Period: January 1, 2008 to January 1, 2009
$250,000 SIR	***$250,000 Deductible***	

$250K

GL		AL		WC / EL	
General Agg. (Per Location)	$4,000,000	Liability - CSL BI/PD	$2,000,000	Coverage A - WC	Statutory
Prods-Comp. Ops. Agg.	$10,000,000	PIP	Reject/Minimum	Coverage B - EL	
Personal & Adv. Injury	$1,750,000	Auto Medical Pay	Nil	Bodily Injury by Acc.	$1M Each Accident
Each Occurrence Limit	$1,750,000	Uninsured Motorists	Reject/Minimum	Bodily Injury by Disease	$1M Each Employee
Fire Damage Legal Liab.	$1,750,000	Underinsured Motorists	Reject/Minimum	Bodily Injury by Disease	$2M Policy Limit
Medical Expense	Nil	Deductible	$250,000	Deductible / SIR	$1,000,000
ALAE is included in the SIR / Outside the Limit of Liability; SIR is $250,000		ALAE is included in the Deductible / Outside the Limit of Liability; Total LOC Held by ACE - $4,525,000		ALAE is included in the Deductible / Outside the Limit of Liability Total LOC Held by AIG - $13,600,000

Casualty Program Policy Period: June 30, 2008 to June 30, 2009 $100M I Fireman's Fund The American Insurance ColllfJilny Limits of Liability: $25,000,000 Each Occurrence $75M $50M $25M Best Rating:A XV Policy Number: SHK 00081346702 $25,000,000 Aggregate $2M $1M $250K #: 28PR200589 (PR) $1,000,000 WC & EL Deductible /SIR /New Hampshire Ins. Co./ AI South Ins. Co./Ins.Co.ofPA Policy #'s: 5145338/5145339/5145340/5145341/5145342/514534 (CA, NV, OH) SIR States

$100M
$50M
$25M
$15M
25.00%
$112,500
GEP
$450,000
6.67%
$30,015
$450,000
6.00%
$22,500
Swiss Re
$450,000
20%
$90,000
$450,000
20.00%
$90,000
Landmark
$425,000
13.33%
$56,666
100.00%
Lexingtin
$1,800,000
60.00%
$1,080,000
100.00%
AWAC
1,667,784
40.00%
$667,114
100.00%
$250,000 Base Deductible except various cat deductibles per expiring
Stock at Distribution Centers
Total
$2,366,795 Premium

Program above includes $50,000,000 California Earthquake Sublimit

Additional $10,000,000 xis $50,000,000 California Earthquake is $60,000

Total premium for this option is estimated at $2,366,795(excluding applicable surcharges, fees and taxes)

(As of 2/26/0R 8 am)

Pep Boys Property Program March 1, 2008 • March 1, 2009 $100M 1';. r•'•. :<• . ,:r; r ;;•.s ;:-:. •.•:,:.: i?f 't'7 r- 'J I' < . l:lA; "'1' il\ I I 100.00% $50M I ,,• ;;S< oo:ooo : ,ri\;,. I . ':ti GEP :SCo('"' ' Swiss Re MontPener . $450,000 $450,000 $450,000 $450,000 $25M 6.67% :6.00% 20% $30,015 $22,500 $90,000 $15M Lexing!tin $1,800,000 60.00% $1,080,000 100.00% 100.00% $250,000 Base Deductible except various cat deductlbles per expiring Stock at Distribution Cen1ers Program above includes $50,000,000 California Earthquake Subllmlt Additional $10,000,000 xis $50,000,000 California Earthquake Is $60,000 Note an Increased subllmlt of Zone A Flood from $5,000,000 to $10,000,000 (occurrence/annualaggregate) Is Included Total premium for this option Is estimated at $2,366,795(excludlng applicable surcharges, fees and taxes) $2,366,795 Premium

Property Program March 1,2008 - March 1, 2009 $100M $50M $25M $15M $250,000 Base Deductible except various cat deductibles per expiring $2,500,000 Stock at Distribution Centers Program above includes $50,000,000 California Earthquake Sublimit Additional $10,000,000 xis $50,000,000 California Earthquake purchased Note an increased sublimit of Zone A Rood from $5,000,000 to $10,000,000 {occurrence/annual aggregate) is included TRIA Coverage placed with Colchester Insurance Company {wholly owned subsidiary of The Pep Boys- Manny, Moe & Jack)

PEPBOYS AUTO

Executive Risk Program

Directors' and Officers' liability Insurance	Fiduciary liability	Crime Insurance	Employment Practices liability Insurance
7/1/08 to *111109*	7/1/08 to 7/1/09	10/14/08 *to* 10/14/09	10/14/08 tp 10/14/09
Aggregate Umit: $50 million	Aggregate Limit: $20 million	Per Occurrence Limit: $10 million	Aggregate limit: $25 million

$50MM
ChUbb
$10mm XII S40mm
$40MM
$30MM
Chubb
$15mm D $15mm
$15MM
AIG
$0
$1,000,000 nllention per loss
(Indemnifiable claims)
$0 (non-Indemnifiable claims)
$20MM
$:0MM
ChUbb
$10inm
$50,000 nmmtlon per loss
(indemnifiable claims)
$0 (non-indemnifiable claims)
$10MIII
AIG
$0
$200,000 deductible
$25MM
$0
$2.5 million retention

Executive Risk Program Directors' and Officers' liability Insurance 7/1/08 to 111109 Aggregate Umit: $50 million $50MM ,. . ChUbb $10mm Xlll S40mm $40MM ._. ,. $30MM I ''" . "''" ""; Fiduciary liability 7/1/08 to 7/1/09 Aggregate Limit: $20 million Crime Insurance 10/14/08 to 10/14/09 Per Occurrence Limit: $10 million Employment Practices liability Insurance 10/14/08 tp 10/14/09 Aggregate limit: $25 million Chubb $15mm D $15mm $20MM $25MM I'. ,. " . . . 41 ,t:./ . $15MM r:: . "'""":! ,,. $10MIIII $0 r $1,000,000 nllention per loss (lndemnlfiable claims) SO (non lndemnlfiable claims) ChUbb $10inm $50,000 nmmtlon per loss (lndemnlflable claims) $0 (non lndemnlfiable claims) 0 '" . $200,000 deductible $2.5 million retention

Schedule 5.13

Subsidiaries; Equity Interests

Legal Name of Entity	State of Incorporation	Ownership

The Pep Boys – Manny, Moe & Jack	Pennsylvania	Publicly-traded 500,000,000 common shares authorized

The Pep Boys Manny Moe & Jack of California	California	Owned 100% by PBY Corp. 1,000 common shares authorized

Pep Boys – Manny, Moe & Jack of Delaware, Inc.	Delaware	Owned 100% by The Pep Boys – Manny, Moe & Jack 10,000 common shares authorized

Pep Boys- Manny, Moe & Jack of Puerto Rico, Inc.	Delaware	Owned 100% by The Pep Boys- Manny, Moe & Jack 100 common shares authorized

Carrus Supply Corporation	Delaware	Owned 100% by The Pep Boys- Manny, Moe & Jack 1,000 common shares authorized

PBY Corporation	Delaware	Owned 100% by The Pep Boys – Manny, Moe & Jack 100 common shares authorized

Colchester Insurance Company	Vermont	Owned 100% by The Pep Boys – Manny, Moe & Jack 100,000 common shares authorized

Schedule 5.21(a)

DDA’s Attached

CASH CONCENTRATION FLOWCHART

Schedule 5.2l(a)

Wachovia Bank

Attn: Vernon Lucas

One South Broad Street PA 1227

Philadelphia, PA 19107

2100010334619  (concentration)

2100003501909

Banco Popular

Banco Popular de Puerto Rico

Corporate Banking Division 712

209 Ponce de Leon Avenue

Popular Center Building 6th Floor

Hato Rey PR 00918

ATTN: Nicole Loubriel

030-129540  (primary)

030-118093 (payroll)

030-129559 (disbursement)

Wells Fargo

Attn: Megan Donnelly

US Corporate Banking

2 Logan Square, 19th Floor

100-120 N 18th Street

Philadelphia, PA 19103

415-9523406

Bank of America

Attn: Paul J. Delsalvo

MA5-100-08-02

100 Federal Street

Boston, MA 02110

22905000 (Bank of America)

93743702354 (BOFA)

JP Morgan  Chase

Attn: Bradford B. Sahler, VP Treasury Services

695 Route 46, Floor 1

Fairfield, NJ 07004

201-000001559689524 (primary)

(subaccounts)

201-000001559689482

201-000001559689490

201-000001559689508

662-000000618379226

662-000000618379234

662-000000618379242

662-000000618379259

662-000000618379267

662-000000618379275

802-000000304961450

National City Bank

Attn: Eric Kaveny

20 Standwick St, LOC 45-25-195

Pittsburgh, PA 15222

5230154386 (primary)

(subaccounts)

31-0076586775

60-00758112677

01-00981612513

PNC

Attn: Loise M. Pintarelli

Two Tower Center Blvd

East Brunswick, NJ 08816

8502143374

* italicized accounts will receive “notice”

* underlined accounts will have “control agreements”

Schedule 5.2l(b)

Credit Card Agreements

National Processing Company/Bank of America processing agreement

Chase Paymentech processing agreement

First Data debt card processing agreement

American Express Acceptance Agreement

Discover Merchant Services Agreement

GE Private Label Credit Card Agreement

Pep Card

GE Money

Scott Schwalm

950 Forrer Blvd

Dayton, OH 45420

Chase

Linda Callicott Morgan

Project Manager III Merchant Implementation Team

Chase Paymentech Solutions

14221 Dallas Parkway, Bldg II -5th Floor

Dallas, TX 75254-2942

Discover  Network

Caroline Wertman

National Account Specialist

P.O. Box 3011

New Albany, OH  43054

American Express

1116 Chanticleer Drive

Linda Mona

Cherry Hill, NJ. 08003

Concord/Firstdata

3975 NW 120 Ave

Coral Springs Fl. 33065

Attn: Audrey Camacho

Coral Springs, FL  33065

Bank of America

1231 Durrett Lane

Brian Crowder

Louisville, KY  40213-2041

Schedule 5.24

Material Contracts

All documents evidencing Permitted Indebtedness

All documents evidencing management contracts or compensatory plans or arrangements filed as Exhibits to the 34 Act Reports

Merchandise Vendor Agreements with:

Cooper Tire

Johnson Controls - Battery Group

Hankook Tire America Corp

IBM Customer Agreement

IBM Term Lease Master Agreement

AT&T Master Agreement

Schedule 6.02

Financial and Collateral Reporting

The Pep Boys- Manny, Moe & Jacket al.

DUE/NAME OF REPORT	DATE

Monthly or, if applicable, weekly:
• Borrowing Base Certificate with the following backup:

Borrowing Base backup to be received with BBC:
• Inventory Stock Ledger summary
• Schedule detailing In-Transit FOB Inventory (from G/L)
• Schedule detailing In-Transit to Puerto Rico (from G/L)
• Schedule detailing Stores In transit to DC- Overstock (from G/L)
• Schedule detailing categories and dollar amounts of Display Units (from G/L)
• Pepsi Inventory (from G/L)
• Backup for Loaner Tools amount (from G/L)
• Credit Card AJR
• Accounts Receivable Aging
• Backup to support Gift Card Amounts and Customer Deposits
• Schedule of unprocessed In-Store Payments
• Shrink (from G/L)
• QOH Adjustment (from G/L)
• Deduction of “cores” on Stock Ledger

Monthly (within 30 days after month-end):

• Monthly Financial Statements
• Monthly comparable sales report
• Monthly store activity report (store openings/closings)
• Officer’s Compliance Certificate

Quarterly (within 45 days after quarter-end):
• Quarterly Financial Statements
• Officer’s Compliance Certificate

Annually (within 90 days after year-end):
• Audited Financial Statements
• Officer’s Compliance Certificate

1

Annually (within 30 days after year-end):
• Insurance Summary

Annually (within 15 days after year-end):
• Forecasts

*Note: “G/L” refers to General Ledger

Mailed to:	David Vega
100 Federal Street, 9th Floor
Boston, MA 02110
Tel: (617) 434-8735
Fax: (617) 434-4131

2

Schedule 7.01

Existing Liens

See attached lien search results

Liens securing Borrowers’ senior secured term loan due 10/27/2013

Pep Boys

Existing Liens

Carrus Supply Corporation	DE	sos	PNC Bank, National Association	4/3/08	81181286
PBY Corporation	DE	sos	PNC Bank, National Association	4/3/08	81181310
Pep Boys - Manny, Moe & Jack of Delaware, Inc.	DE	sos	Lombard US Equipment Finance Corporation	3/11/03	30585722
			Amendment - Secured Party name to RBS Lombard, Inc.	9/20/04	42630764
			Amendment - add collateral	9/23/04	42680207
			Amendment - add collateral	10/20/04	42951020
			Amendment - Secured Party to RBS Asset Finance, Inc.	2115/08	80565604
			Continuation	2/20/08	80607778
Pep Boys- Manny, Moe & Jack of Delaware, Inc.	DE	sos	GE Capital Consumer Card Co.	1110/05	50096728
Pep Boys- Manny, Moe & Jack of Delaware, Inc.	DE	sos	RBS Asset Finance, Inc.	7/5/05	52048297
Pep Boys- Manny, Moe & Jack of Delaware, Inc.	DE	sos	PNC Bank, National Association	4/3/08	81181336
Pep Boys - Manny, Moe & Jack of Delaware, Inc.	PA	USDC	Christina Fradelos	11/9/05	050302280
Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.	DE	sos	Lombard US Equipment Finance Corporation	3/11/03	30585896
			Amendment - Secured Party name to RBS Lombard, Inc.	9/20/04	42630814
			Amendment - add collateral	9/23/04	42680231
			Amendment - add collateral	10/20/04	42951129
			Amendment - Secured Party to RBS Asset Finance, Inc.	2/15/08	80565760
			Continuation	2/20/08	80607752
Pep Boys- Manny, Moe & Jack of Puerto Rico, Inc.	DE	sos	GE Capital Consumer Card Co.	1/10/05	50096876
Pep Boys- Manny, Moe & Jack of Puerto Rico, Inc.	DE	sos	RBS Asset Finance, Inc.	7/5/05	52048297
Pep Boys- Manny, Moe & Jack of Puerto Rico, Inc.	DE	sos	PNC Bank, National Association	4/3/08	81181492
The Pep Boys- Manny, Moe & Jack	PA	sos	GE Capital Consumer Card Co.	1/20/00	31200522
			Continuation	12/17/04	2004123003117

The Pep Boys- Manny, Moe & Jack	PA	sos	Dell Financial Services LP	10/6/00	33151170
			Continuation	9/19/05	2005091906859
The Pep Boys - Manny, Moe & Jack	PA	sos	Crown Credit Company	3/23/04	20040294606

The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	5/4/04	20040471878
The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	5/7/04	20040487866

Pep Boys

Existing Liens

The Pe(J Boys - Manny, Moe & Jack	PA	sos	IBM Credit LLC	5/18/04	20040534455
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	6/24/04	20040650708
The Pep Boys - Manny, Moe & Jack	PA	sos	IBM Credit LLC	7/9/04	20040710305
The Pep Boys - Manny, Moe & Jack	PA	sos	AT&T Corporation	8/17/04	20040860055
The Pep Boys - Manny, Moe & Jack	PA	sos	Crown Credit Company.	9/7/04	20040923315
The Pep Boys - Manny, Moe & Jack	PA	sos	American Color Graphics, Inc.	10/5/04	20041047507
The Pep Boys- Manny, Moe & Jack	PA	sos	Crown Credit Company	3/21/05	2005032102981
The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	6/29/05	2005062900838
The Pep Boys- Manny, Moe & Jack	PA	sos	RBS Asset Finance, Inc.	7/5/05	2005070601771
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/18/05	2005071901348
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/18/05	2005071901437
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/18/05	2005071901475
The Pep Boys- Manny, Moe & Jack	PA	sos	Dell Financial Services LP	9/19/05	2005091906847
The Pep Boys - Manny, Moe & Jack	PA	sos	IBM Credit LLC	4/4/06	2006040402650
The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	5/17/06	2006051701417
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/21/06	2006072101939
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/24/06	2006072400490
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/26/06	2006072601838
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/26/06	2006072601840
The Pep Boys - Manny, Moe & Jack	PA	sos	IBM Credit LLC	10/2/06	2006100203928
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	10/27/06	2006102700417
The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	11/28/06	2006112804445
The Pep Boys - Manny, Moe & Jack	PA	sos	IBM Credit LLC	12/6/06	2006120603665
The Pep Boys- Manny, Moe & Jack	PA	sos	IBM Credit LLC	1/19/07	2007011906489
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	2/21/07	2007022100395
The Pep Boys - Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	3/29/07	2007032902323
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	3/29/07	2007032902347
The Pep Boys - Manny, Moe & Jack	PA	sos	Ervin Leasing Company	10/9/07	2007100903998
The Pep Boys- Manny, Moe & Jack	PA	sos	Ervin Leasing Company	10/9/07	2007100905168
The Pep Boys - Manny, Moe & Jack	PA	sos	Ervin Leasing Company	10/9/07	2007100905194
The Pep Boys - Manny, Moe & Jack	PA	sos	Noreast Capital Corporation	12/27/07	2007122704435
The Pep Boys- Manny, Moe & Jack	PA	sos	Noreast Capital Corporation	1/22/08	2008012201945
The Pep Boys- Manny, Moe & Jack	PA	sos	PNC Bank, National Association	4/3/08	2008040401450
The Pep Boys- Manny, Moe & Jack	PA	sos	NCR Corporation	4/14/08	2008041402112
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/28/08	2008072806468
The Pep Boys- Manny, Moe & Jack	PA	sos	Raymond Leasing Corporation	7/28/08	2008072806482
The Pep Boys- Manny, Moe & Jack	PA	sos	Noreast Capital Corporation	9/4/08	2008090406789
The Pep Boys- Manny, Moe & Jack	PA	Philadelphia County	Louis Hicks	6/30/04	021203509
The Pep Boys- Manny, Moe & Jack	PA	Philadelphia County	Gary Bubis	4/12/05	040303784

Pep Boys

Existing Liens

DEBTOR	STATE	FILING OFFICE	SECURED CREDITIOR	FILING DATE	FILING NUMBER
The Pep Boys- Manny, Moe & Jack	PA	Philadelphia County	Bahiyaldin Shadid	3/26/08	070602425
The Pep Boys- Manny, Moe & Jack	PA	Philadelphia County	Matthew Peterson	12/3/08	070503901
The Pep Boys Manny Moe & Jack of California	CA	sos	Lombard US Equipment Finance Corporation	3/11/03	0307160423
			Amendment - Secured Party name to RBS Lombard, Inc.	9/20/04	0410053196
			Amendment - add collateral	9/23/04	0410058606
			Amendment - add collateral	10/20/04	0470025728
			Amendment - Secured Party to RBS Asset Finance, Inc.	2/15/08	0871473653
			Continuation	2/20/08	0871476850
The Pep Boys Manny Moe & Jack of California	CA	sos	GE Ca ital Consumer Card Co.	1/10/05	057011604983
The Pep Boys Manny Moe & Jack of California	CA	sos	RBS Asset Finance, Inc.	7/5/05	057033190937

The Pep Boys Manny Moe & Jack of California	CA	sos	PNC Bank, National Association	4/3/08	087153062628

Schedule 7.02

Existing Investments

None

Schedule 7.03

Existing Indebtedness

Attatched

Existing Indebtedness

						TOTAL
MATURITY		INTEREST	INTEREST	CURRENT	LONG TERM	BALANCE @
DATE	DESCRIPTION	PAYMENT	RATE@	PORTION	PORTION	11/1/2008

09/07/09	Chemfree (capital lease)		7.520%	226,860	—	226,860
06/30/08	IBM Reflexis (Dell Computers)(capitallease)		2.300%	26,588	—	26,588

12/01/22	Store 823 (capital lease)			244,685	4,330,423	4,575,108
10/27/13	$320M Senior Secured Term Loan	Quarterly	7.080%	1,562,132	151,149,275	152,711,407
12/15/14	$200M Senior Subordinated Notes	June 15, Dec 15	7.500%	0	174,535,000	174,535,000

	JP Morgan Trade Payable Liability			38,316,000			Maximum $40m

	Morgan Stanley Interest Rate Swap			7,953,436			Mark to Market

	PNC Card			4,842,144			Maximum $7.5m

Schedule 10.02

Administrative Agent’s  Office, Certain Addresses for Notices

Administrative Agent, Collateral  Agent,

Swing Line Lender  & any L/C Issuer:

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention: David Vega, Managing Director, Retail Finance Group

Facsimile: 617-434-4131

Telephone: 617-434-8735

E-Mail: david.r.vega@ bankofamerica.com

with a copy to:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attention: David S. Berman, Esq.

Facsimile: (617) 692-3550

Telephone: (617) 880- 3550

E-mail: dberman@riemerlaw.com

Lead Borrower  and the Other Loan Parties:

The Pep Boys- Manny, Moe & Jack

3111 W. Allegheny Avenue

Philadelphia, PA 19132

Attention:  Bernard K. McElroy, VP- Finance & Treasurer

Facsimile:  (215) 430-9531

Phone:  (215) 430-9203

E-mail: bemie_mcelroy@pepboys.com

with a copy to:

Brian Zuckerman, VP- General Counsel & Secretary

The Pep Boys- Manny, Moe & Jack

Facsimile: (215) 430-4640

Telephone: (215) 430-9169

E-Mail: brian_zuckerman @pepboys.com

Lead Borrower’s  Website: www.pepboys.com